Registration No. 333-

As filed with the Securities and Exchange Commission on March 10, 2003

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOLKSWAGEN PUBLIC AUTO LOAN SECURITIZATION, LLC

as Seller to the Issuers described herein
(Exact name of registrant as specified in its charter)

Delaware	6189	83-0349353
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3800 Hamlin Road

Auburn Hills, Michigan 48326
(248) 754-5000
(Address, including zip code, and telephone number,
including area code, of the principal executive offices of
Volkswagen Public Auto Loan Securitization, LLC)

Allen Strang, Esq.

VW Credit, Inc.
3800 Hamlin Road
Auburn Hills, Michigan 48326
(248) 754-5396
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:

Stuart M. Litwin, Esq.
Mayer, Brown, Rowe & Maw
190 South LaSalle Street
Chicago, Illinois 60603
(312) 782-0600

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

      If this Form is to be a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the registration statement of the earlier effective registration statement for the same offering: ☐

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Proposed Title of Each Class of	Amount to	Offering	Aggregate	Amount of
Securities to be Registered	Be Registered	Price Per Unit (1)	Offering Price (1)	Registration Fee (1)

Asset-Backed Notes and Certificates	$1,000,000	100%	$1,000,000	$80.90

(1) Estimated solely for the purpose of calculating the registration fee.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY STATEMENT

      This Registration Statement contains:

•	a Prospectus relating to the offering of a series of Asset-Backed Notes and/or Asset-Backed Certificates by various trusts and/or limited liability companies created from time to time by the Registrant; and

•	two forms of Applicable Prospectus Supplement relating to offerings of particular series of Asset-Backed Notes and Asset-Backed Certificates (such form of Applicable Prospectus Supplement is identified on the outside front cover page thereof as “Form 1”) or Asset-Backed Certificates (such form of Applicable Prospectus Supplement is identified on the outside front cover page thereof as “Form 2” and, together with Form 1, the “Applicable Prospectus Supplement Form”) described therein. Each Applicable Prospectus Supplement Form relates only to the securities described therein.

The information in this prospectus is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the laws in that state do not permit the seller to offer or sell these notes.

FORM 1

Subject to Completion, Dated                       , 200
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 10, 2003)

$[                                                 ]

Volkswagen Auto Loan Enhanced [Trust][LLC] 200              -

Issuer

Volkswagen Public Auto Loan Securitization, LLC

Seller

VW Credit, Inc.

Servicer

    You should carefully read the “risk factors”, beginning on page S-7 of this prospectus supplement and page 1 of the prospectus. The notes are asset backed securities. The notes will be the sole obligation of the issuer and will not be obligations of or guaranteed by VW Credit, Inc., Volkswagen Public Auto Loan Securitization, LLC or any of their affiliates. No one may use this prospectus supplement to offer and sell these securities unless it is accompanied by the prospectus.

The following notes are being offered by this prospectus supplement:

Final Scheduled
	Principal Amount	Interest Rate		Payment Date

Class A-1 Notes			%
Class A-2 Notes			%
Class A-3 Notes		LIBOR+	%
Class A-4 Notes			%
Class B Notes			%
Total

		Underwriting	Proceeds to the
	Price to Public	Discount	Seller

Per Class A-1 Note
Per Class A-2 Note
Per Class A-3 Note
Per Class A-4 Note
Per Class B Note
Total

•	The notes are payable solely from the assets of the issuer, which consist primarily of retail motor vehicle installment sale contracts and/or installment loans that are secured by new and used automobiles and light-duty trucks.

•	The issuer will pay interest and principal on the notes on the [ ] day of each month, or, if the [ ] is not a business day, the next business day, starting on , 200 .

•	The issuer will generally pay principal on the notes sequentially to the earliest maturing class or classes of notes then outstanding until paid in full, except in certain circumstances where principal payments will be made ratably.

•	Credit enhancement will consist of overcollateralization and a reserve account with an initial deposit of $ .

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriters]

The date of this prospectus supplement is                   , 200    .

S-i

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      This prospectus supplement and the attached prospectus provide information about the issuer and the notes offered by this prospectus supplement and the accompanying prospectus.

      We tell you about the notes in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

•	this prospectus supplement, which describes the specific terms of your notes.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate on any date other than the dates stated on their respective covers.

      We have started with several introductory sections in this prospectus supplement describing the notes and the issuer in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms— provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuer; and

•	Risk Factors— describes briefly some of the risks to investors in the notes.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find additional related information. You can find page numbers on which these captions are located under the Table of Contents in this prospectus supplement and the Table of Contents included in the accompanying prospectus. You can also find a listing of the pages where the principal terms are defined under “Index” beginning on page S-                    of this prospectus supplement and page                     of the accompanying prospectus.

      If the description of the terms of your notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

      THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY (“AUTHORISED PERSONS”) UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”) OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49 OF THAT ORDER OR, IF DISTRIBUTED IN THE UNITED KINGDOM BY AUTHORISED PERSONS, ONLY TO PERSONS QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 14 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000

S-ii

(PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (“CIS ORDER”) OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 22 OF THE CIS ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

      NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

      NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

S-iii

SUMMARY OF TERMS

      This summary highlights selected information from this prospectus supplement and the accompanying prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering.

THE PARTIES

Issuer/[Trust][LLC]

Volkswagen Auto Loan Enhanced [Trust][LLC] 200                    -                    , a Delaware [statutory trust][limited liability company], will issue the notes. The principal assets of the “issuer” will be a pool of motor vehicle retail installment sales contracts and/or installment loans.

Seller

Volkswagen Public Auto Loan Securitization, LLC, a Delaware limited liability company, a wholly-owned special purpose subsidiary of VW Credit is the “seller”. The seller will sell the receivables to the issuer.

You may contact the seller by mail at 3800 Hamlin Road, Auburn Hills, Michigan 48326, or by calling                     .

Servicer

VW Credit, Inc., a Delaware corporation, known as “VW Credit” or the “servicer”, will service the receivables held by the issuer.

Originator

VW Credit either originated the receivables or acquired them from affiliates. VW Credit will sell the receivables to the seller. We refer to VW Credit and such affiliates collectively as the “originator”. Originations from affiliates of VW Credit are expected to be approximately [                    ]% of the initial pool balance. (We use the term “pool balance” to mean, at any time, the aggregate principal balance of the receivables at that time).

Administrator

VW Credit will act as “administrator” of the issuer.

Trustees

                    , a                     banking corporation, will be the “indenture trustee”.

[                    , a Delaware banking corporation, will be the “owner trustee”.]

Swap Counterparty

[                    ] will be the “swap counterparty”.

THE OFFERED NOTES

The issuer will issue the following notes:

Principal
Class	Balance	Interest Rate

Class A-1 Notes	$	%
Class A-2 Notes	$	%
Class A-3 Notes	$	LIBOR + %
Class A-4 Notes	$	%
Class B Notes	$	%

      The issuer will also issue one “equity certificate” (which represents the residual interest in the issuer and is not offered hereby).

      The notes are issuable in an initial denomination of $[1,000] and integral multiples of $1,000 in excess thereof.

      The issuer expects to issue the notes on or about                     , 200       , which we refer to as the “closing date”.

PRINCIPAL AND INTEREST

      The issuer will pay interest on the notes monthly, on the                     day of each month (or on the next business day), which we refer to as the “payment date”. The first payment date is                     , 200                    . On each payment date, payments on the notes will be made to holders of record as of the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date”.

Interest Payments:

•	Interest on the notes will accrue from and including the closing date.

•	Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

•	The issuer will enter into an interest rate swap with a swap counterparty with respect to the Class A-3 notes.

•	The issuer will pay interest on the Class A-1 notes, and the Class A-3 notes on the basis of the actual number of days elapsed during the period for which interest is payable and a 360-day year.

•	The issuer will pay interest on the Class A-2 notes, Class A-3 notes, Class A-4 notes and Class B notes on the basis of a 360-day year consisting of twelve 30-day months.

•	Interest payments on all classes of Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments on the Class A notes.

Principal Payments:

•	The issuer will pay principal on the notes monthly on each payment date based on the amount of collections and defaults on the receivables during the prior collection period.

•	On each payment date, except as described below, the amount available for the payment of principal on the notes will be applied:

(1)	to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	to the Class A-2 notes, until the Class A-2 notes are paid in full;

(3)	to the Class A-3 notes, until the Class A-3 notes are paid in full;

(4)	to the Class A-4 notes, until the Class A-4 notes are paid in full; and

(5)	to the Class B notes, until the Class B notes are paid in full.

•	On each payment date after an event of default under the indenture occurs and the notes are accelerated, until the time when all events of default have been cured or waived as provided in the indenture, principal payments on each class of notes will be made first to holders of the Class A-1 notes until the Class A-1 notes are paid in full, then ratably to the holders of all other classes of Class A notes, based on the outstanding principal balance of each remaining class of Class A notes. After principal on all of the Class A notes is paid in full, principal payments will be made to holders of the Class B notes.

Early Redemption of the Notes

The servicer will have the right at its option to exercise a “clean-up call” and to purchase the receivables from the issuer after the then-outstanding pool balance of the receivables is less than or equal to 10% of the initial pool balance [plus the initial pre-funding deposit amount]. If the servicer purchases the receivables, the outstanding notes, if any, will be redeemed at a price equal to their remaining principal balance, plus accrued and unpaid interest on the notes at the applicable interest rates. It is expected that at the time this option becomes available to the servicer only the [Class A-4 notes and the Class B notes] will be outstanding.

ISSUER PROPERTY

The primary assets of the issuer will be a pool of retail motor vehicle installment sales contracts and/or installment loans secured by a combination of new and used automobiles and light duty trucks. We refer to these contracts and loans as “receivables” or “motor vehicle receivables”, to the pool of those receivables as the “receivable pool” and to the persons who financed their purchases with these contracts and loans as “obligors”.

      The receivables identified on the schedule of receivables delivered by VW Credit on the closing date and on any funding date, will be transferred to the seller by VW Credit and then transferred by the seller to the issuer. The issuer will grant a security interest in the receivables and the other issuer property to the indenture trustee on behalf of the noteholders.

      The “issuer property” will also include the following:

•	the receivables, including collections on the receivables after the applicable cut-off date (the cut-off date for the receivables sold to the issuer on the closing date is , 200 , which we refer to as the “initial cut-off date”, which is the close of business [four] business days prior to the closing date[, and the cut-off date for the receivables sold to the issuer in a funding date, the “subsequent cut-off date”, is the close of business [two] days prior to each related funding date]);

•	security interests in the vehicles financed by the receivables, which we refer to as the “financed vehicles”;

•	any other property securing the receivables;

•	all recourse rights against the dealer which originated the receivables;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the financed vehicles;

•	rights under the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement;

•	amounts on deposit in the accounts owned by the issuer and eligible investments of those accounts;

•	rights under the sale and servicing agreement, the sale agreements and the purchase agreement; and

•	the proceeds of any and all of the above.

      The initial aggregate receivables balance as of the initial cut-off date is expected to be approximately $                    . As of                     , 200 , which we refer to as the “statistical cut-off date”, there were                     receivables in the receivables pool, which had an aggregate receivables balance of $                    , a weighted average contract rate of           %, a weighted average original maturity of                     months, and a weighted average remaining maturity of                      months.

[SUBSEQUENT RECEIVABLES]

      [On the closing date, $                    of the proceeds from the sale of the notes by the issuer will be deposited in an account which we refer to as the “pre-funding account”. During the funding period, the issuer will use the funds on deposit in the pre-funding account to acquire additional receivables from the seller (once acquired, these receivables are referred to as “subsequent receivables”) on each date (no more than once a week) which we refer to as a “funding date”.]

      [The “funding period” will begin on the closing date and will end on the earliest to occur of:

•	three full calendar months following the closing date;

•	the date the amount in the pre-funding account is $10,000 or less; or

•	the occurrence of an event of default under the indenture.

      On the first payment date following the termination of the funding period, the indenture trustee will withdraw any funds remaining on deposit in the pre-funding account and distribute them to the noteholders.]

      [See “The Notes— Pre-Funding Account” in this prospectus supplement.]

CREDIT ENHANCEMENT

      The credit enhancement provides protection for the Class A notes and the Class B notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization or excess interest on the receivables, from amounts on deposit in the reserve account and, in the case of the Class A notes, by subordination of certain payments to the holders of Class B notes.

      The credit enhancement for the notes will be as follows:

Class A notes	Subordination of the Class B notes, the reserve account, excess interest on the receivables and overcollateralization.

Class B notes	The reserve account, excess interest on the receivables and overcollateralization.

Subordination of Payments on the Class B Notes

      As long as the Class A notes remain outstanding, payments of interest on the Class B notes will be subordinated to payments of interest on the Class A notes and certain other payments, and payments of principal on the Class B notes will be subordinated to all payments of principal and interest on the Class A notes and certain other payments. If an event of default has occurred and is continuing under the indenture, all payments on the Class B notes will be subordinated to all payments on the Class A notes until the Class A notes are paid in full.

      See “The Notes— Payments of Interest” and “—Payments of Principal” in this prospectus supplement.

Reserve Account

      On the closing date, the seller will deposit $[                    ] (          % of the initial pool balance) in cash or eligible investments into the reserve account. Collections on the receivables, to the extent available for this purpose, will be added to the reserve account on each payment date.

      On each payment date, the issuer will withdraw cash from the reserve account to cover any shortfalls in interest and principal required to be paid on the notes on that payment date.

      On any payment date, if the amount in the reserve account exceeds the specified reserve account balance, the issuer will pay the excess to the seller. The “specified reserve account balance” is generally $                    , which is approximately [          ]% of the sum of the aggregate outstanding principal balance of the receivables as of the initial cut-off date and of all subsequent receivables as of their respective subsequent cut-off dates.

Excess Interest

      Because more interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, any net swap payments and interest on the notes each month, there is expected to be “excess interest”. This excess interest provides credit enhancement for the notes.

Overcollateralization

      The overcollateralization amount represents the amount by which the pool balance exceeds the outstanding principal balance of the notes. As of the closing date, the initial pool balance [and the amount on deposit in the pre-funding account] will exceed the initial principal balance of the notes by approximately           % of the initial pool balance.

Interest Rate Swap

      The issuer will enter into a transaction under an interest rate swap agreement with the swap counterparty with respect to the floating rate notes, which are the Class A-3 notes. The interest rate swap may provide the issuer with an additional source of funds to make payments on the notes.

      Under the interest rate swap agreement, on each payment date the issuer generally will be obligated to pay the swap counterparty a fixed interest rate payment and the swap counterparty generally will be obligated to pay the issuer a floating interest rate payment. For each transaction under the interest rate swap, (1) the floating interest rate payment will be based on LIBOR plus the applicable spread for the Class A-3 notes and (2) the notional amount will equal the aggregate outstanding principal balance from time to time of the Class A-3 notes.

      Payments on the interest rate swap agreement will be exchanged on a net basis. The obligations of the issuer under the interest rate swap agreement are secured by the property of the issuer under the indenture. Net swap payments owed by the issuer to the swap counterparty [(other than swap termination payments)] rank higher in priority than all payments on the notes.

      The interest rate swap agreement may be terminated upon an event of default or other termination event specified in the interest rate swap agreement. If the interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuer out of available funds. Any swap termination payment is subordinated to payments of [principal and] interest on the notes.

      [If the swap counterparty’s credit rating ceases to be rated at the levels required to maintain the then-current ratings assigned to the notes by the rating agencies, the issuer will be entitled to terminate the interest rate swap agreement unless the swap counterparty: (1) posts collateral to secure its obligations under the interest rate swap agreement, (2) assigns the interest rate swap agreement to an eligible substitute swap counterparty, (3) obtains a guaranty by an institution with the requisite ratings or (4) establishes other arrangements satisfactory, in each case, to maintain the ratings assigned to the notes.]

      For a more detailed description of the interest rate swap agreement and the swap counterparty, see “Description of the Interest Rate Swap Agreement” and “The Swap Counterparty” in this prospectus supplement.

PAYMENT WATERFALL

      On each payment date, the indenture trustee will make the following payments and deposits from available funds in the collection account in the following amounts and order of priority:

•	to the servicer, the servicing fee;

•	to the swap counterparty, the net swap payments (other than swap termination payments);

•	interest on the Class A notes;

•	interest on the Class B notes;

•	principal on the notes;

•	to the swap counterparty, any net swap termination payments;

•	to the reserve account, until the amount of funds in the reserve account is equal to the specified reserve account balance; and

•	any remaining funds will be distributed to the holder of the equity certificate.

      For more detailed information concerning the payment waterfall, you should refer to “Description of the Transfer and Servicing Agreements and the Indenture— Priority of Payments.”

Tax Status

      Mayer, Brown, Rowe & Maw, special federal tax counsel to the seller, is of the opinion that (i) for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation and (ii) the notes will be characterized as indebtedness for United States federal income tax purposes.

      Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

      See “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

      The [Class A notes and Class B notes] may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

      See “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus.

Money Market Investment

      The Class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. If you are a money market fund contemplating a purchase of Class A-1 notes, you should consult your counsel before making a purchase.

Ratings

      On the closing date, each class of notes will receive the following ratings from [Fitch, Inc., Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.]:

Standard
Class	& Poor’s	Moody’s	Fitch

A-1	A-1+	Prime-1	F1+
A-2	AAA	Aaa	AAA
A-3	AAA	Aaa	AAA
A-4	AAA	Aaa	AAA
B	A	A2	A

There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.

RISK FACTORS

      An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors in addition to the risk factors on page [3] of the accompanying prospectus.

The return on your notes may be reduced due to varying economic circumstances.	A deterioration in economic conditions could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies and losses on the receivables.

Features of the receivables pool may result in losses.	There are a number of features of the receivables in the pool that create additional risk of loss, including the following:

• The concentration of the receivables in specific geographic areas may increase the risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loss and repossession experience of the issuer with respect to the receivables. As of the statistical cut-off date, the billing addresses of the obligors with respect to the principal amount of the receivables were located in [ ]. No other state, by billing addresses, constituted more than [10]% of the pool balance as of the statistical cut-off date. Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the notes than if the concentration did not exist.

• Newly originated loans may be more likely to default, which may cause losses. Defaults on motor vehicle receivables tend to occur at higher rates during the early years of the contract or loan. Substantially all of the contracts and loans will have been originated within 12 months prior to the sale to the issuer. As a result, the issuer may experience higher rates of default on the receivables than if the contracts or loans had been outstanding for a longer period of time.

Your yield to maturity may be reduced by prepayments.	The pre-tax yield to maturity is uncertain and will depend on a number of factors including the following:

• The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depends on the amount and times at which obligors make principal payments on the receivables. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from prepayments or defaults of the receivables.

• You may be unable to reinvest distributions in comparable investments. Asset backed securities, like the notes, usually produce a faster return of principal to investors if market interest rates fall below the interest rates on the receivables and produce a slower return of principal when market interest rates are above the interest rates on the receivables. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a lower yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

• An early redemption will shorten the life of your investment which may reduce your yield to maturity. If the receivables are sold upon exercise of a “clean-up call” redemption by the issuer (at the direction of the servicer, as long as VW Credit is acting as the servicer), you will receive the remaining principal amount of your notes plus accrued interest through the related interest period. Because your notes will no longer be outstanding, you will not receive the additional interest payments that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised.

[You may experience reduced returns on your notes resulting from distribution of amounts in the pre-funding account.	The issuer has access to a pre-funding account. On one or more occasions following the closing date the issuer may purchase receivables from the seller, which, in turn, will acquire these receivables from VW Credit, with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal any amounts remaining in the pre-funding account that have not been used to purchase receivables by the end of the funding period. This prepayment of principal could have the effect of shortening the weighted average life of your notes. The inability of the seller to obtain receivables meeting the requirements for sale to the issuer will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on your notes.]

Used vehicles included in the receivables pool may incur higher losses than new vehicles.	Some or all of the receivables will be secured by financed vehicles that are used. Because the value of a used vehicle is more difficult to determine, a greater loss may be incurred if a used vehicle must be repossessed and sold. See “The Receivables Pool— Composition of the Pool” in this prospectus supplement.

If VW Credit is no longer servicer, you may experience delays in payment or losses on your notes.	If VW Credit is removed as servicer or is no longer able to act as the servicer, there may be losses or delays in processing payments or losses on the receivables due to a disruption in servicing during a transfer to a successor servicer, or because the successor servicer is not as experienced in servicing as VW Credit. This may cause you to experience delays in payments or losses on your notes. See “Description of the Purchase Agreement, the Sale and Servicing Agreement and the Indenture— Removal or Replacement of the Servicer.”

The notes may not be a suitable investment for you.	The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

This prospectus supplement provides information regarding only a portion of the receivables, and subsequent receivables added to the receivables pool could have different characteristics.	This prospectus supplement describes only the characteristics of the receivables as of the statistical cut-off date. The initial receivables, and any subsequent receivables transferred to the issuer during the funding period, will have characteristics that differ somewhat from the characteristics of the receivables as of the statistical cut-off date described in this prospectus supplement. We do not expect the characteristics of the initial receivables or the subsequent receivables to differ materially from the receivables as of the statistical cut-off date, and each initial receivable and subsequent receivable must satisfy the eligibility criteria specified in the sale and servicing agreement. You should also be aware that the initial receivables and the subsequent receivables may have been originated using credit criteria different from the criteria applied to the receivables disclosed in this prospectus supplement and may be of a different credit quality and seasoning. If you purchase a note, you must not assume that the characteristics of the receivables pool will be identical to the characteristics of the receivables as of the statistical cut-off date disclosed in this prospectus supplement.

Repurchase obligations are limited.	The issuer will be obligated to remove from the issuer property, the seller will be obligated to repurchase from the issuer and VW Credit will be obligated to repurchase from the seller, any receivable if there is a breach of the representations or warranties with respect to the receivable (and such breach is not cured) which materially and adversely affects the receivable. The issuer, the seller and VW Credit will represent that each receivable is secured by a financed vehicle and that each receivable meets the underwriting guidelines for similar receivables. The issuer, the seller and VW Credit will make warranties with respect to the perfection and priority of the security interests in the financed vehicles other than any statutory lien arising on or after the closing date or funding date, as the case may be, which may have priority even over perfected security interests in the financed vehicles. While the issuer, the seller and VW Credit are obligated to remove or repurchase any receivable if there is a breach of any of their respective representations and warranties relating thereto which materially and adversely affects that receivable, there can be no assurance given that any entity will financially be in a position to fund its repurchase obligation.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes.	It is a condition of issuance that (1) the Class A-1 notes be rated in the highest short-term rating category by [Moody’s, Standard & Poor’s and Fitch] (2) the Class A-2 notes, the Class A-3 notes and the Class A-4 notes be rated in the highest long-term rating category by [Moody’s, Standard & Poor’s and Fitch] and (3) the Class B notes be rated in the third highest long-term rating category by [Moody’s, Standard & Poor’s and Fitch].

A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by [Moody’s, Standard & Poor’s and Fitch] of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. The ratings do not consider to what extent the notes will be subject to prepayment.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of the notes until each class of notes with a later final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

The failure to make interest and principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an event of default under the indenture.	The amount of interest and principal required to be paid to investors prior to the applicable final scheduled payment date for any class of notes generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an event of default under the indenture until the applicable final scheduled payment date.

You may experience a loss on your notes as a result of payments due to or from the swap counterparty under the interest rate swap agreement.	The issuer will enter into an interest rate swap agreement because the receivables owned by the issuer bear interest at fixed rates while the Class A-3 notes will bear interest at a floating rate based on LIBOR. The issuer will use payments made by the swap counterparty as an additional source of funds to make payments on each payment date in accordance with the payment waterfall.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuer, the issuer will be more dependent on receiving payments from the swap counterparty in order to make payments on the notes in accordance with the payment waterfall. If the swap counterparty fails to pay the net amount due, collections on the receivables, together with funds on deposit in the reserve account, may be insufficient to make payments of interest and principal on your notes on any payment date. Consequently, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swap agreement generally may not be terminated except upon failure of either the swap counterparty or the issuer to make payments when due, insolvency of the swap counterparty or the issuer, illegality or the failure of the swap counterparty to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination and the prevailing LIBOR rate at the time of termination, a termination payment may be due to the issuer or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty fails to make a termination payment owed to the issuer under the interest rate swap agreement, the issuer may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on each of the Class A-3 notes supported by the interest rate swap agreement exceeds the fixed rate the issuer would have been required to pay the swap counterparty under the interest rate swap agreement.

If the interest rate swap agreement is terminated and no replacement is entered into, and collections on the receivables and amounts on deposit in the reserve account are insufficient to make all payments on any payment date in accordance with the payment waterfall, you may experience delays and/or reductions in the interest and principal payments on your notes.

[The issuance of notes with an aggregate principal balance in excess of the pool balance of the receivables creates a risk that prepayments could adversely affect the ability of the issuer to repay your notes.	To the extent that you must rely on excess interest to repay a portion of the principal balance on your notes, you could be adversely affected by prepayments on the receivables (particularly receivables with high interest rates), because such prepayments would diminish the amount of excess interest that would subsequently be available to pay that principal. In addition, payments on the notes may be more sensitive to increased rates of default on the receivables than would be the case were the aggregate outstanding principal balance of the notes not issued in an amount in excess of the aggregate outstanding principal balance of the receivables. Furthermore, if an event of default under the indenture occurs and the receivables are liquidated at a time when the aggregate outstanding principal balance of the notes exceeds the aggregate pool balance of the receivables, you may suffer a loss unless the receivables are liquidated at a premium at least equal to the amount of such excess.]

Amounts in the reserve account may not be liquid.	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next payment date if each rating agency confirms that doing so will not affect its ratings on the securities. These investments will not be sold to cover any shortfalls that occur on a payment date. This could delay payments to you because these funds would not be available on a particular payment date.

You may suffer losses due to receivables with low contract rates.	The receivables include receivables that have contract rates that are less than the interest rates on your securities. Interest paid on the higher contract rate receivables compensates for the lower contract rate receivables to the extent such interest is paid by the issuer as principal on your securities and additional overcollateralization is created. Excessive prepayments on the higher contract rate receivables may adversely impact your securities by reducing the interest payments available.

Class B notes are subject to greater credit risk because of subordination.	The Class B notes bear greater risk than the Class A notes because payments of interest and principal on the Class B notes are subordinated, to the extent described below, to payments of interest and principal on the Class A notes and to net swap payments [(other than swap termination payments)] due to the swap counterparty.

Interest payments on the Class B notes on each payment date will be subordinated to servicing fees due to the servicer, net swap payments, (other than swap termination payments) and interest payments on the Class A notes.

Principal payments on the Class B notes will be fully subordinated to principal payments on the Class A notes and to payments (other than swap termination payments) due to the swap counterparty. No principal will be paid on the Class B notes until the Class A notes and payments (other than swap termination payments) due to the swap counterparty have been paid in full.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an event of default under the indenture.	An event of default under the indenture may result in payments on your notes being accelerated and the interest rate swaps being terminated. As a result:
• you may suffer losses on your securities if the assets of the issuer are insufficient to pay the amounts owed on your securities [and the payments (excluding swap termination payments) due to the swap counterparty];

• payments on your securities may be delayed until more senior classes of securities are repaid [and amounts (excluding swap termination payments) due to the swap counterparty are paid]; and

• your securities may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

There may be a conflict of interest between the Class A noteholders and the Class B noteholders.	The interests of holders of the Class B notes may conflict with the interests of holders of the Class A notes. For any matters which require the approval of noteholders, all of the noteholders vote together as a single class. The holders of Class B notes will not have sufficient voting strength to outvote the holders of the Class A notes on most matters. In addition, in certain cases after an event of default under the indenture and the acceleration of the notes, the indenture trustee may sell the receivables without the consent of the Class B noteholders where the proceeds from the sale of the receivables will be insufficient to fully pay all unpaid interest and principal on the Class B notes.

Furthermore, if an event of default under the indenture were to occur, the holders of a majority of the outstanding principal balance of the notes may elect to waive any event of default. The holders of the Class B notes would not have sufficient voting power to veto such a waiver if sufficient holders of Class A notes were to approve such a waiver, even if the waiver would be more likely to adversely affect the interests of the holders of the Class B notes than the holders of the Class A notes.

USE OF PROCEEDS

      The seller will use the proceeds from the issuance of the notes to:

•	purchase the receivables from VW Credit, Inc. (which we sometimes refer to as “VW Credit”);

•	[deposit the pre-funded amount equal to $[ ] into the pre-funding account]; and

•	make the initial deposit into the reserve account.

      The seller or its affiliates may use all or a portion of the net proceeds of the offering of the notes to pay their respective debts, including “warehouse” debt served by the receivables prior to their transfer to the issuer, and for general purposes. Any “warehouse” debt may be owed to the indenture trustee or to one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator and/or provide liquidity lines, so a portion of the proceeds that is used to pay “warehouse” debt may be paid to the underwriters, the indenture trustee or their respective affiliates.

THE ISSUER

Limited Purpose and Limited Assets

      Volkswagen Auto Loan Enhanced [Trust][LLC] 200                    -                    is a [statutory trust][limited liability company] formed                     , 200          under the laws of the State of Delaware by the seller for the purpose of issuing the notes. The issuer will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuer.

      The issuer will engage in only the following activities:

•	acquiring, holding and managing the receivables and other assets of the issuer;

•	issuing the notes and the equity certificate in the issuer;

•	making payments on the notes and the equity certificate;

•	entering into and performing its obligations under the interest rate swap agreement and the transaction documents; and

•	taking any action necessary, suitable or convenient to fulfill the role of the issuer in connection with the foregoing activities.

      The issuer’s principal offices are                     , in care of                     , [as owner trustee], at the address listed in [“ — The Owner Trustee”] below.

Capitalization of the Issuer

      The following table illustrates the capitalization of the issuer as of the initial cut-off date, as if the issuance of the notes and the equity certificate had taken place on that date:

Class A-1 Asset Backed Notes	$
Class A-2 Asset Backed Notes	$
Class A-3 Asset Backed Notes	$
Class A-4 Asset Backed Notes	$
Class B Asset Backed Notes	$
Overcollateralization	$

Total	$

[The Owner Trustee

                          is the “owner trustee” of the issuer under the trust agreement.                     is a Delaware banking corporation and its principal offices are located at                     . The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.]

The Indenture Trustee

                          , is the “indenture trustee” under the indenture for the benefit of the noteholders and the swap counterparty. You may contact the indenture trustee at                     , or by calling                     . The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial banking relations with the indenture trustee and its affiliates.

The Issuer Property

      The notes will be collateralized by the issuer property. The primary assets of the issuer will be the receivables, which are amounts owed by individuals under motor vehicle loans to purchase motor vehicles.

      The issuer property will consist of all the right, title and interest of the issuer in and to:

•	the receivables acquired by the issuer from the seller on the closing date [and on each funding date];

•	the security interests in the financed vehicles;

•	any proceeds from (1) claims on any theft and physical damage, insurance policy maintained by an obligor providing coverage against loss or damage to or theft of the related financed vehicle, (2) claims on any credit life or credit disability insurance maintained by an obligor in connection with any receivable, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or (3) refunds in connection with extended service agreements relating to Receivables which became Defaulted Receivables after the [applicable] cut-off date;

•	any other property securing the receivables;

•	all recourse rights against the dealer which originated the receivables;

•	the rights of the issuer to funds on deposit in the reserve account, the collection account and the note distribution account and any other account established pursuant to the indenture or sale and servicing agreement and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings on amounts on deposit);

•	rights under the sale and servicing agreement, the purchase agreement, the limited guaranty and each sale agreement between an originator and VW Credit;

•	the interest rate swap agreement and payments made by the swap counterparty under the interest rate swap agreement; and

•	the proceeds of any and all of the above.

THE RECEIVABLES POOL

      The characteristics set forth in this section are based on the receivable balances as of the statistical cut-off date. The statistical distribution of the characteristics of the receivables pool as of the related cut-off date will vary somewhat from the statistical distribution of those characteristics as of the statistical cut-off date illustrated in the tables below.

      As of the statistical cut-off date, each receivable:

•	had an original term to maturity of to months;

•	had a contract rate of % to %;

•	was not more than 30 days past due; and

•	satisfies the other criteria set forth under “Description of the Receivables” in the accompanying prospectus.

      As of the statistical cut-off date, approximately           % of the aggregate receivables balance are motor vehicle receivables originated on the basis of loan applications received over the internet (the “Internet Receivables”). See “Origination and Servicing Procedures” in the accompanying prospectus.

      All of the receivables are Simple Interest Receivables. See “Description of the Receivables — Calculation Methods” in the accompanying prospectus.

      The composition, distribution by model year, distribution by contract rate and geographic distribution by state, in each case of the receivables as of the statistical cut-off date are set forth in the tables below.

Composition of the Receivables Pool

As of the Statistical Cut-off Date

	New		Used		Total

Aggregate Outstanding Principal Balance	$		$		$
Number of Receivables
Percent of Aggregate Outstanding Principal Balance		%		%
Average Outstanding Principal Balance	$		$		$
Range of Principal Balances		$[ ] to $[ ]		$[ ] to $[ ]
Weighted Average Contract Rate		[ ]%		[ ]%		[ ]%
Range of Contract Rates		[ ]% to [ ]%		[ ]% to [ ]%
Weighted Average Remaining Term
Range of Remaining Terms		[ ] to [ ] months		[ ] to [ ] months
Weighted Average Original Term
Range of Original Terms		[ ] to[ ] months		[ ] to [ ] months

      The “Weighted Average Contract Rate” in the preceding table is based on weighting by current balance and remaining term of each receivable. The “Weighted Average Original Term” in the preceding table is based on weighting by original outstanding principal balance of each receivable.

Distribution of the Receivables by Model Year

As of the Statistical Cut-off Date

Percent of Total
		Percent of Total		Aggregate	Aggregate
	Number of	Number of		Outstanding	Outstanding
Model Year	Receivables	Receivables(1)		Principal Balance	Principal Balance(1)

1994 or Prior			%			%
1995
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005

Total		100.00%			100.00%

(1)	Sum may not equal 100% due to rounding.

Distribution of the Receivables by Contract Rate

As of the Statistical Cut-off Date

Percent of Total
		Percent of Total		Aggregate	Aggregate
	Number of	Number of		Principal	Outstanding
Contract Rate Range	Receivables	Receivables(1)		Balance	Principal Balance(1)

4.00- 4.99%			%			%
5.00- 5.99
6.00- 6.99
7.00- 7.99
8.00- 8.99
9.00- 9.99
10.00-10.99
11.00-11.99
12.00-12.99
13.00-13.99
14.00-14.99
15.00-15.99
16.00-16.99
17.00-17.99
18.00-18.99
19.00-19.99
20.00-20.99
21.00-21.99
22.00-22.99
23.00-23.99
24.00-24.99
25.00-25.99

Total		100.00%			100.00%

(1)	Sum may not equal 100% due to rounding.

Geographic Distribution of the Receivables by State

As of the Statistical Cut-off Date

Percent of Total
		Percent of Total		Aggregate	Aggregate
	Number of	Number of		Outstanding	Outstanding
State(1)	Receivables	Receivables (2)		Principal Balance	Principal Balance (2)

Alabama			%			%
Arizona
Arkansas
California
Colorado
Florida
Georgia
Illinois
Indiana
Louisiana
Maryland
Michigan
Mississippi
Missouri
Nevada
New Jersey
New Mexico
New York
North Carolina
Ohio
Oklahoma
Pennsylvania
South Carolina
Tennessee
Texas
Utah
Virginia
Washington
All Other States

Total		100.00%			100.00%

(1) Based on the billing address of the obligor on the receivables.

(2) Sum may not equal 100% due to rounding.

THE SELLER

      The “seller”, Volkswagen Public Auto Loan Securitization, LLC, a wholly-owned special purpose subsidiary of VW Credit, was formed on                     , 2003 as a Delaware limited liability company. The principal place of business of the seller is at 3800 Hamlin Road, Auburn Hills, Michigan 48326. You may also reach the seller by telephone at                     .

VW CREDIT

      VW Credit was incorporated in the State of Delaware on April 18, 1981 and is a wholly-owned subsidiary of Volkswagen of America, Inc. (“Volkswagen of America”). Volkswagen of America is a wholly-owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floor plan financing and retail auto loan and lease financing.

      The principal place of business of VW Credit is at 3800 Hamlin Road, Auburn Hills, Michigan 48326. You may also reach VW Credit by telephone at (248) 754-5000. VW Credit will act as the “servicer”.

Delinquencies, Repossessions and Net Losses

      The following tables provide information relating to the servicer’s delinquency and credit loss experience for each period indicated with respect to all motor vehicle receivables serviced by VW Credit in its portfolio. This information includes the experience with respect to all motor vehicle receivables serviced as of each respective date or during each listed period. The following statistics include motor vehicle receivables with a variety of payment and other characteristics that may not correspond to the motor vehicle receivables in the receivables pool. As a result, there can be no assurance that the delinquency and credit loss experience with respect to the motor vehicle receivables in the receivables pool will correspond to the delinquency and credit loss experience of VW Credit’s motor vehicle receivables servicing portfolio set forth in the following tables.

Delinquency Experience

(dollars in thousands)

As of December 31,

	200_		200_		200_			200_			200_

	Amount	Percent	Amount	Percent	Amount	Percent		Amount	Percent		Amount	Percent

Receivables Outstanding
Delinquencies(1)
30-59 days							%			%			%
60-89 days
90 days & over

[Total 30+ Delinquencies]							%			%			%

(1)	The servicer considers a receivable delinquent when an obligor fails to make all or part of a scheduled payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

Credit Loss Experience

(dollars in thousands)

As of December 31,

	200_		200_		200_		200_		200_

Number of Receivables Outstanding
Average Receivables Outstanding
Receivables Repossessed
% of Receivables Repossessed		%		%		%		%		%
Average Outstanding Principal Balance(1)	$		$		$		$		$
Net Dollar Loss(2)	$		$		$		$		$
Net Dollar Loss Percentage	$		$		$		$		$

(1)	The average of the principal balance at the beginning of the period and at the end of the period.

(2)	Deficiency estimates (50% of the pool balance at the time of repossession) are used for vehicles that have been repossessed but not yet sold.

    In addition to the payment and other characteristics of a pool of receivables, delinquencies and credit losses are also affected by a number of social and economic factors, including changes in interest rates and unemployment levels, and there can be no assurance as to the level of future total delinquencies or the severity of future credit losses as a result of these factors. Accordingly, the delinquency and credit loss experience of the receivables may differ from those shown in the foregoing tables.

      See “Description of the Purchase Agreements, the Sale and Servicing Agreement and the Administration Agreement” in the accompanying prospectus for additional information regarding the servicer.

WEIGHTED AVERAGE LIFE OF THE NOTES

      Prepayments on motor vehicle receivables can be measured against prepayment standards or models. The model used in this prospectus supplement, the absolute prepayment model, or “ABS”, assumes a rate of prepayment each month which is related to the original number of motor vehicle receivables in a pool of receivables. ABS also assumes that all of the motor vehicle receivables in a pool are the same size, that all of those motor vehicle receivables amortize at the same rate, and that for every month that any individual motor vehicle receivable is outstanding, payments on that particular motor vehicle receivable will either be made as scheduled or the motor vehicle receivable will be prepaid in full. For example, in a pool of receivables originally containing 10,000 motor vehicle contracts or loans, if a 1% ABS were used, that would mean that 100 motor vehicle receivables would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of motor vehicle receivables or a prediction of the anticipated rate of prepayment on either the pool of receivables involved in this transaction or on any pool of motor vehicle receivables. You should not assume that the actual rate of prepayments on the receivables will be in any way related to the percentage of prepayments that was assumed for ABS.

      The tables below which are captioned “Percent of Original Principal Balance at Various ABS Percentages” (the “ABS Tables”) are based on ABS and were prepared using the following assumptions:

•	the issuer holds [four] pools of receivables with the following characteristics:

			Original Term	Remaining Term
	Aggregate	Gross	to Maturity	to Maturity
Pool	Principal Balance	Contract Rate	(in Months)	(in Months)

1
2
3
4
Total

•	all prepayments on the receivables each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled payment on the receivables is made on the last day of each month commencing in 200 and each month has 30 days;

•	the original principal balances of each class of notes are equal to the original principal balances set forth on the front cover of this prospectus supplement;

•	payments on the notes are paid in cash on each payment date commencing , 200 , and on the calendar day of each subsequent month;

•	the notes are purchased on the closing date;

•	the scheduled payment for each receivable was calculated on the basis of the characteristics described in the ABS Tables and in such a way that each receivable would amortize in a manner that will be sufficient to repay the receivable balance of that receivable by its indicated remaining term to maturity;

•	all of the funds in the pre-funding account are used to purchase additional receivables;

•	the “clean-up call” option to redeem the notes will be exercised at the earliest opportunity; and

•	the difference between the gross contract rate and the net contract rate is equal to the servicing fee due to the servicer.

      The ABS Tables were created relying on the assumptions listed above. The tables indicate the percentages of the original principal balances of each class of notes that would be outstanding after each of the listed payment dates if certain percentages of ABS are assumed. The ABS Tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed. The assumptions used to construct the ABS Tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the receivables may differ materially from the assumptions used to construct the ABS Tables.

      As used in the ABS Tables, the “weighted average life” of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related payment date;

•	adding the results; and

•	dividing the sum by the related original principal balance of the note.

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-1 Notes

Distribution Date	0.00%	0.50%	0.80%	1.00%	1.25%	1.50%

Closing Date
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-2 Notes

Distribution Date	0.00%	0.50%	0.80%	1.00%	1.25%	1.50%

Closing Date
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-3 Notes

Distribution Date	0.00%	0.50%	0.80%	1.00%	1.25%	1.50%

Closing Date
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class A-4 Notes

Distribution Date	0.00%	0.50%	0.80%	1.00%	1.25%	1.50%

Closing Date
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

Percent of the Initial Principal Balance Outstanding at Various ABS Percentages

Class B Notes

Distribution Date	0.00%	0.50%	0.80%	1.00%	1.25%	1.50%

Closing Date
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
January 200
February 200
March 200
April 200
May 200
June 200
July 200
August 200
September 200
October 200
November 200
December 200
Weighted Average Life (Years) to Call
Weighted Average Life (Years) to Maturity

THE NOTES

      The following information summarizes material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the accompanying prospectus, to which you should refer.

General

      The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuer and the indenture trustee for the benefit of the noteholders and the swap counterparty. We will file a copy of the indenture with the Securities and Exchange Commission after we issue the notes. Holders of the notes will have the right to receive payments made with respect to the receivables and other assets in the issuer property and certain rights and benefits available to the indenture trustee under the indenture.                     will be the “indenture trustee”. You may contact the indenture trustee at                     , or by calling                     .

      All payments required to be made on the notes will be made monthly on each payment date, which will be the                     day of each month or, if that day is not a business day, then the next business day beginning                     , 200                    .

      The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered at the latest record date.

      The original principal balance, interest rate and “final scheduled payment date” for each class of the notes is set forth on the cover page to this prospectus supplement.

Payments of Interest

      Interest on the unpaid principal balance of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus supplement and will be paid monthly on each payment date. Interest will accrue during each interest accrual period at the applicable interest rate from and including the most recent payment date on which interest was paid (or from and including the closing date in the case of the first interest accrual period) to but excluding the following payment date.

      Interest will accrue and will be calculated on the various classes of notes as follows:

•	Actual/360. Interest on the Class A-1 notes and the Class A-3 notes will be calculated on the basis of actual days elapsed and a 360-day year.

•	30/360. Interest on the Class A-2 notes, the Class A-4 notes and the Class B notes will be calculated on the basis of a 360-day year of twelve 30-day months.

•	Interest Accrues. Interest will accrue on the outstanding principal amount of each class of notes as of the close of business on the prior payment date, or in the case of the first payment date, the closing date. Interest accrued as of any payment date but not paid on such payment date will be due on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

      “LIBOR” means, with respect to any interest period for the Class A-3 notes, the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If the rates used to determine LIBOR do not appear on the Telerate Page 3750, the rates for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having a maturity of one month and in a principal amount of not less than U.S. $1,000,000 are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the reference banks. The indenture trustee will request the principal London office of each of such reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations. If fewer than two such quotations are provided, the rate for that day will be the arithmetic mean to the nearest 1/100,000 of 1.00% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the indenture trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR determination date to leading European banks for United States dollar deposits for that maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable interest period will be LIBOR in effect for the previous interest period. The “Telerate Page 3750” is the display page named that on the Dow Jones Telerate Services (or any other page that replaces that page on that service for the purpose of displaying comparable name of rates). The reference banks are the four major banks in the London interbank market selected by the indenture trustee.

      “LIBOR Determination Date” means the second London Business Day prior to the closing date with respect to the first payment date and, as to each subsequent payment date, the second London Business Day prior to the immediately preceding payment date.

      “London Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in London, England are authorized or obligated by law or government decree to be closed.

      If the notes are in book-entry form, then interest on each note will be paid to holders of record of the notes as of the business day immediately preceding the payment date. If the notes are issued as definitive notes, then interest on each note will be paid to holders of record of the notes as of the close of business on the last day of the calendar month preceding the payment date. (The holders of record of the notes are referred to as “noteholders” in this prospectus supplement.) The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes.

Payments of Principal

      On each payment date, the Principal Distribution Amount (as defined in the Glossary) will be applied to make principal payments on the notes. Principal payments will be applied to the notes in sequential priority so that no principal payments will be made on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, on each payment date, the Principal Distribution Amount will be applied to the notes as follows:

•	First, to the Class A-1 notes until paid in full;

•	Second, to the Class A-2 notes, until paid in full;

•	Third, to the Class A-3 notes, until paid in full;

•	Fourth, to the Class A-4 notes, until paid in full; and

•	Fifth, to the Class B notes until paid in full.

      At any time that the principal balances of the notes have been declared due and payable following the occurrence of an event of default under the indenture, principal payments will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full, and then ratably to all other Class A noteholders on each payment date, based on the outstanding principal balance of each class of Class A notes (other than the Class A-1 notes), until all events of default have been cured or waived as provided in the indenture or all Class A notes have been paid in full. When an event of default under the indenture has occurred and is continuing, amounts which would otherwise be deposited in the reserve account or payable to the Class B noteholders in respect of principal will be paid on a pro rata basis to each class of Class A notes, based on the current principal balance of each class of Class A notes.

      To the extent not previously paid prior to those dates, the outstanding principal amount of each class of notes will be payable in full on the payment date in the months specified below (each, a “final scheduled payment date”):

•	for the Class A-1 notes, [ ];

•	for the Class A-2 notes, [ ];

•	for the Class A-3 notes, [ ];

•	for the Class A-4 notes, [ ]; and

•	for the Class B notes, [ ].

      The remaining outstanding principal balance of each class of notes will be due on the related final scheduled payment date for such class. Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an event of default under the indenture.

Optional Redemption

      If the servicer exercises its option to exercise a clean-up call and to purchase the receivables on any payment date when the then-outstanding pool balance on the last day of any collection period has declined to 10% or less of the initial pool balance [plus the initial pre-funding deposit amount], then the outstanding notes will be redeemed in whole, but not in part, on the payment date on which the servicer exercises this option. The servicer’s option is described in the prospectus under [“The Transfer and Servicing Agreements — Termination.”] The redemption price for each class of notes will be equal to the then-outstanding principal amount of that class, plus accrued and unpaid interest thereon at the applicable interest rate.

      It is expected that at the time this redemption option becomes available to the servicer, only the [Class A-4 notes and the Class B notes] will be outstanding.

Delivery of Notes

      The offered notes will be issued in the minimum denomination of $[1,000], and in integral multiples of $1,000 in excess thereof on or about the closing date in book entry form through the facilities of The Depository Trust Company, Clearstream and the Euroclear System against payment in immediately available funds.

DESCRIPTION OF THE INTEREST RATE SWAP AGREEMENT

      On the closing date, the issuer will enter into an “interest rate swap agreement” consisting of an ISDA Master Agreement, a schedule to the ISDA Master Agreement and a confirmation with the swap counterparty to hedge the floating interest rate risk on the floating rate Class A-3 notes. The Class A-3 notes are floating rate notes. Each transaction under the interest rate swap agreement for a class of floating rate notes will have an initial notional amount equal to the principal amount of that class of notes on the closing date, and will decrease by the amount of any principal payments on that class of notes.

      In general, under the interest rate swap agreement, on each payment date the issuer will be obligated to pay the swap counterparty a fixed rate payment at a rate of           % per annum based on the notional amount of the interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on the interest rate of the Class A-3 notes on the same notional amount. Payments on the interest rate swap [(other than swap termination payments)] will be exchanged on a net basis. The payment obligations of the issuer to the swap counterparty under the interest rate swap agreement are secured under the indenture by the same lien in favor of the indenture trustee that secures payments to the noteholders. Net swap payments [(other than swap termination payments)] made by the issuer rank higher in priority in the payment waterfall than all payments on the notes.

      Upon the occurrence of any swap event of default or swap termination event specified in the interest rate swap agreement, the non-defaulting party may elect to terminate the interest rate swap agreement. These swap events of default include, among other things:

•	failure to make payments due under that interest rate swap agreement; and

•	the occurrence of certain bankruptcy and insolvency events of the issuer or the swap counterparty.

      The interest rate swap agreement may also be terminated upon the occurrence of a swap termination event other than a swap event of default. These termination events include, among other things:

•	illegality of the transactions contemplated by that interest rate swap agreement;

•	an amendment to the sale and servicing agreement, the indenture or any other transaction document that materially and adversely affects the interests of the swap counterparty without the prior consent of the swap counterparty; and

•	failure of the swap counterparty to maintain its credit rating at certain levels required by the interest rate swap agreement, which failure may not constitute a termination event if the swap counterparty, among other things, either (a) posts collateral or (b) assigns its rights and obligations under the interest rate swap agreement to a substitute swap counterparty with an acceptable rating.

      If the interest rate swap agreement is terminated due to a swap event of default or a swap termination event, a swap termination payment under the interest rate swap agreement may be due to the swap counterparty by the issuer out of collections on the receivables or other assets of the issuer, including funds on deposit in the reserve account. Net swap payments are senior to all payments of principal and interest on the notes. Swap termination payments are subordinate to all payments of principal and interest on the notes. The amount of any such swap termination payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under the interest rate swap agreement, in each case in accordance with the procedures set forth in the interest rate swap agreement. Any such swap termination payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement swap counterparty in consideration for replacing [                    ], as swap counterparty,

will be applied to any swap termination payment owed to [                    ] under that interest rate swap agreement to the extent not previously paid.

      [The swap counterparty generally will have the right to consent to amendments under the indenture, the purchase agreement and the sale and servicing agreement, other than amendments that do not materially and adversely affect the interests of the swap counterparty.]

THE SWAP COUNTERPARTY

      [                    ] is a [national banking association] organized under the laws of the United States, and its principal executive offices are located in [                    ]. [                    ] is a wholly-owned subsidiary of [Holding Company] and is engaged in a general commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of                     , 200                    , [                    ] had consolidated assets of $[                    ] billion, consolidated deposits of $[                    ] billion and shareholder’s equity of $[                    ] billion based on regulatory accounting principles. [Holding Company] is a bank holding company and a financial holding company, with its principal executive offices located in [city, state]. Additional information regarding [Holding Company] is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 200 and its other periodic reports filed with the Securities and Exchange Commission.

      Moody’s rates [                    ]’s long-term certificates of deposit as “Aal” and short-term certificates of deposit as “P-1”. Further information with respect to such ratings may be obtained from Moody’s. Standard & Poor’s rates [                    ]’s long-term certificates of deposit as “[AA-]” and its short-term certificates of deposit as “A-1+”. Further information with respect to such ratings may be obtained from Standard & Poor’s. Fitch, Inc., doing business as Fitch, rates [                    ]’s long-term certificates of deposit as “AA” and its short-term certificates of deposit as “F1+”. Further information with respect to such ratings may be obtained from Fitch. No assurances can be given that the current ratings of the bank’s instruments will be maintained.

      [                    ] will provide copies of the most recent Annual Report of Form 10-K of [Holding Company] and the publicly available portion of the most recent quarterly Call Report of [                    ] delivered to the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to:

[Insert Address of Swap Counterparty]

      The information contained in this Section relates to and has been obtained from [                    ]. The information concerning [                    ] and [Holding Company] contained herein is furnished solely to provide limited introductory information regarding [                    ] and [Holding Company] and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.

      The delivery hereof shall not create any implication that there has been no charge in the affairs of [Holding Company] or [                    ] since the date hereof, or that the information contained or referred to in this Section is correct as of any time subsequent to its date.

      The notes are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other regulatory agency of the United States or any other jurisdiction. The obligations of [                    ] as the swap counterparty under the interest rate swap with the issuer will not be guaranteed by [Holding Company] or insured by the FDIC.

DESCRIPTION OF THE PURCHASE AGREEMENT, THE SALE AND SERVICING

AGREEMENT AND THE INDENTURE

      The following information summarizes material provisions of the “purchase agreement” entered into between VW Credit and the seller, the “sale and servicing agreement” entered into between the seller, the servicer, the issuer and the indenture trustee and the “indenture” entered into between the issuer and the indenture trustee. The following summary supplements the description of the general terms and provisions of these agreements set forth in the prospectus in the section titled “Description of the Transfer Agreements, Servicing Agreements and the Administration Agreement”, to which reference is hereby made. We sometimes refer to these agreements collectively as the “transfer agreements”.

Sale and Assignment of Receivables

      The receivables will be transferred and assigned by VW Credit to the seller pursuant to the purchase agreement, sold and assigned by the seller to the issuer pursuant to the sale and servicing agreement and pledged by the issuer to the indenture trustee pursuant to the indenture. We will file a copy of the actual transfer agreements with the Securities and Exchange Commission (the “SEC”) after we issue the notes. This is not a complete description of the transfer agreements, and the summaries of the transfer agreements in this prospectus supplement are subject to all of the provisions of the transfer agreements.

Collection and Other Servicing Procedures

      The servicer will be VW Credit. So long as VW Credit is the servicer, it will also act as custodian of the receivables and will maintain possession of the receivables as the issuer’s agent. Receivables not originated by VW Credit will be transferred and assigned by the applicable originator to VW Credit pursuant to a “sale agreement”. The servicer, among other things, will manage, service, administer and make collections of the receivables in accordance with its customary servicing practices in effect from time to time, using the same degree of skill and attention that the servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others, consistent with the sale and servicing agreement. The servicer is permitted to delegate some or all of its duties to another entity, including its affiliates and subsidiaries, although the servicer will remain liable for the performance of any duties that it delegates to another entity.

Accounts

      The issuer will have the following bank accounts, which will be maintained at and in the name of the indenture trustee on behalf of the noteholders:

•	the collection account;

•	the note distribution account;

•	the reserve account; and

•	[the pre-funding account].

Deposits to the Collection Account

      Under the Sale and Servicing Agreement, unless the monthly remittance condition described below is not satisfied, VW Credit as servicer will remit collections it receives on the receivables to the collection account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the collection account within two business days after receipt. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer default has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s, (y) both Moody’s and Standard & Poor’s are then rating a debt issuance of Volkswagen of America or VW Credit (and, in the case of VW Credit, that debt issuance of is guaranteed by Volkswagen of America) and (z) VW Credit remains a direct or indirect wholly-owned subsidiary of Volkswagen AG. Pending deposit into the collection account, collections may be commingled and used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

      On each payment date, the swap counterparty will deposit the Net Swap Receipt, if any, and any swap termination payment payable by such swap counterparty to the collection account.

      On or before each payment date, the servicer will notify the indenture trustee to withdraw from the reserve account and deposit into the collection account any amount of funds required to be withdrawn from the reserve account and distributed on that payment date.

Priority of Payments

      On each payment date, except after acceleration of the notes after an event of default under the indenture, the indenture trustee will make the following deposits and distributions (in accordance with the servicer’s instructions), to the extent of the Available Funds then on deposit in the collection account with respect to the collection period preceding such payment date— including funds, if any, deposited into the collection account from the reserve account— in the following order of priority (which we sometimes refer to as the “payment waterfall”):

(1) first, to the servicer, the servicing fees and all prior unpaid servicing fees;

(2) second, to the swap counterparty, any Net Swap Payments;

(3) third, to the note distribution account, for distribution to the holders of Class A notes, the sum of (a) the aggregate amount of interest accrued for the related interest period on each of the Class A notes at their respective interest rates on the principal outstanding as of the previous payment date after giving effect to all payments of principal to the holders of Class A notes on the preceding payment date; and (b) the excess, if any, of the amount of interest payable to the holders of Class A notes on prior payment dates over the amounts actually paid to the holders of Class A notes on those prior payment dates, plus interest on any such shortfall at their respective interest rates (to the extent permitted by law);

(4) fourth, to the holders of Class B notes, the sum of (a) the aggregate amount of interest accrued for the related interest period on each of the Class B notes at their respective interest rates on the principal outstanding as of the previous payment date after giving effect to all payments of principal to the holders of Class B notes on the preceding payment date; and (b) the excess, if any, of the amount of interest payable to the holders of Class B notes on prior payment dates over the amounts actually paid to the holders of Class B notes on those prior payment dates, plus interest on any such shortfall at their respective interest rates (to the extent permitted by law);

(5) fifth, to the note distribution account, the Principal Distribution Amount;

(6) sixth, to the reserve account, any additional amount required to reinstate the amount in the reserve account up to the Specified Reserve Account Balance;

(7) seventh, to the swap counterparty, any swap termination payments; and

(8) eighth, to the holder of the equity certificate, any funds remaining.

      If the sum of the amounts required to be distributed pursuant to clauses first through fifth above exceeds the Available Funds for such payment date, the indenture trustee will withdraw from the reserve account an amount equal to the lesser of the funds therein and such shortfall.

Reserve Account

      The seller will establish the reserve account in the name of the indenture trustee for the benefit of the noteholders. To the extent that amounts on deposit in the reserve account are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

      The reserve account will be funded by a deposit on the closing date in the amount equal to the sum of (a)           % of the aggregate principal balance of the receivables as of the initial cut-off date [plus (b) the amount expected to cover the negative arbitrage with respect to the interest income and earnings on funds on deposit in the pre-funding account]. [On each funding date the reserve account will be funded by a deposit in the amount equal to           % of the aggregate principal balance of the subsequent receivables as of the related subsequent cut-off date.]

      As of any payment date, the amount of funds actually on deposit in the reserve account may, in certain circumstances, be less than the Specified Reserve Account Balance. On each payment date, the issuer will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the reserve account to equal the Specified Reserve Account Balance to the extent set forth above under “— Priority of Payments”.

      Amounts on deposit in the reserve account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments and investment earnings therefrom will be distributed to the servicer. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the reserve account may be invested in securities that will not mature prior to the next payment date and will not be sold to meet any shortfalls.

      The amount on deposit in the reserve account may decrease on each payment date by withdrawals of funds to cover shortfalls in the amounts required to be distributed pursuant to clauses first through seventh under “— Priority of Payments” above.

      If the amount on deposit in the reserve account on any payment date, after giving effect to all deposits and withdrawals from the reserve account on that payment date, is greater than the Specified Reserve Account Balance for that payment date, the servicer will instruct the indenture trustee to distribute the amount of the excess to the holder of the issuer’s equity certificate. Upon any distribution to the equity certificateholder of amounts from the reserve account, the noteholders will not have any rights in, or claims to, those amounts.

      In addition, on any payment date [occurring after the end of the funding period], if the sum of the amounts in the reserve account and the remaining Available Funds after the payments under clauses first through seventh under “— Priority of Payments” above would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes, then the indenture trustee will, if instructed by the servicer, withdraw such amounts from the reserve account to the extent necessary to pay all outstanding notes in full.

[Pre-Funding Account]

      [On the closing date, approximately $[                    ] will be deposited from the proceeds of the sale of the notes in an account established with the indenture trustee for the purchase of subsequent receivables during the funding period (the “pre-funding account”) which will be included in the issuer property. In order to acquire Subsequent Receivables on a funding date, certain conditions precedent must be satisfied. The amount of funds withdrawn from the Pre-Funding Account for the acquisition of Subsequent Receivables on a funding date will be equal to the purchase price with respect to such Subsequent Receivables. It is expected that the characteristics of the Subsequent Receivables acquired through the pre-funding account will not vary materially from the characteristics of the receivables pool on the closing date.]

      [If any funds remain on deposit in the pre-funding account (other than investment earnings or income) at the end of the funding period, the notes will be prepaid on the first payment date following the termination of the funding period as follows:

(1) to pay to the holders of the Class A notes their pro rata portion of such funds (based on the original principal balance of the Class A notes as a fraction of the original principal balance of all notes) subject to the following:

(a) if the aggregate amount of such funds exceeds $100,000, to pay the outstanding Class A notes, the portion of such funds to the holders of each class of Class A notes on a pro rata basis (based on the original principal balance of each class of the Class A notes as a fraction of the original principal balance of the Class A notes); and

(b) if the aggregate amount of such funds is less than or equal to $100,000, to pay the Class A notes, the portion of such funds in sequential order of priority beginning with the Class A-1 notes; and

(2) to pay to the holders of the Class B notes their pro rata portion of such funds (based on the original principal balance of the Class B notes as a fraction of the original principal balance of all notes).]

      [Amounts on deposit in the pre-funding account will be invested by the indenture trustee at the direction of the servicer in Eligible Investments and investment earnings therefrom will be used to make interest payments on the notes during the funding period. Eligible Investments are generally limited to obligations or securities that mature on or before the next payment date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Pre-Funding Account may be invested in securities that will not mature prior to the next payment date with respect to such notes and will not be sold to meet any shortfalls.]

Servicing Compensation and Expenses

      The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) one-twelfth (or, in the case of the first payment date, a fraction equal to the number of days from the initial cut-off date to the last day of the first collection period over 360), (2) [                    ]% per annum and (3) the pool balance of the receivables as of the first day of the collection period (or as of the initial cut-off date, in the case of the first collection period). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. In addition, the servicer will be entitled to receive all investment income from the investment of funds in the collection account and the reserve account. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account. The servicer will pay all expenses incurred by it in connection with its servicing activities and will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to the receivables.

Extensions of Receivables Final Payment Dates

      Pursuant to the sale and servicing agreement, the servicer may grant extensions, rebates or adjustments on a receivable in accordance with its customary servicing practices; provided, however, that if the servicer extends the date for final payment by the obligor of any receivable beyond the last day of the collection period prior to the final scheduled payment date for the Class B notes, then the servicer will be required to purchase that receivable from the issuer.

Servicer Termination Events

      The following events constitute “servicer termination events” under the sale and servicing agreement:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least [a majority of the aggregate outstanding principal amount of the notes], voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least [a majority of the aggregate outstanding principal amount of the notes], voting together as a single class;

•	any representation or warranty of the servicer made in any transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least [a majority of the aggregate outstanding principal amount of the notes, voting together as a single class]; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

Removal or Replacement of the Servicer

      If a servicer termination event is unremedied, the indenture trustee, acting at the direction of noteholders holding not less than a majority of the aggregate outstanding principal amount of the notes, may terminate all of the servicing rights and obligations of the servicer with respect to the receivables. The indenture trustee will effect that termination by delivering notice to the owner trustee, the issuer, the administrator, each rating agency and to the noteholders.

      The servicer may not resign from its servicing obligations and duties unless it determines that its duties are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties [would no longer be permissible under applicable law]. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except under limited circumstances in connection with a consolidation, merger, conveyance, transfer of substantially all of its assets or similar occurrence. The servicer may, at any time without notice or consent, delegate (a) any or all of its duties (including, without limitation, its duties as custodian) under the transaction documents to any of its affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties. However, no delegation to affiliates or sub-contractors will release the servicer of its responsibility with respect to its duties, and the servicer will remain obligated and liable to the issuer and the indenture trustee for those duties as if the servicer alone were performing those duties.

      Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer until a newly appointed servicer for the receivables has assumed the servicing responsibilities and obligations of the resigning or terminated servicer.

      Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the receivables (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement). In a bankruptcy or similar proceeding for the servicer, a bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the owner trustee or the noteholders from effecting a transfer of servicing to a successor servicer.

Waiver of Past Servicer Termination Events

      The holders of a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, may waive any servicer termination event.

Events of Default

      The occurrence of any one of the following events will be an “event of default” under the indenture:

•	a default in the payment of any interest on any note [of the Controlling Class] when the same becomes due and payable, and such default shall continue for a period of five days;

•	default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least [a majority of the aggregate outstanding principal amount of the notes];

•	any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least [a majority of the aggregate outstanding principal amount of the notes]; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuer.

      The amount of [interest and] principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to be deposited in the note distribution account. Thus, the failure to pay [interest or] principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

Rights Upon Event of Default

      Upon the occurrence and continuation of any event of default, the indenture trustee or the holders of a majority in principal amount of the notes may declare the principal of such notes to be immediately due and payable.

      If an event of default is unremedied, the indenture trustee may institute proceedings to collect amounts due or foreclose on issuer property, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an event of default resulting in acceleration of the notes, the indenture trustee may sell the receivables or may elect to have the issuer maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the receivables following an event of default unless:

•	the holders of 100% of the aggregate outstanding principal amount of the notes consent to such sale—excluding notes held by the servicer or its affiliates;

•	the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on all outstanding notes at the date of such sale; or

•	the default relates to the failure to pay interest or principal when due (a “payment default”), the indenture trustee determines that the collections on the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes, voting together as a single class.

      In addition, if the event of default does not relate to a payment default or insolvency of the issuer, the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

      If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the aggregate outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority of the aggregate outstanding principal amount of the notes may, in certain cases, waive any event of default, except a default in respect of a covenant or provision of the indenture that cannot be modified without the consent of the holders of all of the outstanding notes.

Priority of Payments May Change Upon an Event of Default

      Following the occurrence and during the continuation of an event of default under the indenture which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any event of default, the priority of payments changes. In particular, payments on the notes will generally be made sequentially on each payment date after an event of default and acceleration of the notes, in the following order of priority:

•	interest on the Class A notes, ratably;

•	to the principal amount of the Class A-1 notes until such principal amount is paid in full;

•	to the principal amount of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, ratably, until such principal amount is paid in full;

•	interest on the Class B notes; and

•	to the principal amount of the Class B notes until such principal amount is paid in full.

      Following the occurrence of any other event of default under the indenture which has resulted in an acceleration of the notes, the issuer will continue to pay interest and principal on the Class A notes and the Class B notes on each payment date in the manner set forth in “Description of the Purchase Agreement the Sale and Servicing Agreements and the Indenture— Priority of Payments”, until a liquidation, if any, of the receivables.

LEGAL INVESTMENT

      The Class A-1 notes will be eligible for purchase by money market funds under paragraph (a)(10) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Mayer, Brown, Rowe & Maw is of the opinion that:

•	based on the terms of the notes and the transactions relating to the receivables as set forth herein, the Class A notes and the Class B notes will be characterized as indebtedness for federal income tax purposes; and

•	based on the applicable provisions of the trust agreement and related documents and on representations of the seller and the issuer regarding the nature of the income of the issuer, for federal income tax purposes, the issuer will not be classified as an association taxable as a corporation and the issuer will not be treated as a publicly traded partnership taxable as a corporation.

      [None of the Class A notes and the Class B notes will be issued with original issue discount.] See “Material Federal Income Tax Consequences” in the accompanying prospectus.

STATE AND LOCAL TAX CONSEQUENCES

      The discussion above does not address the tax consequences of purchase, ownership or disposition of the securities under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

ERISA CONSIDERATIONS

      Subject to the following discussion, the notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each a “benefit plan”). Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA also requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

      Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that purchased notes if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor (the “regulation”), the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions to plan assets contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the seller believes that, at the time of their issuance, the notes should not be treated as an equity interest in the issuer for purposes of the regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurs losses.

      However, without regard to whether the notes are treated as an equity interest for purposes of the regulation, the acquisition or holding of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuer, the seller, an originator, the servicer, the underwriters, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a note, each purchaser or transferee will be deemed to represent that either (i) it is not acquiring and will not hold the notes with the assets of a benefit plan; or (ii) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

      Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

      A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

      Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A notes and the Class B notes, the seller has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase the Class A notes and the Class B notes, subject to the satisfaction of certain conditions precedent.

	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Principal Amount
Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	of Class B Notes

[ ]	$	$	$	$	$
[ ]	$	$	$	$	$
Total	$	$	$	$	$

      The selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of the Class A notes and the Class B notes and as an aggregate dollar amount, shall be as follows:

Selling
	Concessions	Reallowance
	not to	not to
	exceed	exceed

Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%
Class B Notes	%	%

      Until the distribution of the Class A notes and the Class B notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A notes and the Class B notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the Class A notes and Class B notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such Class A notes and Class B notes.

      The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Class A notes and Class B notes in accordance with Regulation M under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional Class A notes and Class B notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase Class A notes and Class B notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A notes and Class B notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the Class A notes and Class B notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes and Class B notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Class A notes and Class B notes to be higher than they would otherwise be in the absence of these transactions.

Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

      VW Credit and the seller have agreed to indemnify the underwriters against specified liabilities, including civil liabilities under the Securities Act of 1933 (as amended, the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereof. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

      In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the seller, the servicer, the issuer and their affiliates. [Lead Manager] is an affiliate of [Bank], the swap counterparty.

      As discussed under “Use of Proceeds” above, the seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the receivables prior to their contribution to the issuer. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the warehouse debt.

      The administrator, on behalf of the issuer, may from time to time invest the funds in accounts and Eligible Investments acquired from the underwriters or their affiliates.

      The underwriters tell us that they intend to make a market in the Class A notes and Class B notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the Class A notes and Class B notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the Class A notes and Class B notes.

      The seller will receive aggregate proceeds of approximately $                    from the sale of the Class A notes and Class B notes (representing           % of the principal amount of the Class A notes and Class B notes) after paying the aggregate underwriting discount of $                    on the Class A notes and Class B notes. Additional offering expenses are estimated to be $                    .

Offering Restrictions

      Each underwriter has severally represented to and agreed with the issuer that:

•	it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorised under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or, if distributed in the United Kingdom by authorised persons, only to persons qualifying as investment professionals under Article 14 of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (“CIS Order”) or to persons qualifying as high net worth persons under Article 22 of the CIS Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issuer or sale of the notes may otherwise lawfully be communicated or caused to be communicated; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A notes and Class B notes in, from or otherwise involving the United Kingdom.

FORWARD-LOOKING STATEMENTS

      This prospectus supplement includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties including, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of VW Credit or the seller. The forward-looking statements made in this prospectus supplement speak only as of the date stated on the cover of this prospectus supplement. The seller has no obligation to update or revise any such forward-looking statement.

LEGAL OPINIONS

      Certain legal opinions with respect to the notes will be given for the seller by Mayer, Brown, Rowe & Maw. Certain legal opinions with respect to the notes will be given for the underwriters by [                    ].

GLOSSARY

      “Available Funds” shall mean, for any payment date and the related collection period, an amount equal to the sum of the following amounts: (i) all Collections received by the servicer during such collection period, (ii) the sum of the repurchase prices with respect to each receivable that will be purchased by the seller or servicer on that payment date, (iii) Net Swap Receipts for such payment date and [(iv) the investment income accrued during such collection period from the investment of funds in the pre-funding account].

      “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of [Michigan, Delaware, Illinois or New York] are authorized or obligated by law, executive order or government decree to be closed.

      “Collection” means, with respect to any receivable and to the extent received by the servicer after the applicable cut-off date for that receivable, (i) any monthly payment by or on behalf of the obligor thereunder, (ii) full or partial prepayment of that receivable, (iii) all Liquidation Proceeds and (iv) any other amounts received by the servicer which, in accordance with the customary servicing practices, would customarily be applied to the payment of accrued interest or to reduce the principal balance of that receivable, [including rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract]; provided, however, that the term “Collections” in no event will include (1) any amounts in respect of any receivable purchased by the servicer or the seller on a prior payment date, (2) any supplemental servicing fees [or (3) rebates of premiums with respect to the cancellation or termination of any insurance policy, extended warranty or service contract].

      “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit Collections.

      “Collection Period” means each fiscal month of the servicer during the term of the sale and servicing agreement. With respect to any determination date or payment date, the “related collection period” means the collection period preceding the fiscal month in which such determination date or payment date occurs.

      “Cut-off Date” means, (i) with respect to the statistical information contained in this prospectus supplement,                     , 200     (referred to as the “statistical cut-off date”), (ii) with respect to the receivables transferred on the Closing Date,                     , 200     (referred to as the “initial cut-off date”) and (iii) with respect to the subsequent receivables transferred to the issuer on any funding date, two business days prior to such funding date (referred to as a “subsequent cut-off date”).

      “Defaulted Receivable” means, with respect to any collection period, a receivable which the servicer has charged off during such collection period in accordance with its customary servicing practices.

      “Eligible Investments” shall mean any one or more of the following types of investments:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

•	demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the seller, the servicer, the indenture trustee or the owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each payment date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1 and from Moody’s of P-1;

•	commercial paper (including commercial paper of any affiliate of seller, the servicer, the indenture trustee or the owner trustee) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1 and from Moody’s of P-1;

•	investments in money market funds (including funds for which the seller, the servicer, the indenture trustee or the owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G and from Moody’s of Aaa;

•	banker’s acceptances issued by any depository institution or trust company referred to in the second bullet point above;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

•	any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its then current rating of any class of notes.

      [“Funding Date” means each date (but not more than once per week) after the closing date on which subsequent receivables are purchased by the issuer.]

      “Liquidation Proceeds” means, with respect to any receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such receivable net of any expenses (including, without limitation, any auction, painting, repair or refurbishment expenses in respect of the related financed vehicle) incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

      “Net Swap Payment” means for the interest rate swap agreement, the net amounts owed by the issuer to the swap counterparty on any payment date, including any interest accrued thereon, under the interest rate swap agreement, excluding swap termination payments.

      “Net Swap Receipt” means for the interest rate swap agreement, the net amounts owed by the swap counterparty to the issuer, if any, on any date any such amount is due under the interest rate swap agreement, excluding swap termination payments.

      “Note Distribution Account” means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement from which distributions to the noteholders will be made.

      [“Funding Period” means the period from the closing date until the earliest of (1) [three] full calendar months following the closing date; (2) the date the amount in the pre-funding account is $10,000 or less; and (3) an event of default under the indenture has occurred and is continuing.]

      “Pool Balance” means at any time, the aggregate principal balance of the receivables at such time calculated in accordance with the customary servicing practices.

      “Principal Balance” means, as of any time, for any receivable, the principal balance of that receivable under the terms of the receivable determined in accordance with the customary servicing practices.

      “Principal Distribution Amount” shall mean, with respect to any payment date, an amount not less than zero equal to the greater of (i) the outstanding principal balance of the Class A-1 notes as of the preceding payment date (after giving effect to any principal payments made on the Class A-1 notes on such preceding payment date) or the closing date, as the case may be; and (ii) the excess, if any, of (a) the sum of the outstanding principal balance of all the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on such preceding payment date) or the closing date, as the case may be, over (b) the pool balance at the end of the collection period preceding such payment date and the funds on deposit in the pre-funding account (other than interest income and earnings); provided, however, that the Principal Distribution Amount shall not exceed the sum of the outstanding principal balance of all of the notes on such payment date; and provided, further, that the Principal Distribution Amount on and after the final scheduled payment date of a class of notes shall not be less than the amount that is necessary to reduce the outstanding principal balance of such class of notes and all earlier maturing classes of notes and all classes of notes maturing on the same date to zero.

      “Rating Agency Condition” means, with respect to any event or circumstance and each rating agency, either (a) written confirmation by that rating agency that the occurrence of that event or circumstance will not cause it to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the rating agency has been given notice of that event at least ten days prior to the occurrence of that event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and the rating agency has not issued any written notice that the occurrence of that event will cause it to downgrade, qualify or withdraw its rating assigned to the notes.

      “Reserve Account” means the account established in the name of the indenture trustee for the benefit of the noteholders into which the servicer will deposit funds on the closing date and as to which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents will make the other deposits and withdrawals specified in this prospectus supplement.

      “Specified Reserve Account Balance” for a payment date will be equal to [          % of the sum of the aggregate principal balance of the receivables as of the initial cut-off date and the aggregate principal balance of all Subsequent Receivables as of the related subsequent cut-off date] [the greater of 2.00% of the aggregate principal balance of the receivables as of the end of the preceding collection period and 1.00% of the sum of the aggregate principal balance of the receivables as of the initial cut-off date and the aggregate principal balance of all Subsequent Receivables as of the related subsequent cut-off date]. [In addition, prior to the end of the Funding Period, the Specified Reserve Account Balance will include certain amounts necessary to cover the negative arbitrage with respect to the funds deposited in the pre-funding account.] In no event will the Specified Reserve Account Balance exceed the pool balance of the receivables as of the last day of the related collection period.

      “Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) non-sufficient funds charges and (iv) any and all other administrative fees or similar charges allowed by applicable law with respect to any receivable.

      “Swap Termination Payments” means payment due to the swap counterparty by the issuer or to the issuer by the swap counterparty, including interest that may accrue thereon under the interest rate swap agreement, due to a termination of the interest rate swap agreement resulting from an “event of default” or “termination event” under the interest rate swap agreement.

INDEX

Term	Page

ABS	S-21
ABS Tables	S-22
administrator	S-1, S-14
Available Funds	S-46
benefit plan	S-41
Business Day	S-46
CIS Order	S-45
closing date	S-1
Code	S-41
Collection	S-46
Collection Account	S-46
Collection Period	S-46
Cut-off Date	S-46
Defaulted Receivable	S-46
Eligible Investments	S-46
equity certificate	S-1
ERISA	S-41
event of default	S-38
excess interest	S-4
Exchange Act	S-43
FDIC	S-32
final scheduled payment date	S-28, S-30
financed vehicles	S-3
Fitch	S-6
Funding Date	S-3, S-47
Funding Period	S-4, S-48
indenture	S-33
indenture trustee	S-1, S-15, S-28
initial cut-off date	S-3
interest rate swap agreement	S-30
Investment Company Act	S-40
issuer	S-1
issuer property	S-3
LIBOR	S-28
LIBOR Determination Date	S-29
Liquidation Proceeds	S-47
London Business Day	S-29
monthly remittance condition	S-34
Moody’s	S-6
motor vehicle receivables	S-3
Net Swap Payment	S-47
Net Swap Receipt	S-47
Note Distribution Account	S-48
noteholders	S-29
obligors	S-3
originator	S-1
owner trustee	S-1, S-15
payment date	S-2
payment default	S-39
payment waterfall	S-34
Pool Balance	S-1, S-48
pre-funding account	S-3, S-36
Principal Balance	S-48
Principal Distribution Amount	S-48
PTCE	S-41
purchase agreement	S-33
Rating Agency Condition	S-48
receivable pool	S-3
receivables	S-3
record date	S-2
regulation	S-41
Reserve Account	S-48
sale agreement	S-33
sale and servicing agreement	S-33
SEC	S-33
Securities Act	S-44
seller	S-1, S-20
servicer	S-1, S-20
servicer termination events	S-37
servicing fee	S-36
Specified Reserve Account Balance	S-4, S-48
Standard & Poor’s	S-6
statistical cut-off date	S-3
subsequent cut-off date	S-3
subsequent receivables	S-3
Supplemental Servicing Fees	S-49
swap counterparty	S-1
Swap Termination Payments	S-49
Telerate Page 3750	S-29
transfer agreements	S-33
Volkswagen AG	S-20
Volkswagen of America	S-20
VW Credit	S-1, S-14
Weighted Average Contract Rate	S-17
weighted average life	S-22
Weighted Average Original Term	S-17

      No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the seller, the servicer or the underwriters. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitations is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this prospectus supplement or the prospectus, respectively.

Volkswagen Auto Loan Enhanced [Trust][LLC] 200 -

Issuer

Class A-1 Notes	$[	]
Class A-2 Notes	$[	]
Class A-3 Notes	$[	]
Class A-4 Notes	$[	]
Class B Notes	$[	]

Volkswagen Public Auto Loan Securitization, LLC

Seller

VW Credit, Inc.,

Servicer

PROSPECTUS SUPPLEMENT

[Underwriters]

      Until                     , 200 , all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed. We may not sell the notes described in this preliminary prospectus supplement until we deliver a final prospectus supplement and attached prospectus. This prospectus supplement is not an offer to sell these notes nor is it seeking an offer to buy these notes in any state where the laws in that state do not permit the seller to offer or sell these notes.

FORM 2

Subject to Completion, Dated                       , 200
PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 10, 2003)

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 200 -

Volkswagen Public Auto Loan Securitization, LLC,

Seller

VW Credit, Inc.,

Servicer

$[                    ] ASSET BACKED CERTIFICATES

    You should review carefully the factors set forth under “Risk Factors” beginning on page S-13 of this supplement and page [2] in the accompanying prospectus.

         This prospectus supplement does not contain complete information about the offering of the certificates. No one may use this prospectus supplement to offer and sell the certificates unless it is accompanied by the prospectus. If any statements in this prospectus supplement conflict with statements in the prospectus, the statements in this prospectus supplement will control.

         Neither the SEC nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         The certificates are asset backed securities issued by the trust. The certificates are not obligations of VW Credit, Inc., Volkswagen Public Auto Loan Securitization, LLC or any of their affiliates. Neither the certificates nor the receivables are insured or guaranteed by any governmental agency.

         The trust will issue the following securities:

				First	First	Final
	Initial	Pass		Interest	Principal	Scheduled
	Principal	Through	Interest	Payment	Payment	Payment
	Amount	Rate	Period	Date	Date	Date

Class A Certificates (1)
Class B Certificates (1)

(1)	The Class B Certificates are subordinated to the Class A Certificates to the extent described in this prospectus supplement.

         The terms of the offering are as follows:

Underwriting
	Initial Public	Discount and		Proceeds
	Offering Price (1)	Placement Fee		To Seller (2)

Per Class A Certificate	$		%	$
Per Class B Certificate	$		%	$
Total	$		%	$

(1)	Plus accrued interest from .

(2)	Before deducting expenses payable by Volkswagen Public Auto Loan Securitization, LLC, as the seller, estimated to be approximately $

[UNDERWRITERS]

The date of this prospectus supplement is [                    ]

CALCULATION OF REGISTRATION FEE
WHERE TO FIND INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
NOTICE TO RESIDENTS OF THE UNITED KINGDOM
SUMMARY OF TERMS
CREDIT ENHANCEMENT
PAYMENT WATERFALL
RISK FACTORS
USE OF PROCEEDS
THE ISSUER
WEIGHTED AVERAGE LIFE OF THE NOTES
THE NOTES
THE SWAP COUNTERPARTY
[Insert Address of Swap Counterparty]
UNDERWRITING
GLOSSARY
INDEX
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

SUMMARY OF TERMS
RISK FACTORS
THE TRUST
THE TRUSTEE
THE SELLER AND THE SERVICER
THE RECEIVABLES POOL
DISTRIBUTION OF THE RECEIVABLES BY APR
DISTRIBUTION OF THE INITIAL RECEIVABLES BY STATE (1)
NET LOSS AND REPOSSESSION EXPERIENCE
POOL FACTORS AND TRADING INFORMATION
DESCRIPTION OF THE CERTIFICATES
PAYMENTS TO CERTIFICATEHOLDERS
SUBORDINATION; RESERVE ACCOUNT
MATERIAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
LEGAL OPINIONS
INDEX OF TERMS
ANNEX A GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES
RISK FACTORS
CAPITALIZED TERMS
DESCRIPTION OF THE ISSUERS
DESCRIPTION OF THE OWNER TRUSTEE
DESCRIPTION OF THE RECEIVABLES
ORIGINATION AND SERVICING PROCEDURES
PREFUNDING ARRANGEMENT
MATURITY AND PREPAYMENT CONSIDERATIONS
POOL FACTORS, NOTE FACTORS AND POOL INFORMATION
USE OF PROCEEDS
DESCRIPTION OF THE SELLER
DESCRIPTION OF THE SECURITIES
DESCRIPTION OF THE TRANSACTION AGREEMENTS
DESCRIPTION OF THE INDENTURE
MATERIAL LEGAL ASPECTS OF THE RECEIVABLES
MATERIAL FEDERAL INCOME TAX CONSEQUENCES
STATE AND LOCAL TAX CONSEQUENCES
ERISA CONSIDERATIONS
UNDERWRITING
FORWARD-LOOKING STATEMENTS
RATING OF THE SECURITIES
REPORTS TO SECURITYHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
LEGAL MATTERS
GLOSSARY
INDEX OF PRINCIPAL TERMS
PART II
SIGNATURES
POWER OF ATTORNEY
POWER OF ATTORNEY
POWER OF ATTORNEY
Certificate of Formation of Articles I, II, & III
Limited Liabilty Company Agreement
Opinion of Mayer, Brown, Rowe & Maw
Opinion of Mayer, Brown, Rowe & Maw

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates is provided in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to a particular class of certificates, including your class; and

•	this prospectus supplement, which describes the specific terms of your class of certificates.

      If the terms of your certificates vary between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      Cross-references are included in this prospectus supplement and in the prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the back cover of the prospectus.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Terms” beginning on page S-42 in this prospectus supplement and under the caption “Index of Terms” beginning on page [          ] in the accompanying prospectus.

S-2

Prospectus Supplement

SUMMARY OF TERMS

      The following summary highlights selected information from this document and provides a general overview of the terms of the certificates. To understand all of the terms of the offering of the certificates, you should read carefully this entire document and the accompanying prospectus. Both documents contain information you should consider when making your investment decision.

Relevant parties

Issuer	Volkswagen Auto Loan Enhanced Trust 200 - . The trust will be established by a pooling and servicing agreement.

Seller	Volkswagen Public Auto Loan Securitization, LLC.

Servicer	VW Credit, Inc.

Trustee	[ ]

Relevant Agreements

Pooling and Servicing Agreement	The pooling and servicing agreement among the seller, the servicer and the trustee. The pooling and servicing agreement provides for the terms relating to the certificates.

Purchase Agreement	The purchase agreement between [Originator] and the seller. The purchase agreement governs the sale of the receivables from [Originator] to the seller.

Relevant Dates

Closing Date	On or about [ ].

Cutoff Date	[ ]

Payment Dates	The trust will pay interest and principal on the certificates on the [ ] day of each month. If the [ ] day of the month is not a business day, payments on the certificates will be made on the next business day. The date that any payment is made is called a payment date. The first payment date is .

A “business day” is any day except

• a Saturday or Sunday; or

• a day on which banks in New York, Illinois or Michigan are closed.

Final Scheduled Payment Dates	The final principal payment for each class of certificates is scheduled to be made on the related final scheduled payment date specified on the front cover of this prospectus supplement.

S-3

Record Dates	So long as the certificates are in book-entry form, the trust will make payments on the certificates to the holders of record on the day immediately preceding the payment date. If the certificates are issued in definitive form, the record date will be the last day of the month preceding the payment date.

Collection Period	The calendar month immediately preceding the related payment date.

Description of the Certificates

Terms	The trust is offering the following classes of certificates by way of this prospectus supplement:

			Original	Pass
	Class		Certificate	Through
	Percentage		Balance	Rate*

Class A Certificates		%	$		%
Class B Certificates		%	$		%
Total	100%		$		%

______________________________________________
* Calculated based on a 360-day year consisting of twelve 30-day months.

Each class of certificates will have an undivided ownership interest in the trust equal to the class percentage indicated above. The class percentage will not change. The certificate balance of each class of certificates will be reduced by the payment of principal to the holders of that class.

Interest And Principal Payments	In general, certificateholders are entitled to receive payments of interest and principal from the trust only to the extent that collections from trust assets and funds resulting from credit enhancements are sufficient to make those payments. Interest and principal collections will be divided among the various classes of certificates in specified proportions.

The trust will pay interest and principal on a pro rata basis to certificateholders of record as of the preceding record date.

Interest. The amount of interest due on each payment date for any class of certificates will equal the product of:

the outstanding class certificate balance as of the preceding payment date (or, in the case of the first payment date, as of the closing date); and

• one-twelfth of the pass through rate for that class, on a per annum basis.

Interest on the certificates will be determined on the basis of a 360-day year consisting of twelve 30-day months.

S-4

The pass through rate for each class of certificates is set forth on the front cover of this prospectus supplement.

If certificateholders of any class do not receive all interest owed to them on a payment date, the trust will make payments of interest on later payment dates to make up the shortfall, to the extent funds from specified sources are available to cover the shortfall.

Principal. The amount of principal due on each payment date for any class of certificates will equal the applicable class percentage, as shown on the cover page of this prospectus supplement, of the sum of the following:

• the portion of all scheduled monthly payments on receivables allocable to principal during the preceding calendar month;

• the portion of all prepayments on receivables allocable to principal received by the servicer during the preceding calendar month;

• the principal balance of each receivable that was purchased by the servicer or repurchased by the seller, in either case under an obligation that arose during the preceding calendar month; and

• the principal balance of each receivable that became a defaulted receivable during the preceding calendar month.

The receivables owned by the trust are classified as either precomputed receivables or simple interest receivables. The portion of the scheduled monthly payments and prepayments that will be allocable to principal is different for each of the two types of receivables. These receivables are described in more detail in “The Receivables Pools” in the accompanying Prospectus. Before each payment date, the servicer will calculate the amount of principal to be paid to each class of certificates for that payment date. The amount of principal to be paid to a class will equal that class’ percentage of scheduled payments on precomputed receivables, principal collections on simple interest receivables and certain other principal amounts due or collected on the receivables. The class percentage for each class is detailed in the chart under “Description of the Certificates— Terms” above.

If certificateholders of any class do not receive all principal owed to them on a payment date, the trustee will make payments of principal on later payment dates to make up the shortfall, to the extent funds from specified sources are available to cover such amounts.

For more detailed information regarding payments of interest and principal see “Description of the

S-5

Certificates— Payments—Calculation of Distributable Amounts”.

Minimum Denominations	Certificates will be issued only in denominations of $[1,000] or more. Certificates will be issued in multiples of $1 for amounts in excess of $1,000.

Registration of the Certificates	You will generally hold your interests in the securities through The Depository Trust Company in the United States, or of the Clearstream Banking societe anonyme or the Euroclear System in Europe or Asia. This is referred to as book-entry form. You will not receive a definitive certificate representing your securities except under limited circumstances.

We expect the securities to be delivered through The Depository Trust Company, Clearstream Banking societe anonyme and the Euroclear System against payment in immediately available funds on or about .

For more detailed information, you should refer to “Annex A: Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus supplement and “Description of the Securities— Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in the accompanying prospectus.

Tax Status	Subject to important considerations described in this prospectus supplement and the prospectus, Mayer, Brown, Rowe & Maw, special tax counsel to the trust, will deliver its opinion that:

• the trust will be treated as a grantor trust for United States federal income and California franchise and income tax purposes; and

• the trust will not be subject to federal income tax.

If you purchase the certificates, you will be required to report your pro rata share of all income earned on the receivables (other than amounts, if any, treated as “stripped coupons”). In addition if you are an individual, trust or estate, you may deduct your pro rata share of reasonable servicing and other fees, subject to certain limitations.

You should refer to “Certain Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of United States federal income tax laws to the trust and the certificates.

ERISA Considerations	The Class A Certificates are generally eligible for purchase by employee benefit plans, subject to certain considerations discussed under “ERISA Considerations” in

S-6

this prospectus supplement and in the accompanying prospectus.

The Class B Certificates, however, may not be acquired by any employee benefit plan or an individual retirement plan. However, under limited circumstances, Class B Certificates may be purchased as limited investments by persons using insurance general accounts or separate accounts.

You should refer to “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus. If you are a benefit plan fiduciary considering purchase of the certificates of any class, you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

Ratings of the Certificates	It is a condition to the issuance of the certificates that:

• the Class A Certificates be rated at least “AAA” by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc. and at least “Aaa” by Moody’s Investors Service, Inc.; and

• the Class B Certificates be rated at least “[ ]” by Standard & Poor’s and at least “[ ]” by Moody’s; and

A security rating is not a recommendation to buy, sell or hold securities. The ratings of the certificates address the likelihood of the payment of principal and interest on the certificates in accordance with their terms. Either rating agency may subsequently lower or withdraw its rating of the certificates. If this happens, no person or entity will be obligated to provide any additional credit enhancement for the certificates. The trust will obtain the ratings mentioned above from by Standard and Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. and Moody’s Investors Service, Inc. However, another rating agency may rate the certificates and, if so, the rating may be lower than the ratings described above.

Structural Summary	[Chart depicting the transfer of receivables from [Originator] to seller in exchange for the cash net proceeds of the offering and the subordinated non-recourse promissory note; the transfer of receivables from the seller to the trust in exchange for the securities; and the issuance of the securities to investors in exchange for the proceeds.]

Assets of the Trust	Purchasers of Volkswagen and Audi cars and light duty trucks often finance their purchases by entering into retail installment sales contracts or installment loan agreements with Volkswagen and Audi dealers who then

S-7

resell the contracts and loans to VW Credit, Inc. The purchasers of the vehicles are referred to as the “obligors” under the contracts and loans. Volkswagen Public Auto Loan Securitization, LLC will purchase a specified amount of these contracts and loans from [Originator] and on the closing date will sell them to the trust in exchange for the securities. These contracts and loans are referred to as “receivables”. The receivables will have a total outstanding principal balance of $[ ] as of [ ], the cutoff date.

Volkswagen Public Auto Loan Securitization, LLC will sell the certificates to investors for cash, and will use this cash to pay part of the purchase price for its purchase of the receivables. The chart above represents the flow of funds provided by investors for the securities and the receivables sold by [VW Credit, Inc.]

On the closing date, the trust will purchase receivables having the following characteristics as of the cutoff date:

Total Cutoff Date Principal Balance
Number of Receivables
Average Cutoff Date Principal Balance
Average Original Amount Financed
Range of Original Amount Financed
Weighted Average APR (1)
Range of APRs
Weighted Average Original Number of Scheduled Payments (1)
Range of Original Number of Scheduled Payments
Weighted Average Remaining Number of Scheduled Payments (1)
Range of Remaining Number of Scheduled Payments

(1)	Weighted by principal balance as of the cutoff date.

The assets of the trust will also include:

• certain monies due or received under the receivables on and after the cutoff date;

• security interests in the vehicles financed under the receivables;

• certain bank accounts and the proceeds of those accounts; and

• proceeds from claims under certain insurance policies relating to the financed vehicles or the obligors under the receivables and certain rights of the seller under the purchase agreement.

For a more detailed description of the assets of the trust, see “The Trust— General” in this prospectus supplement.

S-8

Servicing	VW Credit, Inc. (“VCI”) will be appointed to act as servicer for the receivables owned by the trust. The servicer will handle all collections, administer defaults and delinquencies and otherwise service the receivables. On each payment date, the trust will pay the servicer a monthly fee at a rate equal to [ ]% of the total principal balance of the receivables as of the first day of the related collection period. The servicer will also receive additional servicing compensation in the form of investment earnings, late fees and other administrative fees and expenses or similar charges received by the servicer during such month.

The servicer will be obligated to advance to the trust interest on any receivable that is due but unpaid by the obligor. In addition, the servicer will be obligated to advance to the trust principal that is due but unpaid by the obligor on any receivables that are classified as precomputed receivables (but not on any that are classified as simple interest receivables). However, the servicer will not be required to make an advance if it determines that the advance will not ultimately be recoverable. The trust will reimburse the servicer from later collections on the related delinquent receivable. If the servicer determines that the advance will not ultimately be recoverable from later collections on the related delinquent receivable, the trust may also reimburse the servicer from collections on other receivables.

For more detailed information, you should refer to “Description of the Transaction, Agreements— Servicing Fee” in the accompanying prospectus, and to “Description of the Certificates— Advances” in this prospectus supplement.

Payment on Payment Dates	VCI will identify collections on the receivables as either interest or principal depending on the terms of the related receivables. Collections identified as interest are sometimes referred to as “interest collections”. Collections identified as principal are sometimes referred to as “principal collections”.

Principal advances made by the servicer will be included in principal collections. Interest advances made by the servicer will be included in interest collections. Any reimbursements of interest advances paid to the servicer will be deducted from interest collections before those collections are used to pay noteholders and certificateholders. Similarly, any reimbursements of principal advances paid to the servicer will be deducted from principal collections before those collections are used to pay noteholders and certificateholders.

S-9

Payments From Interest Collections. Each month, the trust will distribute interest collections and interest advances received during the prior calendar month in the following order of priority:

• Servicing Fee— the monthly servicing fee payable to the servicer;

• Interest on the Class A Certificates— interest due on the Class A Certificates, including any unpaid interest from prior payment dates; and

• Interest on the Class B Certificates— interest due on the Class B Certificates, including any unpaid interest from prior payment dates.

If interest collections are not sufficient to pay all interest owed to a class of certificateholders on any payment date, the trust will pay the shortfall from the following sources in the following order of priority:

• Class A Certificates— from collections otherwise allocable to pay principal on the Class B Certificates and from amounts on deposit in the reserve account described below.

• Class B Certificates— from amounts on deposit in the reserve account.

Unpaid interest on any class of certificates will accrue interest at the pass through rate for that class.

Payments From Principal Collections. Each month, the trust will distribute principal collections and principal advances received during the prior calendar month in the following order of priority:

• Principal on the Class A Certificates— principal due on the Class A Certificates, including any unpaid principal from prior payment dates; and

• Principal on the Class B Certificates— principal due on the Class B Certificates, including any unpaid principal from prior payment dates.

If principal collections are not sufficient to pay all principal owed to a class of certificateholders on any payment date, the shortfall will be paid from interest collections that are not needed to pay interest to the Class A and B Certificateholders on that date, and from amounts on deposit in the reserve account. These amounts will be used first to pay principal owed to the Class A Certificateholders, and second to pay principal owed to the Class B Certificateholders.

Excess collections remaining on any payment date after the above interest and principal payments have been

S-10

made will be deposited in the reserve account or distributed to the seller.

For more detailed information concerning payments on the certificates and payment priorities, you should refer to “Payments to Certificateholders” in this prospectus supplement.

Credit Enhancement	The pooling and servicing agreement includes certain features designed to provide protection against losses and delays in payments to the Class A Certificateholders and, to a lesser extent, the Class B Certificateholders. These features are referred to as “credit enhancement.” Losses on the receivables or other shortfalls of cash flow will be covered by allocating available cash flow to the more senior classes of certificates— that is, Class A Certificates— before making allocations to subordinate classes and by withdrawing amounts on deposit in the reserve account. The reallocation of funds to the more senior classes of certificates is referred to as “subordination.”

The credit enhancement for the certificates will be as follows:

Class A Certificates

• subordination of the Class B Certificates, as described below; and

• the reserve account.

Subordination of Interest and Principal

• Class B Certificates— Interest payments on the Class B Certificates will be subordinated to interest payments on the Class A Certificates. Principal payments on the Class B Certificates will be subordinated to principal payments on the Class A Certificates and, in certain circumstances, to interest payments on the Class A Certificates.

Reserve Account

On each payment date, if collections on the receivables are insufficient to pay the amounts due to the servicer and certificateholders as described above, the trustee will withdraw from the reserve account, to the extent available, the amount necessary to make the required payments.

The pooling and servicing agreement specifies the balance that is required to be maintained for the reserve account. On the closing date, the seller will deposit $[ ] into the reserve account, which is less than the required

S-11

balance. On each payment date, after the trust makes the required payments to the servicer and certificateholders from collections on the receivables and servicer advances:

• any remaining amounts will be deposited into the reserve account to the extent necessary to maintain the specified reserve account balance; or

• amounts remaining in the reserve account in excess of the specified balance will be paid to the seller.

The trust and certificateholders will have no right to payment or recapture of any amounts released from the trust or reserve account and paid to the seller. The seller will have no obligation to deposit funds into the reserve account except for the initial deposit on the closing date.

For more detailed information concerning the credit enhancement provisions, you should refer to “Subordination; Reserve Account” in this prospectus supplement.

Optional redemption; cleanup call

The servicer may purchase all, but not part, of the receivables on any payment date when the outstanding aggregate principal balance of the receivables has declined to 10% or less of the principal balance of the receivables as of the cut-off date. Such purchase would result in the redemption of all outstanding certificates on such payment date.

For more detailed information regarding this option, you should refer to “Transfer and Servicing Agreements— Optional Purchase” in this prospectus supplement.

S-12

RISK FACTORS

      You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the certificates of any class.

     Prepayments on receivables may cause prepayments on the certificates, resulting in reinvestment risk to you.

      You may receive payment of principal on your certificates earlier than you expected. If that happens, you may not be able to reinvest the principal you receive at a rate as high as the rate on your certificates. Prepayments on the receivables will shorten the life of the certificates to an extent that cannot be predicted. Prepayments may occur for a number of reasons. Some prepayments may be caused by the obligors under the receivables. For example, obligors may:

•	make early payments, since receivables will generally be prepayable at any time without penalty;

•	default, resulting in the repossession and sale of the financed vehicle; or

•	damage the vehicle or become unable to pay due to death or disability, resulting in payments to the trust under any existing physical damage, credit life or other insurance.

      Some prepayments may be caused by the seller or the servicer. For example, the seller will make representations and warranties regarding the receivables, and the servicer will agree to take or refrain from taking certain actions with respect to the receivables. If the seller or the servicer breaches its representation or agreement and the breach is material and cannot be remedied, it will be required to purchase the affected receivables from the trust. This will result, in effect, in the prepayment of the purchased receivables. In addition, the [seller] will have the option to purchase the receivables from the trust on any payment date when the outstanding principal balance of the receivables has declined to [                    ]% or less of the principal balance as of the cutoff date.

      The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors. The seller has limited historical experience with respect to prepayments, and cannot predict the actual prepayment rates for the receivables. The seller, however, believes that the actual rate of payments, including prepayments, will result in the weighted average life of each class of securities being shorter than the period from the closing date to the final scheduled maturity date for the related class.

     Payment priorities increase risk of loss or delay in payment to Class B Certificates.

      If you buy Class B Certificates:

•	you will not receive any interest payments on a payment date until all interest owed on the Class A Certificates on that date has been paid; and

•	you will not receive any principal payments on a payment date until all principal and interest owed on the Class A Certificates on that date has been paid.

      Because the Class A Certificates will receive preferential allocations of interest and principal, the Class B Certificates, will be exposed to a greater risk of nonpayment or delayed payment if collections fall significantly below expected levels.

      As a result, the yield on the Class B Certificates will be sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations,

S-13

and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your certificates may be lower than anticipated, and you could suffer a loss.

      Classes of securities that receive payments earlier than expected are exposed to a greater reinvestment risk, and classes of securities that receive principal later than expected are exposed to a greater risk of loss. In either case, the yields on your securities could be materially and adversely affected.

     Because the trust has limited assets, there is only limited protection against potential losses.

      The only sources of funds for payments on the securities are collections on the receivables (which include proceeds of the liquidation of repossessed vehicles and of relevant insurance policies), advances by the servicer and the reserve account. The notes and certificates are not obligations of, and will not be insured or guaranteed by, any governmental agency or the seller, the servicer, Volkswagen of America, Inc., Volkswagen AG, any trustee or any of their affiliates. You must rely solely on payments on the receivables, advances by the servicer and amounts available in the reserve account for payments on the securities. Although funds in the reserve account will be available to cover shortfalls in payments of interest and principal on each payment date, the amounts deposited in the reserve account will be limited. If the entire reserve account has been used, the trust will depend solely on current collections on the receivables and advances by the servicer to make payments on the notes. Any excess amounts released from the reserve account to the seller will no longer be available to securityholders on any later payment date. See “Subordination; Reserve Account” in this prospectus supplement. If the assets of the trust are not sufficient to pay interest and principal on the securities you hold, you will suffer a loss.

     Performance of the receivables could be affected by economic conditions in the states where the receivables were originated.

      If a large number of obligors are located in a particular state, economic conditions or other factors that negatively affect that state could also negatively affect the delinquency, credit loss or repossession experience of the trust. The table entitled “Geographic Distribution of the Receivables by State” on page S-16 of this prospectus supplement provides important information about the number and principal amount of receivables located in each state (based on the address of the related dealer). By cutoff date principal balance, based on the address of the related dealer, [                    ]%, [                    ]%, [                    ]% and [                    ]% of the receivables were located in [                    ], [                    ], [                    ], and [                    ] respectively. By cutoff date principal balance, based on the address of the related dealer, not more than [10]% of the receivables were located in any other state.

     Paid-ahead simple interest contracts and loans may affect the weighted average life of the certificates.

      If an obligor on a simple interest contract or loan makes a payment on the contract or loan ahead of schedule (for example, because the obligor intends to go on vacation), the weighted average life of the certificates could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract or loan and the obligor will generally not be required to make any scheduled payments during the period for which it was paid-ahead. During this paid-ahead period, interest will continue to accrue on the principal balance of the contract or loan, as applicable, as reduced by the application of the additional scheduled payments, but the obligor’s contract or loan, as applicable, would not be considered delinquent during this

S-14

period. While the servicer may be required to make interest advances during this period, no principal advances will be made. Furthermore, when the obligor resumes his required payments, the payments so paid may be insufficient to cover the interest that has accrued since the last payment by the obligor. This situation will continue until the regularly scheduled payments are once again sufficient to cover all accrued interest and to reduce the principal balance of the contract or loan, as applicable.

      The payment by the trust of the paid-ahead principal amount on the notes will generally shorten the weighted average life of the certificates. However, depending on the length of time during which a paid-ahead simple interest contract or loan is not amortizing as described above, the weighted average life of the certificates may be extended. In addition, to the extent the servicer makes advances on a paid-ahead simple interest contract or loan which subsequently goes into default, the loss on this contract or loan may be larger than would have been the case had advances not been made because liquidation proceeds for the contract or loan will be applied first to reimburse the servicer its advances.

      VCI’s portfolio of retail installment sale contracts and installment loans has historically included simple interest contracts and loans which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of contracts and loans in the trust which may become paid-ahead simple interest contracts and loans as described above or the number or the principal amount of the scheduled payments which may be paid-ahead.

     The absence of a secondary market for the securities could limit your ability to resell the securities.

      [The certificates are [not] expected to be listed on any securities exchange.] There have been times in the past when the absence of a liquid secondary market for similar asset backed securities has caused the holders thereof to be unable to sell their securities at all or other than at a significant loss. The absence of a liquid secondary market for the securities could limit your ability to resell them. This means that if you want to sell your securities in the future before they mature, you may have difficulty finding a buyer. If you find a buyer, the selling price may be less than it would have been if a secondary market existed for the securities. There is currently no secondary market for the securities. Although the underwriters have stated that they intend to make a market in each class of securities, they are not obligated to do so. A secondary market may not ever develop for the securities. Even if such a market does develop, it may not provide sufficient liquidity or continue for the life of your securities.

     Because the certificates are in book-entry form, your rights can only be exercised indirectly.

      Because the certificates will be issued in book-entry form, you will be required to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream Banking societe anonyme nor the Euroclear System in Europe or Asia. Transfers of interests in the certificates within The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the securities are in book-entry form, you will not be entitled to receive a Definitive Certificate representing your interest. The certificates will remain in book-entry form except in the limited circumstances described under the caption “Description of the Securities— Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in the accompanying prospectus. Unless and until the certificates cease to be held in book-entry form, the trustee will not recognize you as a “Securityholder”, as that term is used in the pooling and servicing agreement. As a result, you will only be able

S-15

to exercise the rights of Securityholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking societe anonyme and the Euroclear System (in Europe or Asia) and their participating organizations. Holding the certificates in book-entry form could also limit your ability to pledge your certificates to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking societe anonyme or the Euroclear System and to take other actions that require a physical certificate representing the certificates.

      Interest and principal on the certificates will be paid by the trust to The Depository Trust Company as the record holder of the certificates while they are held in book-entry form. The Depository Trust Company will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to certificateholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

THE TRUST

General

      The Volkswagen Auto Loan Enhanced Trust 200       -       (the “Trust”) will be formed by Volkswagen Public Auto Loan Securitization, LLC (the “Seller”) pursuant to the Pooling and Servicing Agreement (the “Agreement”) dated as of [                    ], among the Seller, VW Credit, Inc. (“VCI”), as servicer (in such capacity, the “Servicer”) and [                    ], as trustee (the “Trustee”). The Seller will establish the Trust by selling and assigning the assets of the Trust to the Trustee in exchange for the Certificates to be issued by the Trust. The Servicer will service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See “Description of the Certificates— Servicing Compensation”.

      [Pursuant to agreements between VCI and the Dealers, each Dealer will repurchase from VCI those retail installment sales contracts and installment loans that do not meet certain representations and warranties made by such Dealer. Such Dealer repurchase obligations are referred to herein as “Dealer Recourse”. Such representations and warranties relate primarily to the origination of the contracts and loans and the perfection of the security interests in the related financed vehicles, and do not typically relate to the creditworthiness of the related obligors or the collectibility of such contracts and loans. Although the Dealer agreements with respect to the Receivables will not be assigned to the Trustee, any recovery by VCI pursuant to any Dealer Recourse will be deposited in the Collection Account in satisfaction of VCI’s repurchase obligations under the Agreement. The sales by the Dealers of installment sales contracts and installment loans to VCI do not generally provide for recourse against the Dealers for unpaid amounts in the event of a default by an obligor thereunder, other than in connection with the breach of the foregoing representations and warranties.]

      Each Certificate represents an undivided ownership interest in the Trust. The Trust property includes the Receivables, and certain monies due or received thereunder on or after the Cutoff Date. The Trust property also includes (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Servicer pursuant to the Agreement, as described below; (ii) security interests in the Financed Vehicles and any accessions thereto; (iii) the rights to proceeds with respect to the Receivables from claims on physical damage, credit life and disability insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (iv) the right to receive proceeds from any Dealer Recourse; (v) the interests of the Seller under the Purchase Agreement; (vi) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and that shall have been acquired by the Trustee; (vii) all other assets of the Trust;

S-16

and (viii) any and all proceeds of the foregoing. The Reserve Account will be maintained by the Trustee for the benefit of the Certificateholders, but will not be part of the Trust.

      The Trust’s principal offices are in [                    ], in care of [                    ], as Trustee, at the address set forth below under “The Trustee.”

THE TRUSTEE

      [                    ] is the Trustee under the Agreement. [ ] is a [                    ] and its principal offices are located at [                    ]. The Seller and its affiliates may maintain normal commercial banking relations with the Trustee and its affiliates.

      [Under the Agreement, for so long as any Certificates are listed on an exchange whose rules so require, the Trustee will appoint paying agents in the jurisdictions specified by such rules. For so long as the Class A Certificates are listed on the [exchange] or [exchange], the Trustee will maintain paying agents in [jurisdiction] and [jurisdiction]. The Initial Paying Agents will be [                    ] and [                    ]. Definitive Certificates may be presented for purposes of payment, transfer or exchange at the offices of the paying agent in [jurisdiction] at [                    ], at the offices of the paying agent in [jurisdiction] at [                    ], or such other paying agents as may be specified in a written notice to the holders of Certificates described below.]

THE SELLER AND THE SERVICER

      Information regarding the Seller and the Servicer is set forth under the captions “The Seller” and “The Servicer” in the Prospectus.

THE RECEIVABLES POOL

      The pool of Receivables (the “Receivables Pool”) will include the Receivables purchased as of [                    ] (the “Cutoff Date”). The Receivables were originated by Dealers in accordance with VCI’s requirements and subsequently purchased by VCI. The Receivables evidence the indirect financing made available by VCI to the related purchasers (the “Obligors”) of the vehicles financed by the Receivables (the “Financed Vehicles”). On or before the date of initial issuance of the Securities (the “Closing Date”), VCI will sell the Receivables to the Seller pursuant to the purchase agreement (the “Purchase Agreement”) between the Seller and VCI. The Seller will, in turn, sell the Receivables to the Trust pursuant to the Sale and Servicing Agreement. During the term of the Sale and Servicing Agreement, neither the Seller nor VCI may substitute any other retail installment sales contract or installment loan for any Receivable sold to the Trust.

      The Receivables in the Receivables Pool are required to meet certain selection criteria as of the Cutoff Date. Pursuant to such criteria, each Receivable:

•	falls within the range of:

remaining principal balance	$		to	$
APRs		%	to		%
original number of monthly (“Scheduled Payments”)			to
remaining number of Scheduled Payments			to

S-17

•	has a maximum number of:

days past due for payment	30 days

•	was, at the time of origination, secured by a new or used automobile or light duty truck;

•	was originated in the United States;

•	provides for scheduled monthly payments that fully amortize the amount financed by such Receivable over its original term (except for minimally different payments in the first or last month in the life of the Receivable);

•	is being serviced by VW Credit, Inc.;

•	to the best knowledge of the Seller, is not due from any obligor who is presently the subject of a bankruptcy proceeding or is bankrupt or insolvent;

•	does not relate to a vehicle that has been repossessed without reinstatement as of the Cutoff Date; and

•	does not relate to a vehicle as to which insurance has been force-placed as of the Cutoff Date.

      Except in the case of any breach of representations and warranties by the related Dealer, the Receivables generally do not provide for recourse against the originating Dealer. The following are additional characteristics of the Receivables:

•	as a percentage of the aggregate principal balance, as of the Cutoff Date:

Precomputed Receivables	%
Simple interest Receivables	%
New vehicles financed by VCI	%
Used vehicles financed by VCI	%
Receivables representing financing of vehicles manufactured or distributed by [Volkswagen of America, Inc.] or its affiliates	%

•	as a percentage of the number of Receivables, as of the Cutoff Date:

New vehicles financed by VCI	%
Used vehicles financed by VCI	%

S-18

      The composition, distribution by APR and geographic distribution of the Receivables as of the Cutoff Date are as set forth in the following tables.

COMPOSITION OF THE RECEIVABLES

Total Cutoff Date Principal Balance	$
Number of Receivables	$
Average Cutoff Date Principal Balance	$
Average Original Amount Financed	$
Range of Cut-off Date Principal Balances	$		to	$
Range of Original Amount Financed	$		to	$
Weighted Average APR (1)%
Range of APRs $ to		%	to		%
Weighted Average Original Number of Scheduled Payments (1)
Range of Original Number of Scheduled Payments			to
Weighted Average Remaining Number of Scheduled Payments (1)
Range of Remaining Number of Scheduled Payments			to

(1) Weighted by Principal Balance as of the Cutoff Date.

DISTRIBUTION OF THE RECEIVABLES BY APR

		Percentage of		Percentage of
	Number Of	Number of	Cutoff Date	Cutoff Date
Range of APRs	Receivables	Receivables	Principal Balance	Pool Balance

(1)	Percentages may not add to 100.00% due to rounding.

S-19

DISTRIBUTION OF THE INITIAL RECEIVABLES BY STATE (1)

		Percentage of		Percentage of
	Number Of	Number of	Cutoff Date	Cutoff Date
State	Receivables	Receivables	Principal Balance	Pool Balance

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee

S-20

		Percentage of		Percentage of
	Number Of	Number of	Cutoff Date	Cutoff Date
State	Receivables	Receivables	Principal Balance	Pool Balance

Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

Total (2)

(1)	Based solely on the addresses of the originating Dealers.

(2)	Percentages may not add to 100.00% due to rounding.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Set forth below is certain information concerning VCI’s experience with respect to its portfolio of new and used automobile and/or light duty truck retail installment sales contracts and/or installment loans which it has funded and is servicing, including contracts and loans that have been securitized.

      The data presented in the following tables are provided for illustrative purposes only. There is no assurance that VCI’s delinquency, credit loss and repossession experience with respect to automobile and light duty truck retail installment sales contracts and/or installment loans in the future, or the experience of the Trust with respect to the Receivables, will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of VCI’s portfolio. Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of receivables were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over the periods indicated.

HISTORICAL DELINQUENCY EXPERIENCE

At December 31,
At March 31,
	200_	200_	200_	200_	200_	200_

Receivables Outstanding (1)
Delinquencies as a Percentage of Receivables outstanding (2)
31-60 Days
61-90 Days
Over 90 Days

(1) Number of Receivables outstanding at end of period.

(2)	The period of delinquency is based on the number of days payments are contractually past due. A payment is deemed to be past due if less than 90% of such payment is made on the related due date.

S-21

NET LOSS AND REPOSSESSION EXPERIENCE

(Dollars in Thousands)

At or for the
	Three Months	At December 31,
Ended March 31,
	200_	200_	200_	200_	200_	200_

Principal Amount Outstanding (1)
Average Principal Amount Outstanding (2)
Number of Receivables Outstanding
Number of Repossessions (3)
Number of Repossessions as a Percentage of the Average Number of Receivables Outstanding
Gross Charge-Offs (4)
Recoveries (5)
Net Losses
Net Losses as a Percentage of Principal Amount Outstanding (6)
Principal Amount Outstanding (6)

(1)	Principal Amount Outstanding includes payoff amount for simple interest contracts and loans and net principal amount for precomputed contracts and loans and unamortized dealer reserve for all contracts and loans.

(2)	Average of the principal amount or number of Receivables outstanding as of the beginning and end of the indicated periods.

(3)	Includes bankrupt repossessions but excludes bankruptcies.

(4)	Amount charged off is the net remaining principal balance, including earned but not yet received finance charges, repossession expenses and unpaid extension fees, less any proceeds from the liquidation of the related vehicle. Also includes dealer reserve charge-offs.

(5)	Includes all recoveries from post-disposition monies received on previously charged-off contracts and loans including any proceeds from the liquidation of the related vehicle after the related charge-off. Also includes recoveries for dealer reserve charge-offs and dealer reserve chargebacks.

(6) Annualized.

USE OF PROCEEDS

      The Seller will use the net proceeds from the sale of the Securities (approximately $[                    ]) together with a subordinated non-recourse promissory note issued to VCI to purchase the Receivables from VCI pursuant to the Purchase Agreement and to fund the Reserve Account.

PREPAYMENT AND YIELD CONSIDERATIONS

      Information regarding certain maturity and prepayment considerations with respect to the Certificates is set forth under “Weighted Average Life of the Securities” in the Prospectus and “Risk Factors— Prepayments on Receivables May Cause Prepayments on the Certificates, Resulting in Reinvestment Risk to You” in this prospectus supplement. Because the rate of payment of principal of each class of Certificates depends on the rate of payment (including prepayments and liquidations due to default) of the principal balance of the Receivables, the

S-22

final payment in respect of the Certificates could occur significantly earlier than the Final Scheduled Payment date. Certificateholders will bear the risk of being able to reinvest principal payments on the Certificates at yields at least equal to the yield on their respective Certificates. No prediction can be made as to the rate of prepayments on the Receivables in either stable or changing interest rate environments.

      The Class B Certificates will provide limited protection against losses on the Receivables. Accordingly, the yield on the Class B Certificates will be extremely sensitive to the loss experience of the Receivables and the timing of any such losses. If the actual rate and amount of losses experienced by the Receivables exceed the rate and amount of such losses assumed by an investor, the yield to maturity on the Class B Certificates may be lower than anticipated.

      [Although the Receivables have different APRs, each Receivable’s APR exceeds the sum of (i) the weighted average of the Class A Pass Through Rate and the Class B Pass Through Rate plus (ii) the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs should not affect the yield to Certificateholders on the outstanding principal balance of a particular Class of Certificates.]

POOL FACTORS AND TRADING INFORMATION

      The “Pool Factor” for a particular class of Certificates will be a seven-digit decimal indicating the Class A Certificate Balance and Class B Certificate Balance as of the close of business on the Payment Date in such month as a fraction of the Original Class A Certificate Balance or Original Class B Certificate Balance, as the case may be. The Servicer will compute the Pool Factor for each class of Certificates each month. Each Pool Factor will initially be 1.0000000 and thereafter will decline to reflect reductions in each Class Certificate Balance. Each Class Certificate Balance will be computed by allocating payments in respect of the Receivables to principal and interest using the actuarial method for the Precomputed Receivables and using the simple interest method for the Simple Interest Receivables. The portion of the Class Certificate Balance for a given month allocable to each Certificateholder of a particular class of Certificates can be determined by multiplying the original denomination of the holder’s Certificate by the related Pool Factor for that month.

      Pursuant to the Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the related Pool Factor and various other items of information pertaining to the Trust. Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Description of the Securities— Statements to Securityholders” in the Prospectus.

DESCRIPTION OF THE CERTIFICATES

      The following summary describes certain terms of the Certificates and the Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Agreement. The following summary supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Certificates of any given series and the related Agreement set forth in the Prospectus, to which description reference is hereby made.

S-23

General

      The Certificates will be issued pursuant to the terms of the Agreement, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Agreement will be filed with the SEC following the issuance of the Securities. The Certificates will evidence undivided ownership interests in the Trust created pursuant to the Agreement. Each class of Certificates issued by the Trust will represent an undivided ownership interest in the Trust equal to the class percentage set forth on the front cover of this prospectus supplement. In general, and subject to the prior rights of any senior classes of Certificates, it is intended that Certificateholders of each class receive, on each Payment Date, the related Class Principal Distributable Amount plus interest at the related Class Pass Through Rate on the related Class Principal Balance.

Sale And Assignment Of Receivables

      Certain information with respect to the conveyance of the Receivables from the Seller to the Trust on the Closing Date pursuant to the Agreement is set forth under “Description of the Transaction, Agreements— Sale of the Receivables” in the Prospectus.

Accounts

      In addition to the Accounts referred to under “Description of the Transaction, Agreements— The Collection Account and Eligible Investments” and “— Other Accounts” in the Prospectus, the Servicer will also establish and will maintain with the Trustee a Payahead Account in the name of the Trustee on behalf of the Certificateholders.

Servicing Compensation

      The Servicing Fee with respect to the calendar month immediately preceding any Payment Date (a “Collection Period”) will be at a rate of [          ]% (the “Servicing Fee Rate”) of the Pool Balance as of the first day of such Collection Period or, in the case of the first Payment Date, the Initial Pool Balance. The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid on each Payment Date solely to the extent of Available Interest. The Servicer will be entitled to collect and retain as additional servicing compensation in respect of each Collection Period any late fees, extension fees and any other administrative fees and expenses or similar charges collected during such Collection Period, plus any interest or investment earnings earned during such Collection Period from the investment of monies on deposit in the Accounts. See “— Collections” below and “Description of the Transaction, Agreements— Servicing Fee” in the Prospectus.

Collections

      Under the Sale and Servicing Agreement, unless the monthly remittance condition described below is not satisfied, VCI, as servicer, will remit collections it receives on the receivables to the Collection Account on the following Payment Date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the collection account within two Business Days after receipt. The “Monthly Remittance Condition” will be satisfied if (i) VCI is the servicer, (ii) no Servicer default has occurred and is continuing and (iii) (x) Volkswagen Aktiengesellschaft (“Volkswagen AG”) has a short-term debt rating of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s, (y) both Moody’s and Standard & Poor’s are then rating a debt issuance of Volkswagen of America, Inc. or VCI (and, in the case of VCI, that debt issuance of is guaranteed by Volkswagen of America, Inc.) and (z) VCI remains a direct or indirect wholly-owned subsidiary

S-24

of Volkswagen AG. Pending deposit into the Collection Account, the Servicer may invest collections at its own risk and for its own benefit. Such amounts will not be segregated from its own funds. The Servicer, at its own risk and for its own benefit, may also instruct the Trustee to invest amounts held in the Collection Account in Eligible Investments from the time deposited until the related Payment Date. The Seller or the Servicer, as the case may be, will remit the aggregate Warranty Purchase Payments and Administrative Purchase Payments of any Receivables to be purchased from the Trust into the Collection Account on or before the Business Day immediately preceding the related Payment Date. See “Description of the Transaction, Agreements— Payments on Receivables” in the Prospectus.

      “Eligible Investments” will be specified in the Agreement and will be limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of each class of the Certificates.

      Collections on or in respect of a Receivable made during a Collection Period (including Warranty Purchase Payments and Administrative Purchase Payments) which are not late fees, extension fees or certain other similar fees or charges will be applied first to any outstanding Advances made by the Servicer with respect to such Receivable, and then to the related Scheduled Payment. Any collections on or in respect of a Receivable remaining after such applications will be considered an “Excess Payment”. Excess Payments constituting a prepayment in full of Precomputed Receivables and any Excess Payments relating to Simple Interest Receivables will be applied as a prepayment in respect of such Receivable (each, a “Prepayment”). All other Excess Payments in respect of Precomputed Receivables will be held by the Servicer (or if any of the conditions in clauses (i) through (iii) in the second preceding paragraph is not satisfied, deposited in the Payahead Account), as a Payment Ahead.

Advances

      The Servicer will be required to make Advances in respect of Scheduled Payments that are not received in full by the end of the month in which they are due, unless the Servicer determines, in its sole discretion, that such Advances will not be recoverable from certain collections available to reimburse such Advances. Under certain circumstances, if the Servicer determines that reimbursement from such collections is unlikely, the Servicer will be entitled to recover unreimbursed Advances from collections on or in respect of other Receivables. See “Description of Transaction, Agreements— Advances” in the Prospectus.

      The Servicer will make all Advances by depositing into the Collection Account an amount equal to the aggregate of the Precomputed Advances and Simple Interest Advances due in respect of a Collection Period on the Business Day immediately preceding the related Payment Date.

Net Deposits

      As an administrative convenience, unless the Servicer is required to remit collections within two Business Days after receipt thereof (as described under ‘— Collections” above), the Servicer will be permitted to make the deposit of collections, aggregate Advances and amounts deposited in respect of purchases of Receivables by the Seller or the Servicer for or with respect to the related Collection Period net of payments to be made to the Servicer with respect to such Collection Period. The Servicer, however, will account to the Trustee and to the Certificateholders as if all of the foregoing deposits and payments were made individually. See “Origination and Servicing Procedures— Servicing and Collections” in the Prospectus.

S-25

Optional Purchase

      The outstanding Certificates will be redeemed in whole, but not in part, on any Payment Date on which the Servicer or the Seller exercises its option to purchase the Receivables. The Seller may purchase the Receivables when the Pool Balance shall have declined to [10]% or less of the Initial Pool Balance. The “Redemption Price” for the outstanding Certificates will equal the Certificate Balance on the date of such optional purchase plus accrued and unpaid interest thereon.

Removal of Servicer

      The Trustee or Holders of Certificates evidencing [51]% of the voting interests of Certificates (voting as a single class) may terminate the rights and obligations of the Servicer under the Pooling and Servicing Agreement upon the occurrence of a Servicer Termination Event.

      The following events constitute “Servicer Termination Events” under the Sale and Servicing Agreement:

•	any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the noteholders, which failure continues unremedied for ten Business Days after discovery thereof by a responsible officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing agreement, which failure materially and adversely affects the rights of the issuer or the noteholders, and which continues unremedied for 90 days after discovery thereof by a responsible officer of the servicer or receipt by the servicer of written notice thereof from the Indenture Trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

•	any representation or warranty of the Servicer made in any transaction document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Sale and Servicing agreement proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 90 days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the Servicer.

      Under such circumstances, authority and power shall, without further action, pass to and be vested in the Trustee or a Successor Servicer appointed under the Agreement. Upon receipt of notice of the occurrence of a Servicer default, the Trustee shall give notice thereof to the Rating Agencies.

S-26

The Trustee

      [                    ] will be the Trustee under the Agreement. As a matter of [New York] law, the Trust will be viewed as a separate legal entity, distinct from the Trustee, and the Trust will be viewed as the issuer of the Certificates. The Trustee and any of its affiliates may hold Certificates in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee acting jointly (or in some instances, the Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by such successor Trustee.

      The Agreement will provide that the Servicer will pay the Trustee’s fees and expenses in connection with its duties under the Agreement. The Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Agreement).

Duties of the Trustee

      The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication thereof) or of any Receivables or related documents. The Trustee will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account or Payahead Account. The Trustee will not independently verify the Receivables. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Default unless the Trustee obtains actual knowledge of such failure as will be specified in the Agreement.

      The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of the occurrence of an Event of Default and (i) the Event

S-27

of Default arises from the Servicer’s failure to remit payments when due or (ii) the holders of Certificates evidencing not less than 25% of the voting interests of the Class A Certificates and Class B Certificates excluding any Certificates held by VCI, Volkswagen Public Auto Loan Securitization, LLC or any affiliate thereof, acting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as the Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings.

Notices

      Certificateholders will be notified in writing by the Trustee of any Event of Default or termination of, or appointment of a successor to, the Servicer promptly upon a Responsible Officer (as defined in the Agreement) obtaining actual knowledge thereof. Except with respect to the monthly and annual statements to Certificateholders and Servicing Reports described herein, the Trustee is not obligated under the Agreement to forward any other notices to the Certificateholder. There are no provisions in the Agreement for the regular or special meetings of Certificateholders.

Prescription

      In the event that any Certificateholder shall not surrender its Certificates for retirement within six months after the date specified in written notice given by the Trustee of the date for final payment thereof, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final payment with respect thereto. If within one year after such second notice any Certificates shall not have been surrendered, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be paid by the Trustee to a charity specified in the Agreement.

Governing Law

      The Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within such jurisdiction.

PAYMENTS TO CERTIFICATEHOLDERS

General

      The trust will pay interest and principal on the certificates on the fifteenth day of each month. If the fifteenth day of the month is not a Business Day, payments on the certificates will be made on the next business day. The date that any such payment is made is called a “Payment Date.” The first distribution date is. A “Business Day” is any day except a Saturday or Sunday or a day on which banks in New York, Illinois or Michigan are closed.

      On the second Business Day preceding each Payment Date (each, a “Determination Date”), the Servicer will inform the Trustee of, among other things, the amount of funds collected on or in respect of the Receivables, the amount of Advances to be made by and reimbursed to the Servicer and the Servicing Fee and other servicing compensation payable to the Servicer, in each case with respect to the immediately preceding Collection Period. On or prior to each

S-28

Determination Date, the Servicer shall also determine the Class A Distributable Amount, the Class B Distributable Amount and, based on the available funds and other amounts available for payment on the related Payment Date as described below, the amount to be paid to Certificateholders of each Class.

      On or before each Payment Date, the Trustee will cause Payments Ahead previously deposited in the Payahead Account or held by the Servicer in respect of the related Collection Period to be transferred to the Collection Account.

      The Trustee will make payments to the Certificateholders out of the amounts on deposit in the Collection Account. The amount to be paid to the Certificateholders will be determined in the manner described below.

Calculation of Available Amounts

      The amount of funds available for payment on a Payment Date (without taking account of amounts held in the Reserve Account) will generally equal the sum of Available Interest and Available Principal. Generally, Available Interest and Available Principal on a particular Payment Date consist of that portion of the following amounts allocable to interest and principal, respectively:

(i) all collections on or in respect of the Receivables other than Defaulted Receivables (including Payments Ahead being applied in such Collection Period but excluding Payments Ahead to be applied in one or more future Collection Periods);

(ii) any [Yield Maintenance Deposits];

(iii) all proceeds of the liquidation of Defaulted Receivables, net of expenses incurred by the Servicer in accordance with its customary servicing procedures in connection with such liquidation, including amounts received in subsequent Collection Periods (“Net Liquidation Proceeds”);

(iv) all Advances made by the Servicer; and

(v) all Warranty Purchase Payments with respect to Warranty Receivables repurchased by the Seller and Administrative Purchase Payments with respect to Administrative Receivables purchased by the Servicer, in each case in respect of such Collection Period.

      More specifically, “Available Interest” for a Payment Date will equal the sum of the amounts described in clauses (i) through (iv) above received or allocated by the Servicer in respect of interest on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method and in the case of the Simple Interest Receivables shall be calculated in accordance with the simple interest method).

      “Available Principal” for a Payment Date will equal the sum of the amounts described in clauses (i), (iii), (iv) and (v) above received or allocated by the Servicer in respect of principal on or in respect of the Receivables during the related Collection Period (which in the case of the Precomputed Receivables shall be computed in accordance with the actuarial method).

      Available Interest and Available Principal on any Payment Date will exclude (i) amounts received on a particular Receivable (other than a Defaulted Receivable) to the extent that the Servicer has previously made an unreimbursed Advance in respect of such Receivable, (ii) Net Liquidation Proceeds with respect to a particular Receivable to the extent of unreimbursed Advances in respect of such Receivable and (iii) recoveries from collections with respect to Advances that the Servicer has determined are unlikely to be repaid.

S-29

      A “Defaulted Receivable” will be a Receivable (other than an Administrative Receivable or a Warranty Receivable) as to which (a) all or any part of a Scheduled Payment is 150 or more days past due and the Servicer has not repossessed the related Financed Vehicle or (b) the Servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related Financed Vehicle or repossessed and held the related Financed Vehicle in its repossession inventory for 90 days, whichever occurs first.

Calculation of Distributable Amounts

      The “Class Distributable Amount” for each class of Certificates with respect to a Payment Date will equal the sum of (i) the related Principal Distributable Amount (each such amount, the “Class A Principal Distributable Amount” and “Class B Principal Distributable Amount”), and (ii) the related Interest Distributable Amount (each such amount the “Class A Interest Distributable Amount” and “Class B Interest Distributable Amount”).

      The “Principal Distributable Amount” for a particular class consists of the Class A or Class B Percentage, as applicable, of the following items: (a) in the case of Precomputed Receivables, the principal portion of all Scheduled Payments due during the related Collection Period, computed in accordance with the actuarial method, (b) in the case of Simple Interest Receivables, the principal portion of all Scheduled Payments actually received during the related Collection Period, (c) the principal portion of all Prepayments on Simple Interest Receivables and prepayments in full of Precomputed Receivables received during the related Collection Period (to the extent such amounts are not included in clauses (a) and (b) above) and (d) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Defaulted Receivable during the related Collection Period (to the extent such amounts are not included in clauses (a), (b) and (c) above).

      The “Interest Distributable Amount” for a particular class consists of one month’s interest at the related Pass Through Rate on the related Certificate Balance as of the immediately preceding Payment Date (after giving effect to payments of principal made on such immediately preceding Payment Date) or, in the case of the first Payment Date, the related Original Class Certificate Balance (such amounts the “Class A Interest Distributable Amount” and “Class B Interest Distributable Amount”).

      The “Class A Certificate Balance” will initially equal the Original Class A Certificate Balance and, on any Payment Date, will equal the Original Class A Certificate Balance, reduced by all amounts allocable to principal and paid on or prior to such Payment Date on the Class A Certificates. In addition, on each Payment Date from and including the Payment Date on which the Class B Certificate Balance has been reduced to zero, the Class A Certificate Balance will be reduced by the amount, if any, necessary to cause it to equal the Pool Balance as of the last day of the related Collection Period after taking account of all payments, deposits and withdrawals to be made on such Payment Date.

      The “Class B Certificate Balance” will initially equal the Original Class B Certificate Balance and, on any Payment Date, will equal the amount by which the Pool Balance on the last day of the related Collection Period exceeds the Class A Certificate Balance on such Payment Date after giving effect to payments in respect of principal to Class A Certificateholders and all other deposits or withdrawals required to be made on such Payment Date.

      The Certificate Balance of a class of Certificates will be reduced as a result of shortfalls in collections available to be paid on a Payment Date in respect of interest on or principal of such

S-30

class or any other class of Certificates only if available amounts on deposit in the Reserve Account are insufficient to cover such shortfall. See “Subordination; Reserve Account”.

Payments of Interest

      On each Payment Date, commencing [                    ], the Certificateholders will be entitled to interest payments in an amount up to the amount of interest that accrued on the Certificate Balance for the related Interest Period at the related Pass Through Rate. The Certificates will constitute fixed rate securities. Interest in respect of a Payment Date will accrue during the related Interest Period and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest payments due for any Payment Date but not paid on such Payment Date will be due on the next Payment Date increased by an amount equal to interest on such amount at the Pass Through Rate (to the extent lawful). Interest payments with respect to a class of Certificates will generally be funded from the portion of Available Interest and funds available in the Reserve Account remaining after payment of the Servicing Fee and payment of the Interest Distributable Amount for any senior class of Certificates. See “Description of the Transaction, Agreements—Credit and Cash Flow Enhancement” in the Prospectus.

Payments of Principal

      On each Payment Date, commencing [                    ], each class of Certificates will be entitled to principal payments in an amount generally equal to the Principal Distributable Amount for such class. Principal payments for a class of Certificates will generally be funded from the portion of Available Principal remaining after payment of the Principal Distributable Amount for any senior class of Certificates. Under certain circumstances, amounts otherwise allocable to pay principal on a class of Certificates will be applied to cover shortfalls in amounts available to make payments of interest on a more senior class of Certificates.

Payment of Distributable Amounts

      Prior to each Payment Date, the Servicer will calculate the amount to be paid to the Certificateholders. On each Payment Date, the Trustee will pay to Certificateholders the following amounts in the following order of priority, to the extent of funds available for payment on such Payment Date:

(i) to the Servicer, the Servicing Fee, including any unpaid Servicing Fees with respect to one or more prior Collection Periods, such amounts to be paid from Available Interest;

(ii) to the Class A Certificateholders, an amount equal to the Class A Interest Distributable Amount and any unpaid Class A Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clause (i) above); and if such Available Interest is insufficient, the Class A Certificateholders will be entitled to receive such amount first, from the Class B Percentage of Available Principal and second, if such amounts are insufficient, from monies transferred from the Reserve Account to the Collection Account;

(iii) to the Class B Certificateholders, an amount equal to the Class B Interest Distributable Amount and any unpaid Class B Interest Carryover Shortfall, such amount to be paid from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) and (ii) above); and if such Available Interest is insufficient, the Class B Certificateholders will be entitled to receive such amount from monies transferred from the Reserve Account to the Collection Account;

S-31

(iv) to the Class A Certificateholders, an amount equal to the Class A Principal Distributable Amount and any unpaid Class A Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (ii) and (iii) above); and if such Available Principal is insufficient, the Class A Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) through (iv) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Account to the Collection Account; and

(v) to the Class B Certificateholders, an amount equal to the Class B Principal Distributable Amount and any unpaid Class B Principal Carryover Shortfall, such amount to be paid from Available Principal (after giving effect to any reduction in Available Principal described in clauses (ii), (iii) and (v) above); and if such Available Principal is insufficient, the Class B Certificateholders will be entitled to receive such amount first, from Available Interest (after giving effect to any reduction in Available Interest described in clauses (i) through (v) above) and second, if such amounts are insufficient, from monies transferred from the Reserve Account to the Collection Account.

      An “Interest Carryover Shortfall” with respect to any class of Certificates on any Payment Date will equal the excess, if any, of (x) the related Interest Distributable Amount for such class on such Payment Date and any outstanding related Interest Carryover Shortfall for such class from the immediately preceding Payment Date plus interest on such outstanding Interest Carryover Shortfall, to the extent permitted by law, at the related Pass Through Rate from such immediately preceding Payment Date through the current Payment Date, over (y) the amount of interest paid to the related Certificateholders on such Payment Date (each such shortfall, the “Class A Interest Carryover Shortfall” and “Class B Interest Carryover Shortfall”, as applicable).

      A “Principal Carryover Shortfall” with respect to any class of Certificates on any Payment Date will equal the excess, if any, of (x) the related Principal Distributable Amount for such class on such Payment Date and any outstanding Principal Carryover Shortfall for such class from the immediately preceding Payment Date over (y) the amount of principal actually paid to the related Certificateholders on such Payment Date (each such shortfall, the “Class A Principal Carryover Shortfall” and “Class B Principal Carryover Shortfall”, as applicable).

      Even if the Certificate Balance of any class of Certificates is reduced to zero prior to the termination of the Trust and prior to the final payment in respect of amounts payable on the Certificates of all classes, any Interest or Principal Carryover Shortfalls with respect to such class will continue as obligations of the Trust payable from amounts on deposit in the Collection Account or Reserve Account, including Excess Amounts, before any further deposit of Excess Amounts into the Reserve Account or release of amounts therein to the Seller.

      After the above payments have been made any remaining amounts (such amounts, “Excess Amounts”) will be deposited in the Reserve Account until the amount on deposit therein equals the Specified Reserve Account Balance and the remainder, if any, will be paid to the Seller.

SUBORDINATION; RESERVE ACCOUNT

Subordination

      The rights of the Certificateholders to receive payments with respect to the Receivables will be subordinated to the rights of the Servicer to receive the Servicing Fee, any additional

S-32

servicing compensation as described under “Description of the Certificates—Servicing Compensation” and the reimbursement of certain unreimbursed Advances.

      In addition, the rights of the Class B Certificateholders to receive payments with respect to collections on the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described herein. This subordination is intended to enhance the likelihood of timely receipt by the Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Certificateholders limited protection against losses in respect of the Receivables.

      The Class B Certificateholders will not receive any payments of interest with respect to a Payment Date until the full amount of interest on the Class A Certificates relating to such Payment Date has been paid to the Class A Certificateholders. In addition, the Class B Certificateholders will not receive any payments of principal with respect to such Payment Date until the full amount of interest on and principal of the Class A Certificates relating to such Payment Date has been paid to the Class A Certificateholders. Payments of interest on the Class B Certificates, to the extent of collections on Receivables allocable to interest and certain available amounts on deposit in the Reserve Account, will not be subordinated to the payment of principal on the Class A Certificates.

Reserve Account

      The Certificateholders will also have the benefit of the Reserve Account. The Reserve Account will be a segregated trust account held by the Trustee and will not be an asset of the Trust. Any amounts held on deposit in the Reserve Account are owned by the Seller and any investment earnings thereon will be taxable to the Seller for federal income tax purposes. The Reserve Account will be created with an initial deposit by the Seller of an amount equal to $[                    ] (the “Reserve Account Initial Deposit”). If on any subsequent Payment Date the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, Excess Amounts will be deposited in the Reserve Account until the monies in the Reserve Account reach an amount equal to the Specified Reserve Account Balance.

      The “Specified Reserve Account Balance” will initially be $[                    ]. However, on any Payment Date the Specified Reserve Account Balance will be an amount equal to the greater of (a) $[                    ] or (b) [                    ]% of the sum of the outstanding Certificate Balances of any outstanding classes of Certificates as of the close of business on such Payment Date if either of the following tests is met:

(i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds [ ]%; or

(ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds [ ]%.

      The Specified Reserve Account Balance shall in no event be more than the sum of the Certificate Balances of any outstanding classes of Certificates. As of any Payment Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Account Balance.

      The “Charge-off Rate” with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables that become Defaulted Receivables during that Collection Period expressed, on an annualized basis, as a percentage of the average of (i) the Pool Balance on the last day of the immediately preceding Collection Period and (ii) the Pool Balance on the last day of such Collection Period.

S-33

      The “Aggregate Net Losses” with respect to a Collection Period will equal the Principal Balance of all Receivables newly designated during such Collection Period as Defaulted Receivables minus the sum of (x) Net Liquidation Proceeds collected during such Collection Period with respect to all Defaulted Receivables and (y) the portion of amounts subsequently received in respect of Receivables liquidated in prior Collection Periods specified in the Agreement.

      The “Delinquency Percentage” with respect to a Collection Period will equal (a) the number of all outstanding Receivables [                    ] days or more delinquent (after taking into account permitted extensions) as of the last day of such Collection Period (excluding Receivables as to which the Financed Vehicle has been liquidated during that Collection Period), determined in accordance with the Servicer’s normal practices, plus (b) the number of repossessed Financed Vehicles that have not been liquidated (to the extent the related Receivable is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Receivables on the last day of such Collection Period.

      A “Current Receivable” will be a Receivable that is not a Defaulted Receivable or a Liquidated Receivable. A “Liquidated Receivable” will be a Receivable that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Defaulted Receivable, a Receivable as to which the Servicer has determined that the final amounts in respect thereof have been paid.

      The Servicer may, from time to time after the date of this Prospectus Supplement, request each Rating Agency to approve a formula for determining the Specified Reserve Account Balance that is different from those described above or change the manner by which the Reserve Account is funded. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formulation will not result in a qualification, reduction or withdrawal of its then-current rating of any class of Certificates, then the Specified Reserve Account Balance will be determined in accordance with such new formula. The Agreement will accordingly be amended, without the consent of any Certificateholder, to reflect such new calculation.

      As of the close of business on any Payment Date on which the amount on deposit in the Reserve Account is greater than the Specified Reserve Account Balance, the Trustee will release and distribute such excess, together with any Excess Amounts not required to be deposited into the Reserve Account, to the Seller. Upon any such release of amounts from the Reserve Account, the Certificateholders will have no further rights in, or claim to, such amounts.

      Amounts held from time to time in the Reserve Account will continue to be held for the benefit of the Certificateholders. Funds on deposit in the Reserve Account may be invested in Eligible Investments.

      Investment income on monies on deposit in the Reserve Account will not be available for payment to Certificateholders or otherwise subject to any claims or rights of the Certificateholders and will be paid to the Seller. Any loss on such investments will be charged to the Reserve Account.

      If on any Payment Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Account have been depleted as a result of losses in respect of the Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Account will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after such date, all such losses realized during a Collection Period will be allocated to the Class A Certificates. If on any Payment Date the Class B Certificate Balance equals zero and amounts on deposit in the Reserve Account have been depleted as a result of losses in respect of the

S-34

Receivables, the protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates and by the Reserve Account will be exhausted and the Class A Certificateholders will bear directly the risks associated with ownership of the Receivables. From and after such date, all such losses realized during a Collection Period will be allocated to the Class A Certificates and such allocation will result in the reduction of the Class A Certificate Balance on the related Payment Date.

MATERIAL INCOME TAX CONSEQUENCES

Classification of the Trust

      Under current law and assuming execution of, and compliance with, the Agreement, the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

      For federal income tax purposes, each beneficial owner of the Offered Certificates (“Grantor Trust Certificateholder”) will be considered to own an undivided interest in the Trust’s assets, be required to include in its gross income, for federal income tax purposes, its share of the gross income of the Trust and be entitled to deduct (subject both to possible recharacterization of specified fees paid by the Trust to the Servicer and to any limitations generally applicable to that holder) its share of the expenses of the Trust allocable to it.

      Although each Grantor Trust Certificateholder will be considered, for federal income tax purposes, to own its pro rata share of the principal of the Receivables in the Trust, each Grantor Trust Certificateholder’s share of the right to interest on the Receivables, however, is not entirely certain. Each Grantor Trust Certificateholder’s right to interest with respect to a particular Receivable should be limited to its pro rata share of the lesser of (1) the interest that accrues on the principal of that Receivable at the Pass Through Rate plus its pro rata share of the Servicer and Trustee fees allocable to it (which fees will be deemed to be paid over, on behalf of the holder, to the Servicer and the Trustee, respectively) and (2) the total interest payable on that Receivable.

      For administrative convenience, however, the Trustee may report information with respect to a Grantor Trust Certificateholder’s investment in an Offered Certificate on an aggregate basis as though that Grantor Trust Certificateholder’s investment in the Receivables and other assets were equal to that Grantor Trust Certificateholder’s share of the initial Class Principal Balance and on which interest is payable at a combined rate equal to the sum of the Pass Through Rate and the Servicing Fee. If the IRS were to require reporting on an asset-by-asset basis, the amount of income reportable for a period could differ from the amount reportable on an aggregate basis.

Original Issue Discount, Premium, Imputed Interest and Market Discount

      Original Issue Discount; General. The Receivables bear interest at varying rates. Because a Grantor Trust Certificateholder will be viewed as owning an interest in each of the Trust’s assets, a portion of the Grantor Trust Certificateholder’s purchase price of an Offered Certificate (whether on initial sale or in a subsequent transaction) may be required to be allocated among each of the Trust’s assets based on their respective fair market values. See discussion under “Material Federal Income Tax Consequences” in the accompanying Prospectus.

      Premium. A Grantor Trust Certificateholder that purchases an Offered Certificate for an amount greater than its outstanding principal balance may elect under Section 171 of the Code to amortize premium in respect of the Receivables in order to accrue income based on the

S-35

Grantor Trust Certificateholder’s yield rather than at the Pass Through Rate. That election would apply to all of the taxable debt instruments held at or acquired after the first day of the holder’s first taxable year to which that election applies, and may be revoked only with the consent of the IRS. See discussion under “Material Federal Income Tax Consequences” in the accompanying Prospectus.

      Imputed Interest and Market Discount. Some or all of the Receivables may have imputed interest and/or market discount. If a Receivable did not have “adequate stated interest” (as the term is defined in Section 483 of the Code) when originated, then that Receivable would be treated as having “imputed interest.” Under the imputed interest rules of the Code, a portion of the Receivable’s stated principal amount equal to that total unstated interest would be recharacterized as interest and the Receivable’s principal amount would be correspondingly reduced. If the imputed interest rules applied, the total unstated interest would be included in the Grantor Trust Certificateholder’s gross income over the term of the Receivable using a constant yield-to-maturity method. It is uncertain whether the imputed interest rules would apply to a Grantor Trust Certificateholder. If these rules do not apply, or with respect to Receivables which had adequate stated interest when issued, the market discount rules instead may be applicable.

      In general, under the market discount provisions of the Code, principal payments received by the Trust, and all or a portion of the gain recognized upon a sale or other disposition of a Receivable or upon the sale or other disposition of an Offered Certificate by a Grantor Trust Certificateholder, will be treated as ordinary income to the extent of accrued market discount. Any gain recognized by a Grantor Trust Certificateholder upon a sale or other disposition of an Offered Certificate will be treated as capital gain to the extent the gain exceeds accrued market discount.

      A portion of the interest deductions on an Offered Certificate attributable to any indebtedness treated as incurred or continued to purchase or carry a Receivable may have to be deferred, unless a Grantor Trust Certificateholder makes an election to include market discount in income currently as it accrues (in lieu of including accrued market discount in income at the time principal payments are received or at the time of disposition). That election would apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies, and may be revoked only with consent of the IRS. Taxpayers may, in general, elect to accrue market discount either (1) under a constant yield-to-maturity method or (2) in the proportion that the stated interest paid on the obligation for the current period bears to the total remaining interest on the obligation. See discussion under “Material Federal Income Tax Consequences” in the accompanying Prospectus.

      Accruing Income on a Separate Asset Basis. Although the matter is not entirely certain, it appears that, as a technical matter, each Grantor Trust Certificateholder should calculate income separately for its interest in each Receivable (by first allocating to each Receivable and to each other asset in the Trust a portion of the holder’s basis in the Offered Certificate). Further, in the case of any “affected investor” (as defined below), in computing yield to maturity, all interest on the Receivables allocable to the Offered Certificates, including interest effectively paid over to the Servicer and the Trustee, is taken into account. For this purpose “affected investors” are individuals, persons, including estates and trusts, that compute taxable income in the same manner as an individual and some “pass through entities.” If required to report income in respect of the Offered Certificates to the IRS and/or Grantor Trust Certificateholders holding the Offered Certificates, however, the Servicer and Trustee currently intend to accrue income on an aggregate basis, based on an assumed initial offering price of the Offered Certificates and based on the net amounts distributable on the Offered Certificates. This method of reporting on a net basis may not be permitted. Furthermore,

S-36

subsequent purchasers of the Offered Certificates will have to adjust the amounts reported to them based upon their basis in the Offered Certificates.

      Possible Alternative Characterization. Prospective investors should be aware that the IRS could take the position that, in accruing OID, and possibly market discount, a Receivable-by-Receivable or pool-wide prepayment assumption should be used to determine yield and time to maturity. If the holder purchased its Offered Certificate at a yield higher than the Pass Through Rate on the Offered Certificates (that is, for an amount less than the principal amount of Receivables allocable to the Offered Certificate), that assumption could accelerate income on the Offered Certificate. Prospective investors should also be aware that, although the Seller believes that none of:

1. the Class A Grantor Trust Certificateholders’ right to be paid prior to payment being made on the class B certificates; or

2. the Class A and Class B and Grantor Trust Certificateholders’ right to be paid out of the Reserve Account;

should be treated as an asset separate from the Class A and Class B Grantor Trust Certificateholders’ rights in the Receivables, the IRS could take a contrary view. If any of those rights were characterized as a separate asset, a portion of that holder’s basis in its certificate could be required to be allocated to those rights or a Grantor Trust Certificateholder might be considered to own a greater percentage of the right to interest on the Receivables (and be deemed to pay over that additional interest as a guarantee or other fee as it is paid or accrued).

Sale or Prepayment

      Upon the sale, exchange or retirement of an Offered Certificate, a Grantor Trust Certificateholder will recognize taxable gain or loss in respect of its undivided interest in each asset held by the Trust. Gain or loss with respect to each undivided interest in a Trust asset is equal to the difference between the allocable portion of the amount realized and the Grantor Trust Certificateholder’s adjusted basis in that asset. See discussion under “Material Federal Income Tax Consequences” in the accompanying Prospectus.

      A disposition or retirement of an Offered Certificate for no net gain or loss may for tax purposes consist of a sale of one asset (e.g., an interest in some Receivables) for a gain and the disposition of another asset at a loss (e.g., an interest in other Receivables). Although those gains or losses generally should be treated as offsetting capital gains and losses (unless earned by a dealer), absent the making of an election to include market discount currently in income (as discussed above), gain realized on an interest in Receivables acquired with market discount may yield ordinary gain to the extent of accrued market discount, which (1) for a corporate taxpayer could not be offset by, and (2) for an individual taxpayer could only be offset by up to $3,000 of, any capital loss attributable to an interest in any other Receivables or Trust assets. See “— Original Issue Discount, Imputed Interest and Market Discount— Accruing Income on a Separate Asset Basis” above. In general, gain or loss on any sale, exchange or retirement of an Offered Certificate would be capital gain or loss. However, it is possible that the Servicer will take the position that, under the rules for accruing OID, gain on any prepayment of the Receivables will be ordinary income.

Foreign Certificateholders

      Interest attributable to Receivables which is received by a Grantor Trust Certificateholder that is not a “U.S. person” (as defined in the accompanying Prospectus under “Material Federal

S-37

Income Tax Consequences”) and has no connection with the United States other than owning the Offered Certificate would generally constitute “portfolio interest” and, accordingly, not be subject to the normal 30% withholding tax imposed with respect to those payments, provided that that Grantor Trust Certificateholder fulfills specified certification requirements. See discussion under “Material Federal Income Tax Consequences” in the accompanying Prospectus.

ERISA CONSIDERATIONS

The Class A Certificates

      Subject to the considerations set forth below and under “ERISA Considerations” in the Prospectus, the Class A Certificates may be purchased by an employee benefit plan or an individual retirement account (a “Benefit Plan”) subject to ERISA or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the “Code”). A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

      The United States Department of Labor (the “DOL”) has granted to [                    ] and [                    ] administrative exemptions (Prohibited Transaction Exemptions [                    ] and [                    ] (the “Exemptions”)) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include motor vehicle installment obligations such as the Receivables. The Exemptions also apply to transactions in connection with the servicing, management and operation of the Trust which might otherwise constitute prohibited transactions.

      Among the conditions that must be satisfied for either of the Exemptions to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following:

(i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm’s-length transaction with an unrelated party.

(ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust.

(iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor’s, Moody’s or Fitch.

(iv) The Trustee is not an affiliate of any member of the Restricted Group (as defined below).

(v) The sum of all payments made to and retained by the Underwriters in connection with the payment of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the

S-38

Servicer’s services under the Agreement and reimbursement of the Servicer’s reasonable expenses in connection therewith.

(vi) The Benefit Plan investing in the Class A Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

The Trust must also meet the following requirements:

(a) The corpus of the Trust must consist solely of assets of the type that have been included in other investment pools.

(b) Certificates in such other investment pools must have been rated in one of the three highest generic rating categories of S&P, Moody’s or Fitch for at least one year prior to the Benefit Plan’s acquisition of certificates.

(c) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan’s acquisition of Class A Certificates.

      The Exemptions do not apply in all respects to Benefit Plans sponsored by the Seller, the Underwriters, the Trustee, the Servicer, any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the “Restricted Group”). As of the date hereof, no Obligor with respect to the Receivables included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., the initial principal amount of the Certificates). Moreover, each Exemption provides relief from certain self-dealing/ conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least 50% of each class of Certificates in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group, (ii) a Benefit Plan’s investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity.

      The Seller believes that the Exemptions will apply to the acquisition, holding and resale of the Class A Certificates by a Benefit Plan and that all conditions of the Exemptions other than those within the control of investors will be met. However, there can be no assurance that the DOL or the Internal Revenue Service will not take a contrary position, nor that such position will be sustained. One or more alternative exemptions may be available with respect to certain prohibited transactions to which the Exemptions are not applicable, depending in part upon the type of Benefit Plan’s fiduciary making the decision to acquire the Class A Certificates and the circumstances under which such decision is made, including, but not limited to, (a) Prohibited Transactions Class Exemption (“PTCE”) 91-38, regarding investments by bank collective investment funds or (b) PTCE 90-1, regarding investments by insurance company pooled separate accounts. Before purchasing the Class A Certificates, a Benefit Plan’s fiduciary should consult with its counsel to determine whether the conditions of the Exemption or any other exemption would be met. A purchaser of the Class A Certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

S-39

      As described above, the acquisition of a Class A Certificate by a Benefit Plan could result in various unfavorable consequences for the Benefit Plan or its fiduciaries under the regulations unless one of the exceptions in the regulations or an exemption is available. See “ERISA Considerations” in the Prospectus.

      Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions or any other exemptions, and the potential consequences of any purchase in their specific circumstances, prior to making an investment in a Class A Certificate. Any Benefit Plan which acquires a beneficial ownership interest in Class A Certificates will be deemed, by virtue of the acceptance and acquisition of such ownership interest, to have represented to the Seller and the Trustee that such Benefit Plan is an “accredited investor” for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, such a governmental plan may be subject to federal, state or local law which is to a material extent similar to the provisions of ERISA or Code Section 4975 (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law.

      The Exemptions will not apply to the acquisition, holding or resale of the Class B Certificates.

The Class B Certificates

      Class B Certificates may not be acquired by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or Section 4975(e)(1) of the Code or any person acting on behalf of such a plan or using the assets of such a plan to acquire the Class B Certificates or any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity, except as provided below with respect to insurance company general accounts. By its acceptance of a Class B Certificate, each holder thereof will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

      In 1995, the DOL issued PTCE 95-60. Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of Certificates (such as the Class B Certificates) which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three generic highest rating categories from Standard & Poor’s, Moody’s or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

S-40

UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement relating to the Certificates (the “Underwriting Agreement”), the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates and Class B Certificates set forth opposite its name below:

	Class A	Class B
Underwriter	Certificates	Certificates

Total

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any of the Certificates are purchased. Such obligation of the Underwriters is subject to certain conditions precedent set forth in the Underwriting Agreement. The Seller has been advised by the Underwriters that they propose to offer the Certificates of each class to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of [          ]% of the Class A Certificate denominations and [          ]% of the Class B Certificate denominations and that the Underwriters may allow and such dealers may reallow a discount not in excess of [          ]% of the Class A Certificate denominations and [          ]% of the Class B Certificate denominations to certain other dealers. After the initial public offering, the public offering prices and such concessions and discounts to dealers may be changed by the Underwriters.

      The Seller and VCI have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

      The Certificates are new issues of securities with no established trading markets. The Seller has been advised by the Underwriters that the Underwriters intend to make a market in the Certificates of each class, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates of any class and such market-making may be discontinued at any time at the sole discretion of the Underwriters without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Certificates of any class.

      The Trust may, from time to time, invest funds in the Accounts in Eligible Investments acquired from the Underwriters.

      The Underwriters have advised the Seller that, pursuant to Regulation M under the Securities Act, certain persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Certificates of any class at levels above those that might otherwise prevail in the open market. A “stabilizing

S-41

bid” is a bid for or the purchase of the Certificates of any class on behalf of the Underwriters for the purpose of fixing or maintaining the price of such Certificates. A “syndicate covering transaction” is the bid for or the purchase of such Certificates of any class on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A “penalty bid” is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Certificates of any class originally sold by such other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by such other Underwriter or syndicate member.

      Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Certificates of any class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Certificate to the extent that it discouraged resale of such Certificate. Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any such effect on the prices for the Certificates. Neither the Seller nor the Underwriters makes any representation that the Underwriters will engage in any such transactions or that, once commenced, any such transactions will not be discontinued without notice.

      Neither the Seller nor the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Certificates. In addition, neither the Seller nor any of the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Indenture Trustee may, from time to time, invest the funds in the Collection Account and the Reserve Account in investments acquired from or issued by the Underwriters.

      In the ordinary course of business, the Underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the Servicer and its affiliates.

      It is expected that the delivery of the Certificates will be made against payment therefor on or about the Closing Date, which is expected to be the           th Business Day following the date hereof. Under Rule 15c-6 under the Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade the Certificates on the date hereof and for a period of days hereafter will be required, by virtue of the fact that the Certificates initially will settle business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to avoid a failed settlement.

      Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.

S-42

LEGAL OPINIONS

      In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates and certain federal income tax and other matters will be passed upon for the Trust by Mayer, Brown, Rowe & Maw. Certain legal matters relating to the Notes and Certificates will be passed upon for the Underwriters by [                    ].

S-43

INDEX OF TERMS

Aggregate Net Losses, S-34

Available Interest, S-29
Available Principal, S-29
Benefit Plan, S-38
Charge-off Rate, S-33
Class A Certificate Balance, S-30
Class A Interest Distributable Amount, S-30
Class B Certificate Balance, S-30
Class B Interest Distributable Amount, S-30
Class Distributable Amount, S-30
Current Receivable, S-34
Cutoff Date, S-17
Dealer Recourse, S-16
Defaulted Receivable, S-30
Delinquency Percentage, S-34
DOL, S-38
Excess Amounts, S-32
Excess Payment, S-25
Exemptions, S-38
Interest Carryover Shortfall, S-32
Interest Distributable Amount, S-30
Liquidated Receivable, S-34
Monthly Remittance Condition, S-24
Net Liquidation Proceeds, S-29
Pool Factor, S-23
Prepayment, S-25
Principal Carryover Shortfall, S-32
Principal Distributable Amount, S-30
Purchase Agreement, S-17
Receivables Pool, S-17
Reserve Account Initial Deposit, S-33
Restricted Group, S-39
Scheduled Payments, S-17
Servicer Termination Events, S-26
Specified Reserve Account Balance, S-33
Underwriting Agreement, S-41
VCI, S-9
Volkswagen AG, S-24

S-44

ANNEX A

GLOBAL CLEARANCE, SETTLEMENT AND

TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered Class A Certificates (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Clearstream Banking societe anonyme (“Clearstream Banking”) or the Euroclear System (“Euroclear”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding Global Securities through Clearstream Banking and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues. Secondary cross-market trading between Clearstream Banking or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking and Euroclear (in such capacity) and as DTC Participants.

      Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold such positions in accounts as DTC Participants.

      Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Clearstream Banking or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

      Trading between Clearstream Banking and/or Euroclear Participants. Secondary market trading between Clearstream Banking Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading Between DTC Seller and Clearstream Banking or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Banking Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking or Euroclear through a Clearstream Banking Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream Banking Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking or Euroclear until the Global Securities are credited to their accounts one day later.

      As an alternative, if Clearstream Banking or Euroclear has extended a line of credit to them, Clearstream Banking Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Banking Participant’s or Euroclear Participant’s particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

      Trading Between Clearstream Banking or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Banking Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC

Participant. The seller will send instructions to Clearstream Banking or Euroclear through a Clearstream Banking Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream Banking or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Banking or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner of Global Securities holding securities through Clearstream Banking or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United

States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form W-8BEN. Form W-8BEN may be filed by the Certificate Owners or their agents.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. A Form W-8ECI and a Form W-8BEN on which a U.S. taxpayer identification number is not provided generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

      As used in the foregoing discussion, the term “U.S. Person” means (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or partnership (or an entity treated as a corporation or partnership) organized in or under the laws of the United States or any state thereof, including the District of Columbia (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate, the income of which is subject to United States Federal income taxation, regardless of its source or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury Regulations) have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury Regulations, certain trusts in existence prior to August 20, 1996 which elected to be treated as United States persons prior to such date also shall be U.S. Persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

      You should rely only on the information contained in or incorporated by reference into this Prospectus Supplement or the Prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this Prospectus Supplement or the Prospectus as of any date other than the date stated on the cover page. We are not offering the notes in any jurisdiction where it is not permitted.

VOLKSWAGEN AUTO LOAN ENHANCED TRUST 200 -

$[                            ]% Asset

Backed Certificates, Class A

$[                            ]% Asset

Backed Certificates, Class B

VOLKSWAGEN PUBLIC AUTO LOAN SECURITIZATION, LLC,

Seller

VW CREDIT, INC.,

Servicer

PROSPECTUS SUPPLEMENT

The information in this prospectus is not complete and may be changed. We may not sell the securities that are described in this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not a request for any offers to buy these securities in any state where the laws in that state do not permit the seller to offer or sell these securities.

Prospectus

ASSET-BACKED SECURITIES

VOLKSWAGEN PUBLIC AUTO LOAN SECURITIZATION, LLC

          You should consider carefully the risk factors beginning on page 1 of this prospectus and the risk factors in the applicable prospectus supplement.

          The notes and the certificates will represent obligations of, or interests in, the issuer only and are not guaranteed by any person including Volkswagen Public Auto Loan Securitization, LLC, VW Credit, Inc., or any of their respective affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental entity.

          This prospectus may be used to offer and sell securities only if accompanied by an applicable prospectus supplement for the related issuer.

          The issuers may periodically issue asset-backed notes and/or certificates in one or more series with one or more classes, and each issuer will own:

•	motor vehicle retail installment sale contracts or installment loans secured by a combination of new or used automobiles, light-duty trucks or other types of motor vehicles;

•	collections on the receivables;

•	liens on the financed vehicles and the rights to receive proceeds from claims on insurance policies;

•	funds in the accounts of the issuer; and

•	any credit enhancement issued in favor of the issuer.

          The securities:

•	will represent indebtedness of the issuer that issued those securities, in the case of the notes, or beneficial interests in the issuer that issued those securities, in the case of the certificates;

•	will be paid only from the assets of the issuer that issued those securities;

•	will represent the right to payments in the amounts and at the times described in the accompanying applicable prospectus supplement;

•	may benefit from one or more forms of credit enhancement; and

•	will be issued as part of a designated series, which may include one or more classes of notes and one or more classes of certificates.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2003

OVERVIEW OF THE INFORMATION IN THIS PROSPECTUS

AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the applicable prospectus supplement, which describes the specific terms of your series, including information about:

•	the type of securities offered;

•	certain risks relating to an investment in the securities;

•	the timing and amount of interest and principal payments on the securities;

•	the receivables underlying your securities;

•	the credit enhancement for each class of securities;

•	the credit ratings for each class of securities; and

•	the method of selling the securities.

      Whenever information in the applicable prospectus supplement is more specific or different than the information in this prospectus, you should rely on the information in the applicable prospectus supplement.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

      We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The tables of contents in the applicable prospectus supplement provide the pages on which these captions are located.

      To understand the structure of these securities, you must read carefully this prospectus and the applicable prospectus supplement in their entirety.

i

RISK FACTORS

      An investment in the securities involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

You must rely for repayment only upon the issuer’s assets, which may not be sufficient to make full payments on your securities.	Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related issuer. Your notes will not represent an interest in or obligation of us, the Originators or any other person. We, the Originators or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the applicable prospectus supplement. Distributions on any class of securities will depend solely on the amount of and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities. The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

The issuer’s interest in the receivables could be defeated because the contracts will not be delivered to the issuer.	To the extent that physical contracts exist for any receivable, the servicer will maintain possession of any and all original contracts for that receivable. If the servicer sells or pledges and delivers original contracts for the receivables to another party, in violation of its obligations under the agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer’s interest. Furthermore, if the servicer becomes the subject of a bankruptcy proceeding, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, these claims could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer’s security interest in the financed vehicles will not be noted on the certificates of title, which may cause losses on your securities.	Upon the origination of a receivable, each Originator or its predecessor in interest or affiliate, as applicable, takes a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables to the seller, each Originator will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer. Finally, the issuer will pledge its interest in the financed vehicles to the trustee for the securities. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states. Each Originator may be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of that Originator or an affiliate, as applicable, in the financed vehicle. The servicer or an Originator may be required to purchase or repurchase, as applicable, any receivable sold to the issuer as to which it failed to obtain or maintain a perfected security interest in the financed vehicle securing the receivable. All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable and are subject to the expiration of a cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of that holder of a perfected security interest. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss on your investment in the securities.

The failure of receivables to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans such as the receivables. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make an assignee of a receivable, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee’s ability to enforce its rights related to secured loans such as the receivables. The related Originator may be obligated to repurchase from the issuer any receivable that fails to comply with these legal requirements. If the related Originator fails to repurchase that receivable, you might experience delays or reductions in payments on your securities. See “Material Legal Aspects of the Receivables — Consumer Protection Law” in this prospectus.

Bankruptcy of the seller or an Originator could result in delays in payments or losses on your securities.	The Originators intend that each sale of receivables to the seller will be a valid transfer and assignment of the receivables to the seller. The seller intends that its sale of the receivables to the issuer will be a valid transfer and assignment of the receivables to the issuer. If an Originator or the seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or that Originator (or the seller itself) were to take the position that the sale of receivables by that Originator to the seller or by the seller to the issuer, as the case may be, should instead be treated as a pledge of the receivables to secure a borrowing of the seller or that Originator, then delays in payments of collections on the receivables to you could occur. If a court ruled in favor of any such trustee, debtor or creditor, the court could reduce the amount payable to the issuer, which could result in losses in the securities. If the transfer of receivables by an Originator to the seller or by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of that Originator or the seller, as applicable, arising before the transfer of the receivables to the issuer may have priority over the issuer’s interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of any Originator’s or the seller’s bankruptcy estate, as applicable, and would not be available to the seller’s or Originators’ creditors.

The Originators, the servicer and the seller have limited obligations to the issuer and will not make payments on the securities.	The Originators, the servicer, the seller and their affiliates are not obligated to make any payments to you on your securities. The Originators, the servicer, the seller and their affiliates do not guarantee payments on the receivables or your securities. However, the Originators will and the seller may make representations and warranties about the characteristics of the receivables.

If a representation or warranty made by an Originator with respect to a receivable is untrue, or if that Originator breaches a covenant with respect to a receivable, then that Originator may be required to repurchase that receivable. If that Originator fails to repurchase that receivable, you might experience delays and/or reductions in payments on the securities. In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities.

See “Description of the Transaction Agreements— Payments and Distributions on the Securities” in this prospectus.

Interests of other persons in the receivables and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities.	The issuer could lose the priority of its security interest in a financed vehicle due to, among other things, liens for repairs or storage of a financed vehicle or for unpaid taxes of an obligor. Neither the servicer nor any Originator will have any obligation to purchase or repurchase, respectively, a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee for the securities. See “Material Legal Aspects of the Receivables— Security Interests in the Financed Vehicles” in this prospectus.

The servicer’s commingling of funds with its own funds could result in a loss.	VW Credit, as the servicer, is generally expected to be able to commingle funds relating to a transaction such as collections from the loans and proceeds from the disposition of any repossessed financed vehicles with its own funds during each Collection Period and may make a single deposit to the collection account on each payment date. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit those funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur.

Extensions of payments on receivables could increase the average life of the securities.	In some circumstances, the servicer may permit an extension on payments due on receivables on a case-by-case basis. Any of these extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions on the receivables. However, the servicer may be required to purchase the receivable from the issuer if it extends the term of the receivable beyond the latest final scheduled payment date for any class of related securities.

The application of the Soldiers’ and Sailors’ Civil Relief Act may lead to delays in payment or losses on your securities.	In some circumstances, the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, and similar state legislation may limit the interest payable on a receivable during an obligor’s period of active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on a receivable as well as to foreclose on an affected receivable during and in certain circumstances after the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities. See “Material Legal Aspects of the Receivables— Soldiers’ and Sailors’ Civil Relief Act of 1940” in this prospectus.

The absence of a secondary market for the securities could limit your ability to resell your securities.	If you want to sell your securities you must locate a purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.

There have been times in the past where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to exercise your rights as a securityholder directly.	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the securities of any series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Bank, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for a series are issued, holders of the securities will not be recognized by the issuer or any trustee or indenture trustee as certificateholders or noteholders, as the case may be. Hence, until definitive securities are issued, holders of the securities will only be able to exercise the rights of noteholders and certificateholders indirectly through The Depository Trust Company and its participating organizations. See “Description of the Securities— Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures” in this prospectus.

The ratings for the securities are limited in scope, may not continue to be issued and do not consider the suitability of an investment in the securities for you.	We will offer a class of securities only if that class receives the rating specified in the applicable prospectus supplement. The rating considers only the likelihood that the issuer will pay interest on time and will ultimately pay principal in full or make full distributions of the outstanding principal balance of the securities. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time. Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled payment date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

CAPITALIZED TERMS

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

DESCRIPTION OF THE ISSUERS

      With respect to each series of securities the seller, Volkswagen Public Auto Loan Securitization, LLC, a wholly-owned special purpose, bankruptcy remote subsidiary of VW Credit, Inc., a Delaware corporation (“VW Credit”), will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee specified in the applicable prospectus supplement for that issuer. The seller will sell and assign the receivables and other specified Issuer Property to the issuer in exchange for the securities of that issuer.

      The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the applicable prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the applicable prospectus supplement. Any certificates that are issued will represent beneficial interests in that issuer.

      In addition to and to the extent specified in the applicable prospectus supplement, the property of each issuer may include:

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cutoff date;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Defaulted Receivables from the applicable cutoff date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuer under the applicable transaction documents;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

      To the extent specified in the applicable prospectus supplement, an insurance policy, reserve account, spread account or other form of credit enhancement or liquidity may be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the applicable prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the owner trustee or the indenture trustee for the benefit of holders of the related securities.

      If so provided in the applicable prospectus supplement, the property of an issuer may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from Originators during a specified period following the Closing Date for the related issuer. Any receivables so conveyed to an issuer will also be Issuer Property of the issuer.

      Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables and the Issuer Property, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the applicable prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the Issuer Property.

DESCRIPTION OF THE OWNER TRUSTEE

      The owner trustee for any issuer that is a trust will be specified in the applicable prospectus supplement. The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the owner trustee set forth in the related trust agreement. The owner trustee may resign at any time, in which event the administrator or the servicer (as specified in the applicable prospectus supplement), will be obligated to appoint a successor owner trustee. The servicer or administrator (as specified in the applicable prospectus supplement) of each issuer may also remove the owner trustee if:

•	the owner trustee ceases to be eligible to continue as owner trustee under the related trust agreement; or

•	the owner trustee becomes insolvent.

      In either of these circumstances, the servicer or administrator must appoint a successor owner trustee. If the owner trustee resigns or is removed, the resignation or removal and appointment of a successor owner trustee will not become effective until the successor owner trustee accepts its appointment.

      The principal offices of each issuer and the related owner trustee will be specified in the applicable prospectus supplement.

DESCRIPTION OF THE RECEIVABLES

The Receivables

      The receivables consist of motor vehicle retail installment sale contracts and/or installment loans. These contracts and loans are secured by a combination of new and used automobiles and light-duty trucks. The receivables to be transferred to any issuer have been or will be purchased or originated by the Originators. See “Origination and Servicing Procedures” in this prospectus.

The Receivables Pools

      The receivables to be purchased by each issuer, also known as the “receivables pool”, will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made within 84 months of the date of origination of the applicable receivable;

•	has an obligor which is not an affiliate of any Originator, is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding;

•	is not more than 30 days delinquent on the related cutoff date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

      The seller will sell or transfer receivables having an aggregate outstanding principal balance specified in the applicable prospectus supplement as of the applicable cutoff date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the outstanding principal balance of the receivable as of the cutoff date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the applicable prospectus supplement.

      Additional information with respect to the receivables pool securing each series of securities will be set forth in the applicable prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution of annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Methods

      Each of the receivables included in the Issuer Property of an issuer will be a contract where the allocation of each payment between interest and principal is calculated using either the Simple Interest Method or the Scheduled Interest Method.

      “Simple Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/or installment loan on a daily basis based on the actual outstanding principal balance of the receivable on that date.

      “Simple Interest Receivables” means receivables pursuant to which the payments due from the obligors during any month are allocated between interest, principal and other charges based on the actual date on which a payment is received and for which interest is calculated using the Simple Interest Method. For these receivables, the obligor’s payment is first applied to interest accrued as of the actual due date and then the remaining payment is applied to the unpaid outstanding principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the outstanding principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater— or smaller— number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for a simple interest rebate, as is described in the following paragraph.

      “Scheduled Interest Method” means the method of calculating interest due on a motor vehicle retail installment sale contract and/ or installment loan without regard to the period of time which has elapsed since the preceding payment was made, using the Scheduled Interest Method or the method known as the Rule of 78s or sum-of-the-digits method.

      “Scheduled Interest Receivables” are receivables that provide for amortization of the amount financed over a series of fixed, level-payment monthly installments for which interest is calculated using the Scheduled Interest Method. Each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to  1/12 of the Contract Rate of the amount financed multiplied by the unpaid outstanding principal balance of the amount financed, and an amount of principal equal to the remainder of the monthly payment.

ORIGINATION AND SERVICING PROCEDURES

      The following is a description of the origination, underwriting and servicing of motor vehicle receivables by the Originators as of the date of this prospectus. The applicable prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer. The Originators originate or acquire receivables through a variety of origination channels across a wide spectrum of credit quality obligors. VW Credit will act as servicer for each transaction unless another servicer is specified in the applicable prospectus supplement.

General

      VW Credit was incorporated in Delaware on April 2, 1981 and is a wholly-owned subsidiary of Volkswagen of America, Inc. (“Volkswagen of America”). Volkswagen of America is an indirect wholly-owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen of America, including purchasing retail installment sales contracts and leases from Volkswagen and Audi dealers. VW Credit offers a wide range of automobile-related financial products, including wholesale floor plan financing and retail auto loan and lease financing.

      The principal offices of VW Credit are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326. Its telephone number is (248) 754-5000.

Underwriting Procedures

      VW Credit’s underwriting standards emphasize the prospective obligor’s ability to pay and creditworthiness, as well as the asset value of the motor vehicle to be financed. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements under existing agreements between VW Credit and dealers. VW Credit’s underwriting, servicing and collection activities are conducted principally at processing centers located in Libertyville, Illinois, and Portland, Oregon.

      Each applicant for a retail installment sale contract is required to complete a credit application. Applications submitted to VW Credit include the following information about the applicant:

•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal information.

      VW Credit’s credit decision is influenced by, among other things, the applicant’s credit scores as obtained from VW Credit’s own statistically derived empirical credit scoring process (the “proprietary score”) and as obtained from a third party credit bureau (the “credit bureau score”). VW Credit uses a two-dimensional credit score matrix based on the proprietary score and the credit bureau score. The proprietary scoring process was developed for VW Credit by Fair, Isaac and Company, Inc. based on VW Credit’s specific application, origination and loan and lease performance information. The credit scoring process takes into account information about the applicant, including various debt ratios and other personal information.

      VW Credit makes its final credit decision based upon the degree of credit risk perceived and the amount of credit requested. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers. To improve overall underwriting efficiency, a portion of VW Credit’s applications are automatically approved or rejected based on an algorithm which takes into consideration the applicant’s credit scores, time reported in credit bureau, loan to value, prior bankruptcies and other related information.

Servicing and Collections

      VW Credit will be hired by the issuer to act as servicer, unless some other servicer is specified in the applicable prospectus supplement. The servicer is permitted to delegate any and all of its servicing duties to any third parties to whom those servicing functions are delegated in accordance with the servicer’s customary practices or any of its affiliates, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.

      The servicer, for the benefit of the issuer, will be required to manage, service, administer and make collections on the receivables in accordance with its customary practices, using the same degree of skill and attention that the servicer exercises with respect to all comparable retail automotive receivables that it services for itself or others. The applicable prospectus supplement may include a description of more specific servicing requirements than the general and broad requirements set forth above.

Collection and Repossession Procedures

      There are two methods for obligors to make monthly loan payments. Most obligors mail their payments to a lockbox. Some obligors use VW Credit’s automated payment option, under which the obligor authorizes VW Credit to debit the obligor’s bank account each month in the amount of the monthly payment.

      VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the installment contract. VW Credit considers a payment to be past due or delinquent when a purchaser fails to make at least 75% of a scheduled payment by the related due date. If a loan is between 5 and 20 days delinquent, VW Credit generally mails a notice to the purchaser and/ or initiates telephone contact requesting payment. VW Credit improves its collection efficiency through the use of technology such as automatic dialing, predictive dialing and behavioral scoring of loan accounts. If the delinquent loan cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge off a loan contract on the earlier of (1) the date on which the proceeds of sale of the vehicle are applied to the loan contract and (2) the month in which the loan contract reaches its 120th day of delinquency if the loan has been assigned to a repossession agent for 60 days. Deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the installment contract may be pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Material Legal Aspects of the Receivables— Deficiency Judgments and Excess Proceeds” in this prospectus.

      VW Credit’s underwriting and collection standards are reviewed by its Retail Credit Committee. Any change in VW Credit’s underwriting and collection standards requires prior approval from the Retail Credit Committee.

Extensions

      On occasion, VW Credit may extend the term of a retail installment sales contract if (1) the purchaser requests an extension, (2) after the extension is granted, the purchaser will not be in default on any of its obligations under the contract (however, the purchaser may have been delinquent in its monthly payments before the extension is granted) and (3) the purchaser agrees to continue to make monthly payments.

Insurance

      Each retail installment sale contract requires the purchaser to obtain and maintain physical damage insurance on the purchased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the purchaser has physical damage insurance which meets the requirements of the installment contract at the inception of the loan. The amount of insurance required by the loan contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name VW Credit as loss payee with respect to physical damage. VW Credit currently monitors the ongoing status of insurance and attempts to cause the purchaser to reinstate insurance in the event the purchaser has allowed the policy to lapse; nevertheless, there can be no assurance that each purchased vehicle will continue to be covered by physical damage insurance for the entire term of the installment contract or that VW Credit will continue to monitor insurance while the notes remain outstanding. VW Credit does not “force place” insurance.

      VW Credit does not require purchasers to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the loan on behalf of purchasers in the event of disability or death. To the extent that the purchaser obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related loan to the extent that the purchaser’s beneficiary chooses to do so.

PREFUNDING ARRANGEMENT

      To the extent provided in the applicable prospectus supplement for a series of securities, the related sale and servicing agreement or indenture may provide for a prefunding arrangement which will be limited to a period not to exceed twelve months. Under the prefunding arrangement, the related issuer commits to purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued. With respect to a series of securities, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions in the related sale and servicing agreement, including all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is used in connection with the issuance of a series of securities, an account, known as the prefunding account, will be established in the name of the indenture trustee for the benefit of the securityholders. A portion of the net proceeds received from the sale of the securities will be deposited into the prefunding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to the applicable Originator for the subsequent receivables will be released from the prefunding account and paid to the seller. If funds remain in the prefunding account at the end of the funding period, those funds will be applied to prepay the securities in the manner set forth in the applicable prospectus supplement. Information regarding the subsequent receivables will be included under Item 5 in a Current Report filed by the issuer on Form 8-K with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), with respect to each addition of subsequent receivables.

      The use of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Prefunding arrangements allow for a more even accumulation of the receivables by the seller and the Originators and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

      Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables may also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information may be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the Issuer Property may vary from those of the receivables initially transferred to the issuer.

MATURITY AND PREPAYMENT CONSIDERATIONS

      The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the outstanding principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Full and partial prepayments on motor vehicle retail installment sale contracts and/ or installment loans included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next payment date following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by an Originator or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related transaction documents or as a result of a breach of covenants with respect to the receivables or purchases made by the servicer as a result of a breach of a representation, warranty or covenant made by it related to its servicing duties in the related transaction documents. In addition, early retirement of the securities may be effected at the option of the servicer or the seller, as described in the applicable prospectus supplement, to purchase the remaining receivables included in the Issuer Property of the issuer when either the outstanding balance of the related securities or of the related receivables (as specified in the applicable prospectus supplement) has declined to or below the level specified in the applicable prospectus supplement. See “Description of the Transaction Agreements— Termination” in this prospectus.

      The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor’s ability to sell or transfer the financed vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

      The Originators can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

POOL FACTORS, NOTE FACTORS AND POOL INFORMATION

      For each transaction, each month the servicer will compute either a Pool Factor or a Note Factor or both a Pool Factor and a Note Factor.

      For transactions in which the servicer will compute a Pool Factor, the Pool Factor will be a seven-digit decimal indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance of receivables as of the initial cutoff date plus (2) the Original Pool Balance of any subsequent receivables added to the Issuer Property as of the applicable subsequent cutoff date. The Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder’s pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder’s security by the Pool Factor for that month.

      For transactions in which the servicer will compute a Note Factor, the Note Factor will be a seven-digit decimal indicating the outstanding principal balance at the end of the month as a fraction of the original principal balance as of the Closing Date. The Note Factor will be 1.0000000 as of the Closing Date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal balance of the notes or a class of notes, as applicable. The amount of a securityholder’s pro rata share of the outstanding principal balance of the notes or a class of notes, as applicable, for a given month can be determined by multiplying the original denomination of the holder’s security by the Note Factor for that month.

      With respect to each issuer, the noteholders and certificateholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance and/or the Note Balance, the Pool Factor and/or the Note Factor, and other relevant information. If the securities are issued in book-entry form, then the Depository Trust Company (“DTC”) (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as noteholders and certificateholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Noteholders and certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “Description of the Securities— Statements to Securityholders” in this prospectus.

USE OF PROCEEDS

      The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from the applicable Originators pursuant to the related transaction documents, (2) to deposit any amounts, if applicable, to a prefunding account or a collateral account, and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller’s general funds and may be dividended to VW Credit, as the sole equity member of the seller.

DESCRIPTION OF THE SELLER

      The seller, Volkswagen Public Auto Loan Securitization, LLC, a wholly-owned special purpose, bankruptcy remote subsidiary of VW Credit, was formed as a limited liability company under the laws of the State of Delaware on February 27, 2003. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller’s limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the seller are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326 and the telephone number is (248) 754-5000.

DESCRIPTION OF THE SECURITIES

      A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under “— The Notes” and “— The Certificates” in the applicable prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the securities and the other transaction documents and the applicable prospectus supplement.

The Notes

      With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the applicable prospectus supplement.

      Unless the applicable prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the applicable prospectus supplement and in book-entry form only. Securityholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the applicable prospectus supplement. See “Description of the Securities— Definitive Securities” in this prospectus.

      The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal of and interest on each class of notes of a given series will be described in the applicable prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of that series, as described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, payments of interest on the notes of a series will be made prior to payments of principal thereon. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

      Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the applicable prospectus supplement, including at the end of a prefunding period or as a result of the seller’s, servicer’s or another entity’s exercising of its option to purchase the receivables.

      Further, if the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Description of the Transaction Agreements— Termination” in this prospectus, the outstanding notes will be redeemed as set forth in the applicable prospectus supplement.

      To the extent specified in any applicable prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the applicable prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to their notes, in the manner and to the extent set forth in the applicable prospectus supplement.

      If so specified in the applicable prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for those payments could be less than the amount of interest payable on the notes on any payment date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest payable to that class of noteholders, of the aggregate amounts available to be distributed on the notes of that series.

      With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the applicable prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to that series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of that class.

      If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

The Certificates

      If the issuer is a trust, the series may include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The applicable prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the applicable prospectus supplement.

      Unless the applicable prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available in the denominations specified in the applicable prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the applicable prospectus supplement.

      The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, distributions of interest on certificates will be made on the dates specified in the applicable prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the applicable prospectus supplement, a series may include one or more classes of Strip Certificates entitled to:

•	distributions of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions of principal.

      Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The applicable prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining the interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of that series as more fully described in the applicable prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of that class.

      Further, if the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under “Description of the Transaction Agreements— Termination” in this prospectus, the outstanding certificates may be redeemed as set forth in the applicable prospectus supplement.

      With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the applicable prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to that series.

      If specified in the applicable prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Ratings of the Securities

      It will be a condition to the issuance of each class of securities specified as being offered by the applicable prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the applicable prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

      If the applicable prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending on the date set forth on the applicable prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in the applicable prospectus supplement (the “revolving period”). Unless otherwise permitted by the SEC or applicable law, the revolving period may not be longer than one year from the date of issuance of a class of securities of a series. During the revolving period, all collections of principal otherwise allocated to the securities may be:

•	used by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under “Description of the Receivables— The Receivables Pools” in this prospectus and the criteria set forth in the applicable prospectus supplement;

•	held in an account and invested in Eligible Investments for later distribution to securityholders;

•	applied to those securities of the related series as then are in amortization, if any; or

•	otherwise applied as specified in the applicable prospectus supplement.

      An “amortization period” is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to those payments. If so specified in the applicable prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the applicable prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

      Each issuer which has a revolving period may also issue to the seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by that issuer. As further described in the applicable prospectus supplement, the value of that retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced.

Series of Securities

      Each issuer will issue only one series of securities; however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the applicable prospectus supplement for each series.

Book-Entry Registration, Global Clearance, Settlement and Tax Documentation Procedures

      Unless specified otherwise in the applicable prospectus supplement, the securities will be available only in book-entry form. Investors in the securities may hold their securities through any of DTC, in the United States, or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or other name as may be requested by an authorized representative of DTC. One fully-registered definitive security will be issued for each class of securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any class exceeds $500,000,000, one definitive note will be issued with respect to each $500,000,000 of principal amount, and an additional definitive note will be issued with respect to any remaining principal amount of such class.

      The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investor through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement. Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations. Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

      Initial Settlement. All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

      Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

      Secondary Market Trading. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-backed securities issues in same-day funds.

      Trading between Clearstream or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC, Seller and Clearstream or Euroclear Participants. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

      The Depository Trust Company. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of definitive notes and certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-

owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of DTC participants and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, GSCC, MBSCC and EMCC are also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

      Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser, or “beneficial owner”, of each security is in turn to be recorded on the DTC direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive definitive notes or certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued. See “— Definitive Securities” in this prospectus.

      To facilitate subsequent transfers, all securities deposited by participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co., or other DTC nominee, do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the DTC participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults and proposed amendments to the transaction documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

      Redemption notices will be sent to DTC. If less than all of the securities within a class are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a DTC participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the related issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

      Redemption proceeds and payments on the securities will be made to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit DTC participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participant and not of DTC nor its nominee, or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments to Cede & Co. (or other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer, disbursement of the payments to DTC participants will be the responsibility of DTC and disbursements of the payments to the beneficial owners will be the responsibility of participants.

      Clearstream Banking, Luxembourg. Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank (“Clearstream, Luxembourg”), is incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of definitive notes and certificates. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

      Euroclear. Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Euroclear Bank S.A./NV has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

      Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We, the servicer, the trustee and the indenture trustee will not have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      U.S. Federal Income Tax Documentation Requirements. A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the U.S. withholding tax at the currently applicable rate that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

•	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

•	that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

      Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN.

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security files by submitting the appropriate form to the person through whom it holds, or the clearing agency in the case of persons holding directly on the books of the clearing agency. A Form W-8BEN, if furnished with a taxpayer identification number (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

      The term “U.S. Person” means:

•	a citizen or resident of the United States;

•	a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source; or

•	a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or a trust that has elected to be treated as a U.S. Person.

      This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to holders of the global securities who are Foreign Persons. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

Definitive Securities

      Unless otherwise specified in the applicable prospectus supplement, the securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only if:

•	the seller, the administrator, the owner trustee or the indenture trustee, as applicable, advises the owner trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the trustee or indenture trustee or the administrator are unable to locate a qualified successor;

•	the administrator, at its option, elects to terminate the book-entry system through DTC; or

•	after a default under the applicable transaction documents, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the securities, voting together as a single class, advise the owner trustee and the indenture trustee through DTC and its participating members in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the owner trustee or the indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the owner trustee or the indenture trustee will reissue the securities in definitive registered form, and thereafter the owner trustee or the indenture trustee, as applicable, will recognize the holders of the definitive registered securities as securityholders.

      Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, as specified in the applicable prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in the applicable prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or securities registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

      Securities in definitive registered form will be transferable and exchangeable at the offices of the trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the owner trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Access to Securityholder Lists

      If definitive securities are issued in the limited circumstances set forth above, or if the owner trustee or the indenture trustee is not the registrar for the securities, the issuer will furnish or cause to be furnished to the owner trustee or the indenture trustee, as applicable, a list of the names and addresses of the securityholders:

•	as of each Record Date, within five days of that Record Date; and

•	within 30 days after receipt by the issuer of a written request from the owner trustee or indenture trustee for that list, as of not more than ten days before that list is furnished.

      Neither the trust agreement nor any applicable indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

      Unless otherwise specified in the applicable prospectus supplement, with respect to each series of securities, on each payment date the owner trustee or indenture trustee will include with each payment or distribution to each securityholder a statement setting forth for that payment date and the related Collection Period the following information (and any additional information so specified in the applicable prospectus supplement) to the extent applicable to that series of securities:

•	the amount of the distribution on or with respect to each class of the securities allocable to principal;

•	the amount of the distribution on or with respect to each class of the securities allocable to interest;

•	the aggregate distribution amount for that payment date;

•	the payments to any credit enhancement provider with respect to any credit or liquidity enhancement on that payment date;

•	the aggregate servicing fee paid to the servicer with respect to that Collection Period;

•	the amount of collections on the receivables for that Collection Period;

•	the amount of funds available for payment of the aggregate amount payable or distributable on the securities, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

•	the Pool Factor and/or the Note Factor;

•	the Pool Balance and/or the Note Balance; and

•	the amount remaining of any credit enhancement.

      Unless definitive securities are issued, DTC (or its successors) will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interest in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

      Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by applicable law, the owner trustee or indenture trustee will furnish information required to complete federal income tax returns to each person who on any Record Date during the calendar year was a registered securityholder. See “Material Federal Income Tax Consequences” in this prospectus.

DESCRIPTION OF THE TRANSACTION AGREEMENTS

      The following summary describes the material terms of:

•	each “purchase agreement” or “transfer agreement” pursuant to which the seller will purchase receivables from the applicable Originator (collectively, the “transfer agreements”);

•	each “contribution agreement” and “servicing agreement” or each “sale and servicing agreement”, pursuant to which an issuer will purchase receivables from the seller and which the servicer will agree to service those receivables (collectively, the “sale and servicing agreements”); and

•	each “administration agreement”, if any, pursuant to which an Originator or another party specified in the applicable prospectus supplement will undertake specified administrative duties with respect to an issuer.

      Forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable receivables sale and servicing agreement and administration agreement and the applicable prospectus supplement.

Sale of the Receivables

      Sale by the Originators. Prior to the issuance of a series of securities by the related issuer, pursuant to the relevant transfer agreement, an Originator specified in the applicable prospectus supplement will sell and assign to the seller, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Prior to such sale and assignment, that Originator may have acquired all or a portion of the transferred receivables from another Originator.

      Sale by the Seller. Prior to the issuance of a series of securities by the related issuer, the seller will sell and assign to that issuer, without recourse, pursuant to the relevant sale and servicing agreements, the seller’s entire interest in the receivables of the related receivables pool, including its security interest in the related financed vehicles. Neither the owner trustee nor the indenture trustee will independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the issuer will, concurrently with the sale and assignment of the receivables to the issuer, execute, authenticate and deliver the certificates and/or notes representing the related securities.

      Representations and Warranties of the Originators. Pursuant to each transfer agreement, the applicable Originator will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreements to the issuer and owner trustee or the indenture trustee, as applicable, for the benefit of holders of securities, that each receivable sold and assigned to the seller under that transfer agreement:

•	was originated out of the sale of or is secured by a new vehicle or a used vehicle;

•	requires substantially equal monthly payments to be made within 84 months of the date of origination of the applicable receivable;

•	has an obligor which is not an affiliate of any Originator, is not a government or governmental subdivision or agency and is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding;

•	is not more than 30 days delinquent on the related cutoff date; and

•	satisfies any additional criteria specified in the applicable prospectus supplement.

      To the extent specified in the prospectus supplement for any series, the applicable Originator may be required to repurchase any receivable to the extent that that receivable does not satisfy the eligibility criteria set forth in the relevant transfer agreement if that failure materially and adversely affects the interests of the securityholders or any other specified party.

This repurchase obligation will constitute the sole remedy available to the securityholders or any trustee for the failure of a receivable to meet any of the eligibility criteria set forth in the relevant transfer agreement.

The Collection Account and Eligible Investments

      With respect to each issuer, the servicer, owner trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related owner trustee or indenture trustee on behalf of the related securityholders into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the next following payment date and income from amounts on deposit in the collection account which are invested in Eligible Investments will be applied as set forth in the applicable prospectus supplement.

Other Accounts

      The collection account and any other Issuer Accounts to be established with respect to an issuer will be described in the applicable prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuer Accounts as may be identified in the applicable prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement or indenture.

Payments on Receivables

      Unless otherwise specified in the applicable prospectus supplement, each sale and servicing agreement will require the servicer to make deposits of an amount equal to all collections received on or in respect of the receivables during any Collection Period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account on the following payment date. However, if the monthly remittance condition is not satisfied, the servicer will be required to deposit an amount equal to all collections into the collection account within two business days after receipt. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer default has occurred and is continuing and (iii) (x) Volkswagen AG has a short-term debt rating of at least “P-1” from Moody’s and “A-1” from Standard & Poor’s, (y) both Moody’s and Standard & Poor’s are then rating a debt issuance of Volkswagen of America or VW Credit (and, in the case of VW Credit, that debt issuance is guaranteed by Volkswagen of America) and (z) VW Credit remains a direct or indirect wholly-owned subsidiary of Volkswagen AG. Pending deposit into the collection account, collections may be used by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Payments and Distributions on the Securities

      With respect to each series of securities, beginning on the payment date specified in the applicable prospectus supplement, payments and distributions of principal of and interest on, or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the indenture trustee or the owner trustee to the noteholders and the certificateholders of that series, as specified in the prospectus supplement. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the applicable prospectus supplement.

      With respect to each issuer, on each payment date, collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the related securityholders and certain other parties (such as the servicer) as provided in the applicable prospectus supplement. Credit enhancement may be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that payment date to the extent specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

      The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series will be set forth in the applicable prospectus supplement. If and to the extent provided in the applicable prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve account, an insurance policy, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments or any other credit or cash flow support as may be described in the applicable prospectus supplement, or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities and Exchange Act of 1933, as amended (the “Securities Act”) unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

      The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders may suffer a loss on their investment in those securities, as described in the applicable prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Servicer Reports

      The servicer will perform monitoring and reporting functions with respect to the related receivables pool, including the preparation and delivery of a statement described under

“Description of the Securities— Statements to Securityholders” in this prospectus, as described in the transaction documents for a series and the related prospectus supplement.

Purchase of Receivables by the Servicer

      To the extent described in the applicable prospectus supplement, the servicer may be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders or any other party.

Servicing Fee

      The servicer will be entitled to a monthly servicing fee as compensation for the performance of its obligations under each sale and servicing agreement. The precise calculation of this monthly servicing fee will be specified in the applicable prospectus supplement and the related transaction documents. Unless otherwise specified in the applicable prospectus supplement, the servicer or its designee will also be entitled to retain, as additional compensation, all late fees, extension fees, non-sufficient funds charges and all other administrative fees or similar charges allowed by applicable law with respect to any receivable. To the extent specified in the applicable prospectus supplement, the servicer or its designee may also be entitled to receive net investment income from Eligible Investments as additional servicing compensation. The servicer will not be entitled to reimbursement for any expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, except to the extent specified in the applicable prospectus supplement and the related transaction documents.

Advances

      If and to the extent specified in the applicable prospectus supplement, on each payment date the servicer may be required to advance monthly payments on receivables due but not received (or not received in full) during and prior to the related Collection Period. However, to the extent set forth in the applicable prospectus supplement, the servicer may not be obligated to make an advance if funds available in the related collection account on that payment date are sufficient to make specified payments to the securityholders and other parties on that payment date. Further, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that that advance is not likely to be repaid from future cash flows from the receivables pool. No advance will be made with respect to Defaulted Receivables. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the receivables, rather than to guarantee or insure against losses. Accordingly, all advances will be reimbursable to the servicer from collections on the receivables pool prior to any distributions on the securities of the related series.

Evidence as to Compliance

      The sale and servicing agreements will provide that a firm of nationally recognized independent public accountants will annually furnish to the related owner trustee, indenture trustee, each rating agency rating the applicable series and, if applicable, the related credit enhancement provider with a report. The report will state that the accounting firm examined the servicer’s financial statements in accordance with generally accepted auditing standards and the Uniform Single Audit Program for Mortgage Bankers, as applicable, and either that no exceptions or errors were found in the servicer’s servicing records with respect to the applicable receivables or that exceptions or errors were found, and that such report details the exceptions and errors.

      In addition to the annual report of the independent accounting firm, each sale and servicing agreement will provide for the delivery to each of the rating agencies, the owner trustee, the indenture trustee and, if applicable, the related credit enhancement provider of an annual certificate, signed by an officer of the servicer, stating that the servicer has performed in all material respects its obligations under that sale and servicing agreement throughout the year. If there has been a material default in the servicer’s performance of any obligation under the applicable sale and servicing agreement during that year, the report will describe the nature and status of that default.

Material Matters Regarding the Servicer

      The servicer may not resign from its obligations and duties under any sale and servicing agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable legal requirements and that the continuance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. No such resignation will become effective until a successor servicer has assumed the servicer’s servicing obligations. The servicer may not assign any sale and servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets or assignment. However, unless otherwise specified in the applicable prospectus supplement, the servicer may delegate (i) any or all of its duties to any of its affiliates or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

      Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the applicable receivables pool has assumed the responsibilities and obligations of the resigning or terminated servicer.

      Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the related receivables pool (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that a successor servicer may not have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee and the securityholders from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances, if any, made with respect to the related receivables pool to the extent funds are available therefore in accordance with the applicable priority of payments.

Defaults by the Servicer

      Unless otherwise specified in the applicable prospectus supplement, a default by the servicer under any sale and servicing agreement may include any of the following:

•	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for ten business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the securities, voting together as a single class;

•	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the sale and servicing agreement, which failure materially and adversely affects the rights of the issuer or the securityholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the owner trustee, indenture trustee or securityholders evidencing at least a majority of the aggregate outstanding principal amount of the securities, voting together as a single class;

•	any representation or warranty of the servicer made in the sale and servicing agreement, any other transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the sale and servicing agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the securityholders, and that failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the owner trustee, indenture trustee or securityholders evidencing at least a majority of the aggregate outstanding principal amount of the securities, voting together as a single class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the servicer.

      Notwithstanding the foregoing, unless otherwise specified in the applicable prospectus supplement, a delay in or failure of performance referred to under the first three bullet points above for a period of 150 days will not constitute a servicer default if that failure or delay or failure was caused by force majeure or other similar occurrence.

      Each applicable prospectus supplement may set forth servicer defaults that are in addition to or different from the servicer defaults set forth above.

      Upon the occurrence of any servicer default, the sole remedy available to the related issuer and securityholders will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer default, the servicer or its trustee-in-bankruptcy might have the power to prevent that removal.

Rights Upon Default by the Servicer

      Matters relating to the termination of the related servicer’s rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be described in the applicable prospectus supplement.

Amendment

      Each of the transaction documents may be amended in the manner and for the purposes described in the applicable prospectus supplement. In certain circumstances specified in that prospectus supplement and the related transaction documents, the transaction documents may be amended without the consent of the securityholders.

Termination

      To the extent specified in the applicable prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the applicable prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any payment date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that payment date, has declined to the percentage of the Original Pool Balance specified in the applicable prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer’s customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity’s purchase of the receivables.

      As more fully described in the applicable prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with occurrence of the event specified in the preceding paragraph, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series.

The Owner Trustee and the Indenture Trustee

      Each of the owner trustee and the indenture trustee, if applicable for any series of securities will be identified in the prospectus supplement for that series, along with a description of the material rights, duties and obligations of that trustee. Generally, prior to an event of default with respect to a series of securities, the owner trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Unless specified otherwise in the applicable prospectus supplement, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the owner trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, and the making of payments or distributions to securityholders in the amounts specified in reports provided by the servicer.

      Each owner trustee and indenture trustee, and any of their respective affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each owner trustee and indenture trustee, in some circumstances, acting jointly with the servicer or administrator (as specified in the applicable prospectus supplement), will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the owner trustee or indenture trustee by the related transaction documents will be conferred or imposed upon the owner trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the owner trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the owner trustee or indenture trustee.

      Each owner trustee and indenture trustee will be entitled to a fee. The applicable prospectus supplement will identify the party responsible for paying the trustee fees and for indemnifying the trustees against specified losses, liabilities or expenses incurred by that trustee in connection with the transaction documents.

      The Originators, the servicer and the seller may maintain commercial banking and investment banking relationships with each owner trustee and indenture trustee and their respective affiliates.

The Administrator

      The related Originator or another party specified in the applicable prospectus supplement, in its capacity as administrator under an administration agreement to be dated as of the Closing Date, will perform the administrative obligations required to be performed by the issuer under the indenture or trust agreement, as applicable, and the other transaction documents.

DESCRIPTION OF THE INDENTURE

      The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the applicable prospectus supplement.

Modification of Indenture

      The issuer and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the applicable prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

      Unless otherwise specified in the applicable prospectus supplement, with respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

•	change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

•	reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuer, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the series;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend the indenture or the other related agreements;

•	affect the calculation of the amount of interest on or principal of any note payable on any payment date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

•	permit the creation of any lien ranking prior to or pari passu with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or

•	to the extent provided in the applicable prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the applicable prospectus supplement.

      The related issuer and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not, as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

Events of Default Under the Indenture; Rights Upon Event of Default

      With respect to the notes of a given series, an “event of default” under the related indenture may consist of:

•	a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and that default continues for a period of ten days;

•	a default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

•	any failure by the issuer to duly observe or perform in any material respect any of its material covenants or agreements in the indenture, which failure materially and adversely affects the interests of the noteholders, and which continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes of the Controlling Class;

•	any representation or warranty of the issuer made in the indenture proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of the issuer or the noteholders, and which failure continues unremedied for 90 days after receipt by the issuer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes of the Controlling Class; and

•	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuer.

      Each applicable prospectus supplement may set forth indenture events of defaults that are in addition to or different from the events of default set forth above.

      With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the applicable prospectus supplement.

Material Covenants

      Except to the extent otherwise specified in the applicable prospectus supplement, each indenture will provide that each issuer will not, among other things:

•	except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

•	dissolve or liquidate in whole or in part;

•	merger with any other entity, unless the conditions precedent to such merger set forth in the related indenture have been satisfied;

•	permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

•	incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

Indenture Trustee’s Annual Report

      The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report regarding the following:

•	its eligibility and qualification to continue as indenture trustee under the related indenture;

•	information regarding a conflicting interest of the indenture trustee;

•	if the related indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture;

•	the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

•	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

•	any release, or release and substitution, of property subject to the lien of the related indenture that has not been previously reported;

•	any additional issue of notes that has not been previously reported; and

•	any action taken by it that materially affects the related notes or the trust property and that has not been previously reported.

Satisfaction and Discharge of Indenture

      An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

      The indenture trustee of notes for each issuer will be specified in the applicable prospectus supplement. The principal office of the indenture trustee will be specified in the applicable prospectus supplement. The indenture trustee for any issuer may resign at any time, in which event the issuer will be obligated to appoint a successor trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, unless otherwise specified in the applicable prospectus supplement a majority of the noteholders, voting together as a single class, may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

      Additional matters relating to the indenture trustee are described under “Description of the Transaction Agreements— The Owner Trustee and the Indenture Trustee” in this prospectus.

MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

Rights in the Receivables

      The transfer of the receivables by an Originator to the seller, and by the seller to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the issuer and the indenture trustee in the receivables.

      Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the issuer or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the transfer and assignment of the receivables by each applicable Originator to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer’s ownership interest in, and the indenture trustee’s security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the original physical contracts (or “chattel paper”) for the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer’s and the indenture trustee’s interests in the receivables, which could cause investors to suffer losses on their securities.

      Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to:

•	all the terms of the contracts related to or evidencing the receivable; and

•	any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because the seller is not obligated to give the obligors notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Vehicles

      Obtaining Security Interests in Financed Vehicles. In all states in which the receivables have been originated, motor vehicle retail installment sale contracts and/or installment loans such as the receivables evidence the credit sale or refinancing of automobiles, light-duty trucks and/or other types of motor vehicles. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile, a light-duty truck and/or another type of motor vehicle is perfected by obtaining the certificate of title to the financed vehicle or the notation of the secured party’s lien on the vehicle’s certificate of title. However, in California and in certain other states, certificates of title and the notation of the related lien may be maintained in the electronic records of the applicable Department of Motor Vehicles or the analogous state office. As a result, any reference to a certificate of title in this prospectus or in the applicable prospectus supplement includes certificates of title maintained in physical form and electronic form which may also be held by third-party servicers. VW Credit will warrant to the seller that the applicable Originator has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed vehicles securing the receivables and that the security interest has been assigned to the issuer or that all steps will be taken to obtain such security interest and other such assignments. If an Originator fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed vehicle, the issuer may not have a first priority security interest in that financed vehicle.

      If an Originator did not take the steps necessary to cause the security interest of that Originator to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case the applicable Originator, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

      Perfection of Security Interests in Financed Vehicles. Each Originator, either directly or through one or more other Originators, will sell the receivables and assign its security interest in each financed vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed vehicle to the related issuer. However, because of the administrative burden and expense of retitling, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed vehicles. Accordingly, the applicable Originator will continue to be named as the secured party on the certificates of title relating to the financed vehicles. In most states, assignments such as those under the sale and servicing agreements relating to each issuer are an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor’s rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or another person could obtain a security interest in the applicable vehicle that is higher in priority than the interest of the issuer.

      In the absence of fraud, forgery or neglect by the financed vehicle owner or administrative error by state recording officials, notation of the lien of the applicable Originator generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which an Originator has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests.

      Under the laws of most states, the perfected security interest in a financed vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed vehicle, absent clerical errors or fraud, the applicable Originator would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed vehicle in the state of relocation. If the financed vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle retail installment sale contracts and/or installment loans, the Originator takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.

      Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each receivables sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to an Originator’s repurchase obligations under the related transfer agreement.

Repossession

      In the event of a default by an obligor, the holder of the related motor vehicle retail installment sale contract and/or installment loan has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

      In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid outstanding principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid outstanding principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

      The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.

      The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the Uniform Commercial Code.

      Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Law

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Gramm-Leach-Bliley Act, the Soldiers’ and Sailors’ Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts, unfair or deceptive practices acts including requirements regarding the adequate disclosure of loan terms and limitations on loan terms, collection practices and creditor remedies and other similar laws. Many states have adopted “lemon laws” which provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer’s warranty after a specified number of attempts to correct a problem or a specified time period. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables described above.

      With respect to used vehicles, the Federal Trade Commission’s Rule on Sale of Used Vehicles (“FTC Rule”) requires all sellers of used vehicles to prepare, complete and display a “Buyers’ Guide” which explains the warranty coverage for such vehicles. The Federal Magnuson-Moss Warranty Act and state lemon laws may impose further obligations on motor vehicle dealers. Holders of the receivables may have liability for claims and defenses under those statutes, the FTC Rule and similar state statutes.

      The so-called “holder-in-due-course” rule of the Federal Trade Commission (the “HDC Rule”) has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the HDC Rule is limited to the amounts paid by the obligor under the receivable, and the holder of the receivable may also be unable to collect any balance remaining due thereunder from the obligor. The HDC Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

      Most of the receivables will be subject to the requirements of the HDC Rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed vehicle may assert against the seller of the financed vehicle. As to each obligor, those claims under the HDC Rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. The applicable Originators will represent in each receivables transfer agreement that each of the receivables, and the sale of the related financed vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

      Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

      Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to obligors.

Certain Matters Relating to Bankruptcy

      General. The seller has been structured as a limited purpose entity and will engage only in activities permitted by its organizational documents. Under the seller’s organizational documents, the seller is limited in its ability to file a voluntary petition under the United States Bankruptcy Code (the “Bankruptcy Code”) or any similar applicable state law.

      The voluntary or involuntary petition for relief under the Bankruptcy Code or any similar applicable state law or the establishment of a conservatorship or receivership, as may be applicable, with respect to any Originator that is subject to the Bankruptcy Code should not necessarily result in a similar voluntary application with respect to the seller so long as the seller is solvent and does not reasonably foresee becoming insolvent either by reason of that Originator’s insolvency or otherwise. The seller has taken certain steps in structuring the transactions contemplated hereby that are intended to make it unlikely that any voluntary or involuntary petition for relief by any Originator under applicable insolvency laws will result in the consolidation pursuant to such insolvency laws or the establishment of a conservatorship or receivership, of the assets and liabilities of the seller with those of that Originator. These steps include the organization of the seller as a limited purpose entity pursuant to its limited liability company agreement or trust agreement containing certain limitations (including restrictions on the limited nature of seller’s business and on its ability to commence a voluntary case or proceeding under any insolvency law without an affirmative vote of all of its directors, including independent directors).

      Each Originator that is subject to the Bankruptcy Code and the seller believe that subject to certain assumptions (including the assumption that the books and records relating to the assets and liabilities of any Originator will at all times be maintained separately from those relating to the assets and liabilities of the seller, the seller will prepare its own balance sheets and financial statements and there will be no commingling of the assets of that Originator with those of the seller) the assets and liabilities of the seller should not be substantively consolidated with the assets and liabilities of that Originator in the event of a petition for relief under the Bankruptcy Code with respect to that Originator.

      Certain Matters Relating to the Federal Deposit Insurance Corporation. In the event that an Originator is subject to regulation by the Federal Insurance Corporation (the “FDIC”) and were to become insolvent, the Federal Deposit Insurance Act (“FDIA”), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), sets forth certain powers that the FDIC may exercise if it were appointed conservator or receiver of that Originator. To the extent that an Originator has granted a security interest in the receivables to the seller and the seller has granted such security interest to an issuer and that security interest was validly perfected before that Originator’s insolvency and was not taken in contemplation of insolvency or with the intent to hinder, delay or defraud that Originator or its creditors, that security interest would not be subject to avoidance by the FDIC as conservator or receiver of that Originator. If, however, the FDIC were to assert a contrary position, or were to require the owner trustee or the indenture trustee to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to an Originator as provided under the FDIA, delays in payments on the related securities and possible reductions in the amount of those payments could occur.

      The FDIC has adopted a rule, “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation”. If an Originator’s transfer of receivables were to satisfy the requirements of the rule, then the FDIC, as conservator or receiver of that Originator, would not seek to treat the receivables and collections as that Originator’s property or property of the conservatorship or receivership of that Originator. We will indicate in the applicable prospectus supplement if an Originator will rely on the rule. We cannot assure you that a transfer of receivables by that Originator will comply with the rule.

Repurchase Obligation

      Each Originator will make representations and warranties in the applicable transaction documents that each receivable complies with all requirements of law in all material respects. If any representation and warranty proves to be incorrect with respect to any receivable, has certain material and adverse effects and is not timely cured, that Originator will be required under the applicable transaction documents to repurchase the affected receivables. VW Credit is, and the other Originators may be, subject from time to time to litigation alleging that the receivables or its lending practices do not comply with applicable law. The commencement of any such litigation generally would not result in a breach of any of that Originator’s representations or warranties.

Soldiers’ and Sailors’ Civil Relief Act of 1940

      The Soldiers’ and Sailors’ Civil Relief Act of 1940 and similar laws of many states may provide relief to members of the military on active duty, including reservists, who have entered into an obligation, such as a receivable with respect to a vehicle, before entering into military service. No information can be provided as to the number of receivables that may be affected by these laws. In addition, the response of the United States to the terrorist attacks on September 11, 2001 has included military operations that may increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the obligor’s period of active duty status. Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the lender’s rights with respect to the receivable and the related vehicle in a timely fashion.

Other Limitations

      In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to realize upon collateral or to enforce a deficiency judgment. For example, if an obligor commences bankruptcy proceedings, a bankruptcy court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of filing of the bankruptcy petition, leaving the creditor as a general unsecured creditor for the remainder of the term of the loan. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the receivable.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown Rowe & Maw, Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service (“IRS”) rulings on similar transactions involving both debt and equity interests issued by an issuer with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in the applicable prospectus supplement as well as the tax consequences to noteholders and certificateholders.

      Special Tax Counsel has prepared or reviewed the statements under the heading “Material Federal Income Tax Consequences” in this prospectus and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel. Each of those subsequent opinions of Special Tax Counsel will be filed with the SEC on Form 8-K prior to sale.

      However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

•	financial institutions;

•	broker-dealers;

•	life insurance companies;

•	tax-exempt organizations;

•	persons that hold the notes or certificates as a position in a “straddle” or as part of a synthetic security or “hedge,” “conversion transaction” or other integrated investment;

•	persons that have a “functional currency” other than the U.S. dollar; and

•	investors in pass-through entities.

      This information is directed to prospective purchasers who purchase notes or certificates at their issue price in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the notes or certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

      The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the applicable prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax

Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

      The following discussion also addresses certificates falling into three general categories:

•	Certificates representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a “Tax Trust”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust is a Tax Trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but should be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special Tax Counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the certificates will represent a pro rata undivided interest in the income and assets of the Tax Trust.

•	Certificates or membership interests— including Strip Certificates— and Strip Notes (“Partnership Certificates”), representing interests in a trust or limited liability company which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a “Tax Partnership “). Upon the issuance of the notes or Partnership Certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

•	Certificates or membership interests (“Tax Non-Entity Certificates”), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a “Tax Non-Entity”). Upon the issuance of each series of notes or certificates, if the applicable prospectus supplement specifies that the trust or limited liability company is a Tax Non-Entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates will represent direct ownership of the assets.

      The applicable prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of “Material Federal Income Tax Consequences” in this prospectus, references to a “holder” are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

The Notes

      Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The applicable prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See “—Trust Certificates— Classification of Trusts and Trust Certificates”, “—Partnership Certificates— Classification of Partnerships and Partnership Certificates” or “—Tax Non-Entity Certificates— Classification of Tax Non-Entities and Tax Non-Entity Certificates” in this prospectus for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

      Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount (“OID”), the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder’s regular method of tax accounting. Interest received on a note may constitute “investment income” for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

      Original Issue Discount. Except to the extent indicated in the applicable prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note’s stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

      If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

      A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in installments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder’s yield to maturity and daily compounding.

      A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the “bond premium amortization” rules of the Internal Revenue Code.

      Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

      Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are, generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, IRS Form W-9 or other similar form containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold at the currently applicable rate from interest otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability. Noteholders should consult their tax advisors regarding the application of the backup withholding and information reporting rules to their particular circumstances.

      Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying applicable prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

      Tax Consequences to Foreign Noteholders. If interest paid to or accrued by a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered

“portfolio interest”, and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

•	is not actually or constructively a “10 percent shareholder” of a Tax Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a “controlled foreign corporation” with respect to which the Tax Trust, Tax Partnership or the seller is a “related person” within the meaning of the Internal Revenue Code, and

•	provides an appropriate statement on IRS Form W-8BEN, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person’s name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

      If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. Foreign Persons should consult their tax advisors with respect to the application of the withholding and information reporting regulations to their particular circumstances.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person; and

•	in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

      Classification of Trusts and Trust Certificates. For each series of certificates identified in the applicable prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

      Although Special Tax Counsel has opined that each Tax Trust will be properly classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions and this opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a “publicly traded partnership” taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See “—Partnership Certificates— Classification of Partnerships and Partnership Certificates” in this prospectus.

      Despite Special Tax Counsel’s opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below.

      Grantor Trust Treatment. Assuming Trust Certificates represent equity interests in a grantor trust, as a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under “— Treatment of Fees or Payments”, in Special Tax Counsel’s opinion, each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder’s method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

      Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder’s undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder’s pro rata share of such fees will be allowed only to the extent that all of such certificateholder’s miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder’s adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively underreport its net taxable income. See “— Treatment of Fees or Payments” in this prospectus for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

      Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as “stripped bonds” within the meaning of the Internal Revenue Code.

      To the extent that the receivables are characterized as stripped bonds, the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust’s deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed in “— Discount and Premium” below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining outstanding principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a stripped bond will be de minimis if it is less than 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

      If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped bond. If a stripped bond is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

      Discount and Premium. Assuming the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above, a purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

      It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

      Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may be revoked without the consent of the IRS.

      In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder’s purchase price for the Trust Certificate exceeds the remaining outstanding principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

      Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Trust Certificates sold. A certificateholder’s tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described in this prospectus under “— Discount and Premium”.

      If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

      Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

      Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to United States income tax or withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under “— The Notes— Tax Consequences to Foreign Noteholders”.

Partnership Certificates

      Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the applicable prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and the applicable prospectus supplement.

      If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

      Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a publicly traded partnership taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership’s expenses.

      Despite Special Tax Counsel’s opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates presented equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below.

      Partnership Taxation. Assuming the Partnership Certificates represent equity interests in a partnership, a Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership’s deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

      The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

•	the Pass Through Rate on the Partnership Certificates for such month;

•	an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

•	any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

•	any Prepayment Surplus payable to the Partnership Certificates for that month.

      In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the applicable prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass through rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the applicable prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

      Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to such a holder under the Internal Revenue Code.

      An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and additional limitations may apply. Those limitations would apply to an individual certificateholder’s share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

      Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining outstanding principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

      Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

      Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the Partnership Certificates sold. A certificateholder’s tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership’s income includible in his income for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder’s share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

      If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

      Allocations Between Transferors and Transferees. In general, each Tax Partnership’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

      The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner’s interest, taxable income or losses of Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therein, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership’s assets will not be adjusted to reflect that higher or lower basis unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

      Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder’s allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties, unless the holder notifies the IRS of all such inconsistencies.

      The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the Tax Partnership.

      Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Foreign Persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the applicable prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at the taxpayer’s maximum ordinary income tax rate. In determining a holder’s nonforeign status, a

Tax Partnership may generally rely on the holder’s certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership’s income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

      Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to backup withholding at the currently applicable rate if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

      Classification of Tax Non-Entities and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the applicable prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the seller and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the “check-the-box” Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

      If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes (if any) being debt of such partnership.

      Risks of Alternative Characterization. If a Tax Non-Entity were an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under “—Partnership Certificates— Classification of Partnerships and Partnership Certificates”.

STATE AND LOCAL TAX CONSEQUENCES

      The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

ERISA CONSIDERATIONS

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and specific types of Keogh Plans and collective investment funds or insurance company general or separate accounts in which these plans and accounts are invested (we refer to each of these as a “benefit plan”) from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to that benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons.

Exemptions Available to Debt Instruments

      In addition, transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a benefit plan that purchased securities if assets of the issuer were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquired an “equity interest” in the issuer and none of the exceptions contained in the plan assets regulation applied. An equity interest is defined under the plan assets regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. It is likely that the certificates will be treated as an equity interest for these purposes. For additional information regarding the equity or debt treatment of notes, see “ERISA Considerations” in the applicable prospectus supplement.

      Without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if an Originator, the servicer, the seller, the issuer, the owner trustee, the indenture trustee, the swap counterparty, the insurer or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to that benefit plan. Exemptions from the prohibited transaction rules could apply to the purchase and holding of the notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. These exemptions include: Prohibited Transaction Class Exemption PTCE 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. Each purchaser of notes will be deemed to represent that either (a) it is not acquiring the notes with the assets of a benefit plan or (b) the acquisition and holding of the notes will not cause a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

      Employee benefit plans that are governmental plans as defined in Section 3(32) of ERISA and specified church plans as defined in Section 3(33) of ERISA are not subject to the ERISA requirements discussed above; however, governmental plans may be subject to substantially similar state laws.

      We suggest that a fiduciary considering the purchase of securities on behalf of a benefit plan consult with its ERISA advisors and refer to the applicable prospectus supplement regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Underwriter Exemption

      The notes and certificates may be eligible for relief from specified prohibited transaction and conflict of interest rules of ERISA in reliance on administrative exemptions granted by the United States Department of Labor to specified underwriters. The underwriter’s exemption provides relief from specified prohibited transaction and conflict-of-interest rules of ERISA with respect to the initial purchase, holding and subsequent resale by benefit plans of pass-through securities or securities denominated as debt instruments that represent interests in an investment pool for which the underwriter is the sole underwriter or the co-manager of an underwriting syndicate and that consist of specified secured receivables, loans and other obligations that meet the conditions and requirements of the underwriter’s exemption. The receivables covered by the underwriter’s exemption include motor vehicle retail installment sale contracts and/or installment loans securing the notes and certificates offered by this prospectus.

      The underwriter’s exemption will apply only if specific conditions are met. Among the conditions that must be satisfied for the underwriter’s exemption to apply to the acquisition of the notes or certificates by a benefit plan are the following:

(1) The acquisition of notes or certificates by a benefit plan is on terms, including the price, that are at least as favorable to the benefit plan as they would be in an arm’s-length transaction with an unrelated party.

(2) The notes or certificates acquired by the benefit plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch.

(3) The sum of all payments made to the underwriter in connection with the distribution of the notes or certificates represents not more than reasonable compensation for underwriting the notes or certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the issuer represents not more than the fair market value of the receivables. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer’s services as servicer under the related agreements and reimbursement of the servicer’s reasonable expenses in connection with these services.

(4) The owner trustee is a substantial financial institution and is not an affiliate, as defined in the exemption, of any other member of the “restricted group”, other than the underwriter. The restricted group consists of the underwriter, any trustee, the seller, the servicer, any subservicer, any insurer, and swap counterparty, any obligor with respect to motor vehicle retail installment sale contracts and/or installment loans constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets of the issuer as of the date of initial issuance of the notes or certificates and any affiliate of these parties.

(5) The benefit plan investing in the notes or certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act.

(6) The issuer satisfies the following requirements:

(a) the corpus of the issuer consists solely of assets of the type which have been included in other investment pools;

(b) securities in these other investment pools have been rated in one of the four highest generic rating categories of one of the rating agencies specified above for at least one year prior to the benefit plan’s acquisition of the notes or certificates; and

(c) securities evidencing interests in these other investment pools have been purchased by investors other than benefit plans for at least one year prior to any benefit plan’s acquisition of the notes or certificates.

(7) The legal document establishing the issuer contains restrictions necessary to ensure that the assets of the issuer may not be reached by creditors of the seller in the event of its bankruptcy or insolvency, the receivables sale and servicing agreements prohibit all parties from filing an involuntary bankruptcy or insolvency petition against the issuer and a true sale opinion is issued in connection with the transfer of assets to the issuer.

(8) The acquisition of additional receivables, during the prefunding period must satisfy the following requirements:

(a) all additional receivables must meet the same terms and conditions for determining eligibility as the initial receivables;

(b) the additional receivables do not result in a lower credit rating;

(c) the characteristics of the additional receivables are substantially similar to those of the motor vehicle retail installment sale contracts and/or installment loans described in this prospectus and the applicable prospectus supplement, and the acquisition of the additional receivables must be monitored by an independent accountant or a credit support provider or other insurance provider independent of the seller;

(d) the prefunded amount must not exceed 25% of the original aggregate certificate balance of the offered certificates; and

(e) the prefunding period must end the earlier of:

(x) three months or ninety days after the Closing Date for that transaction;

(y) the date on which an event of default occurs; or

(z) the date the amount in the prefunding account is less than the minimum dollar amount specified in the indenture, if any.

      Some transactions are not covered by the underwriter’s exemption or any other exemption. The underwriter’s exemption does not exempt the acquisition and holding of securities by benefit plans sponsored by the seller, the underwriters, the owner trustee, the indenture trustee, the servicer, the insurer, the swap counterparty or any “obligor” (as defined in the exemption) with respect to receivables included in the issuer constituting more than 5% of the aggregate unamortized outstanding principal balance of the assets in the issuer, or any affiliates of these parties. Moreover, the exemptive relief from the self-dealing/ conflict-of-interest prohibited transaction rules of ERISA is available for other benefit plans only if, among other requirements:

•	a benefit plan’s investment in the notes or certificates does not exceed 25% of all of the notes or certificates outstanding at the time of the acquisition;

•	immediately after the acquisition, no more than 25% of the assets of a benefit plan with respect to which the person who has discretionary authority to render investment advice are invested in securities representing an interest in an issuer containing assets sold or serviced by the same entity; and

•	in the case of the acquisition of notes or certificates in connection with their initial issuance, at least 50% of such securities are acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the related issuer is acquired by persons independent of the restricted group.

      The underwriter’s exemption will also apply to transactions in connection with the servicing, management and operation of the issuer, provided that, in addition to the general requirements described above, (a) these transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus provided to, investing benefit plans before the plans purchase the notes or certificates issued by the issuer. All transactions relating to the servicing, management and operations of the issuer will be carried out in accordance with the administration agreement, indenture and receivables sale and servicing agreements, which will be described in all material respects in this prospectus and the applicable prospectus supplement.

      Each purchaser that is purchasing the certificates in reliance on the underwriter’s exemption will be deemed to represent that it qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act. In addition, each prospective purchaser of notes or certificates in reliance on the underwriter’s exemption should consider the possibility that the rating of a note or certificate may change during the period that note or certificate is held. If the rating were to decline below BBB- (or the equivalent rating), the note or certificate could no longer be transferred to a plan in reliance on the exemption. If the ratings decline below one of the four highest generic rating categories from Standard & Poor’s, Moody’s or Fitch, each transferee will be deemed to represent that either (a) it is not purchasing the notes or certificates with plan assets of a benefit plan, or (b) it is an insurance company using the assets of its general account (within the meaning of PTCE 95-60) to purchase the notes or certificates and that it is eligible for and satisfies all of the requirements of Sections I and III of PTCE 95-60.

      For more information, including whether an underwriter’s exemption is likely to provide relief for a particular class of notes or certificates, see “ERISA Considerations” in the applicable prospectus supplement. If you are a benefit plan fiduciary considering the purchase of the notes or certificates, you should consult with your counsel with respect to whether the issuer will be deemed to hold plan assets and the applicability of an underwriter’s exemption or another exemption from the prohibited transaction rules and determine on your own whether all conditions have been satisfied and whether the notes or certificates are an appropriate investment for a benefit plan under ERISA and the Internal Revenue Code.

UNDERWRITING

      Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to sell or cause the related issuer to sell to one or more underwriters named in the applicable prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the related series set forth in the related underwriting agreement and in the applicable prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or will be sold in private placement.

      In the underwriting agreement with respect to any given series of securities, each applicable underwriter will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the applicable prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

      Each applicable prospectus supplement will either:

•	set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities; or

•	specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

      Each underwriting agreement will provide that the applicable Originator and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its Issuer Accounts in Eligible Investments acquired from the underwriters or from the applicable Originator, the seller or any of their affiliates.

      Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an “overallotment” option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

      Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

      The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS

      This prospectus includes words such as “expects”, “intends”, “anticipates”, “estimates” and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which include, among other things, declines in general economic and business conditions, increased competitions, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of the applicable Originator, the servicer or the seller. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of this prospectus. Neither the seller nor any other person has an obligation to update or revise any such forward-looking statement.

RATING OF THE SECURITIES

      Any class of offered securities will initially be:

•	rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller; and

•	identified in the applicable prospectus supplement as being in one of the rating agency’s four highest rating categories, which are referred to as “investment grade”.

      The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments on a class of securities other than to say that principal will be returned no later than the final maturity date for that class of securities. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the applicable prospectus supplement.

REPORTS TO SECURITYHOLDERS

      Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the related sale and servicing agreement or other applicable transaction document. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of the Originators to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

WHERE YOU CAN FIND MORE INFORMATION

      Volkswagen Public Auto Loan Securitization, LLC, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the applicable prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the applicable prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any applicable prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

INCORPORATION BY REFERENCE

      The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the applicable prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

      As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Public Auto Loan Securitization, LLC, 3800 Hamlin Road, Auburn Hills, Michigan 48326 or calling us at: (248) 754-5000.

LEGAL MATTERS

      Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Mayer, Brown, Rowe & Maw, Chicago, Illinois.

GLOSSARY

      “Closing Date” means, with respect to any series of securities, the date of initial issuance of that series of securities.

      “Collection Period” means, unless otherwise set forth in the applicable prospectus supplement, a fiscal month of the servicer immediately preceding the month in which the related payment date occurs; however, the initial collection period will begin and end on the dates specified in the applicable prospectus supplement.

      “Controlling Class” means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial “controlling class” in the applicable prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the applicable prospectus supplement.

      “Defaulted Receivable” has the meaning set forth in the applicable prospectus supplement.

      “Eligible Investments” has the meaning set forth in the applicable prospectus supplement.

      “Financial Institution” means any securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business.

      “Foreign Person” means a nonresident alien, foreign corporation or other non-United States person.

      “Issuer Accounts” means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, prefunding account, reserve account, spread account or yield supplement account, which accounts will be described in the applicable prospectus supplement.

      “Issuer Property” means, to the extent specified in the applicable prospectus supplement, the property of each issuer, which will include all right, title and interest of the issuer in and to:

•	the receivables identified on the schedule of receivables acquired on the Closing Date and on each funding date and all monies received on the receivables after the applicable cutoff date;

•	the security interests in the financed vehicles;

•	rights under any interest rate swap agreement and payments made by the swap counterparty under that interest rate swap agreement;

•	any proceeds from claims on any physical damage, credit life, risk default, disability or other insurance policies covering the financed vehicles or obligors or refunds in connection with extended service agreements relating to Defaulted Receivables from the applicable cutoff date;

•	any other property securing the receivables;

•	certain rights under dealer agreements;

•	rights of the issuer under the applicable transaction documents;

•	the rights under any credit enhancement to the extent specified in the applicable prospectus supplement;

•	any other property specified in the applicable prospectus supplement; and

•	all proceeds of the foregoing.

      “Note Factor” means, with respect to any class of securities issued by an issuer, a seven-digit decimal which the servicer may compute each month indicating the outstanding note balance of that class of securities at the end of the month as a fraction of the original outstanding principal balance of that class of securities.

      “Original Pool Balance” means, with respect to any issuer, the aggregate outstanding principal balance of the related receivables as of the applicable cutoff date.

      “Originators” means VW Credit, Volkswagen Bank USA or any of their respective affiliates that originate motor vehicle retail installment sale contracts and/or installment loans transferred to the seller, as specified in the applicable prospectus supplement.

      “Partnership Certificates” means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. Reference to a holder of these certificates means to the beneficial owner thereof.

      “Payment Date” means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day on the next succeeding business day).

      “Plan Asset Regulation” means the United States Department of Labor regulation (29 C.F.R. Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

      “Pool Balance” means, with respect to any issuer as of any date of determination, the aggregate outstanding principal balance of the related receivables.

      “Pool Factor” means, with respect to any issuer, a seven-digit decimal which the servicer may compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate outstanding principal balance of any subsequent receivables added to the issuer as of the applicable subsequent cutoff date.

      “Prepayment Assumption” means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

      “Record Date” means, unless otherwise specified in any prospectus supplement or any transaction document, with respect to any payment date or redemption date, (i) for any definitive securities, the close of business on the last business day of the calendar month immediately preceding the calendar month in which such payment date or redemption date occurs and (ii) for any book-entry securities, the close of business on the business day immediately preceding such payment date or redemption date.

      “SEC” means the Securities and Exchange Commission.

      “Short-Term Note” means any note that has a fixed maturity date of not more than one year from the issue date of that note.

      “Special Tax Counsel” means Mayer, Brown, Rowe & Maw, as special tax counsel to the seller.

      “Strip Certificates” means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

      “Strip Notes” means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions, or interest distributions with disproportionate, nominal or no principal distributions.

      “Tax Non-Entity” means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company are owned by the seller, and the seller and the servicer agree to treat the trust or limited liability company as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

      “Tax Non-Entity Certificates” means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates means to the beneficial owner thereof.

      “Tax Partnership” means a trust or limited liability company in which the seller, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

      “Tax Trust” means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

      “Trust Certificates” means certificates issued by a Tax Trust. References to a holder of these certificates are intended to be references to the beneficial owner of the Trust Certificates.

INDEX OF PRINCIPAL TERMS

Administration Agreement	28
Amortization Period	18
Bankruptcy Code	43
Benefit Plan	59
Clearstream, Luxembourg	23
Closing Date	66
Collection Period	66
Contribution Agreement	28
Controlling Class	66
Credit Bureau Score	10
Defaulted Receivable	66
Disqualified Persons	59
DTC	14
Eligible Investments	66
Event of Default	36
Exchange Act	12
FDIA	44
FDIC	44
Financial Institution	66
Foreign Person	66
FTC Rule	43
HDC Rule	43
Internal Revenue Code	37
IRS	45
Issuer Accounts	66
Issuer Property	66
Monthly Remittance Condition	29
Note Factor	67
OID	48
Original Pool Balance	67
Originators	67
Parties in Interest	59
Partnership Certificates	47, 67
Payment Date	67
Plan Asset Regulation	67
Pool Balance	67
Pool Factor	67
Prepayment Assumption	67
Prohibited Transaction	59
Proprietary Score	10
Purchase Agreement	27

Receivables Pool	8
Record Date	67
Restricted Group	60
Revolving Period	17
Sale and Servicing Agreement	28
Sale and Servicing Agreements	28
Scheduled Interest Method	9
Scheduled Interest Receivables	9
SEC	67
Securities Act	30
Servicing Agreement	28
Short-Term Note	67
Simple Interest Method	8
Simple Interest Receivables	8
Special Tax Counsel	67
Strip Certificates	67
Strip Notes	70
Stripped Bonds	52
Tax Non-Entity	47, 68
Tax Non-Entity Certificates	47, 68
Tax Partnership	47, 68
Tax Trust	47, 68
TIN	25
Transfer Agreement	27
Transfer Agreements	27
Trust Certificates	68
U.S. Person	25
Volkswagen AG	9
Volkswagen of America	9
VW Credit	6

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

      Expenses in connection with the offering of the securities being registered hereby are estimated as follows:

Securities and Exchange Commission Registration Fee	$80.90
Rating Agency Fees	*
Accounting Fees and Expenses	*
Printing Expenses	*
Legal Fees and Expenses	*
Blue Sky Fees and Expenses	*
Trustees’ Fees and Expenses	*
Miscellaneous	*

Total	*

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers

     Item 14.1 Volkswagen Public Auto Loan Securitization, LLC

      Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement (“LLC Agreement”) of Volkswagen Public Auto Loan Securitization, LLC (the “Seller”) provides:

(a) To the fullest extent permitted by law, neither the member nor the special member nor any officer, director, employee or agent of the Seller nor any employee, representative, agent or affiliate of the member or the special member (collectively, the “Covered Persons”) shall be liable to the Seller or any other person who has an interest in or claim against the Seller for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Seller and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Seller for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Seller and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under the LLC Agreement by the Seller shall be provided out of and to the extent of Seller assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Seller (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Seller prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Seller of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in the LLC Agreement; provided, however, that any indemnity under the LLC Agreement by the Seller shall be provided out of and to the extent of Seller assets only, and the member and the special member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Seller (as distinct from funds from other sources, such as insurance) of any indemnity under the LLC Agreement shall be payable from amounts allocable to any other person pursuant to the transaction documents.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Seller and upon such information, opinions, reports or statements presented to the Seller by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Seller, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Seller or to any other Covered Person, a Covered Person acting under the LLC Agreement shall not be liable to the Seller or to any other Covered Person for its good faith reliance on the provisions of the LLC Agreement or any approval or authorization granted by the Seller or any other Covered Person.

The officers and directors of the Seller have entered into indemnity agreements with VW Credit, Inc., as sole member of the Seller. These indemnity agreements provide that:

(a) To the fullest extent permitted by law, neither any director, officer, employee nor agent of the Seller (collectively, the “Covered Persons”) shall be liable to the member or any other person who has an interest in or claim against the member for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Seller and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement.

(b) Notwithstanding anything to the contrary in the LLC Agreement, to the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the member for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Seller and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the LLC Agreement, except that (i) no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions and (ii) no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such

Covered Person to the extent such Covered Person has recovered for loss, damage or claim under the LLC Agreement.

(c) A Covered Person shall be fully protected in relying in good faith upon the records of the Seller and upon such information, opinions, reports or statements presented to the Seller by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Seller, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

     Item 14.3 Underwriting Agreement

      Reference is also made to the form of Underwriting Agreement filed as Exhibit 1.1 hereto among the Seller, VW Credit, Inc. and the underwriters named therein (see Exhibit 1.1), which provides for indemnification by the Seller and VW Credit, Inc. in certain circumstances.

Item 15. Recent Sales of Unregistered Securities

      Not applicable.

Item 16. Exhibits and Financial Statement Schedules

      (a) Exhibits:

Exhibit
No.	Description

1.1	Form of Underwriting Agreement*
3.1	Certificate of Formation of Volkswagen Public Auto Loan Securitization, LLC
3.2	Limited Liability Company Agreement of Volkswagen Public Auto Loan Securitization, LLC
4.1	Form of Indenture between the Issuer and the Indenture Trustee (including forms of Notes)*
4.2	Form of Pooling and Servicing Agreement among Volkswagen Public Auto Loan Securitization, LLC, the Servicer and the Trustee*
5.1	Opinion of Mayer, Brown, Rowe & Maw with respect to legality
8.1	Opinion of Mayer, Brown, Rowe & Maw with respect to federal income tax matters
10.1	Form of Sale and Servicing Agreement among Volkswagen Public Auto Loan Securitization, LLC, the Servicer and the Issuer*
10.2	Form of Receivables Purchase Agreement between Volkswagen Public Auto Loan Securitization, LLC and the Originator*
10.3	Form of Administration Agreement among Issuer, Administrator and Indenture Trustee*
10.4	Form of Interest Rate Swap Agreement between the Issuer and the Swap Counterparty*
23.1	Consent of Mayer, Brown, Rowe & Maw (included in Exhibits 5.1 and 8.1)
24.1	Powers of Attorney (included in the Registration Statement)
25.1	Statement of Eligibility and Qualification of the Indenture Trustee on Form T-1**
99.1	Form of Limited Liability Agreement of the Issuer*

Exhibit
No.	Description

99.2	Form of Trust Agreement of the Issuer*

*	To be filed by amendment.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

      (b) Financial Statement Schedules:

      Not applicable.

Item 17. Undertakings

      (a) As to Rule 415:

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) As to documents subsequently filed that are incorporated by reference:

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) As to the Equity Offerings of Nonreporting Registrants:

      The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (d) As to indemnification:

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

      (f) As to Rule 430A:

      For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, registrant Volkswagen Public Auto Loan Securitization, LLC, has duly caused this registration statement to be filed on its behalf by the undersigned, thereunto duly authorized in Auburn Hills, Michigan, on March 10, 2003.

VOLKSWAGEN PUBLIC AUTO LOAN
SECURITIZATION, LLC,
a Delaware limited liability company

By:	/s/ PETER SCHUPP

Name: Peter Schupp
Title: President

By:	/s/ FRANK WITTER

Name: Frank Witter
Title: Vice President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the following capacities on March      , 2003.

Signature	Title

/s/ PETER SCHUPP Peter Schupp	Director, President and Treasurer of Volkswagen Public Auto Loan Securitization, LLC (Principal Executive Officer)	March 10, 2003

/s/ FRANK WITTER Frank Witter	Director, Vice President/ Chief Financial Officer of Volkswagen Public Auto Loan Securitization, LLC (Principal Financial and Accounting Officer)	March 10, 2003

/s/ ALLEN STRANG, ESQ. Allen Strang, Esq.	Director of Volkswagen Public Auto Loan Securitization, LLC	March 10, 2003

/s/ KEVIN P. BURNS Kevin P. Burns	Director of Volkswagen Public Auto Loan Securitization, LLC	March 10, 2003

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Schupp as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ FRANK WITTER Frank Witter	Director, Vice President/ Chief Financial Officer of Volkswagen Public Auto Loan Securitization, LLC (Principal Financial and Accounting Officer)	March 10, 2003

/s/ ALLEN STRANG, ESQ. Allen Strang, Esq.	Director of Volkswagen Public Auto Loan Securitization, LLC	March 10, 2003

/s/ KEVIN P. BURNS Kevin P. Burns	Director of Volkswagen Public Auto Loan Securitization, LLC	March 10, 2003

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Allen Strang, Esq. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ PETER SCHUPP Peter Schupp	Director, President and Treasurer of Volkswagen Public Auto Loan Securitization, LLC (Principal Executive Officer)	March 10, 2003

/s/ FRANK WITTER Frank Witter	Director, Vice President/ Chief Financial Officer of Volkswagen Public Auto Loan Securitization, LLC (Principal Financial and Accounting Officer)	March 10, 2003

/s/ KEVIN P. BURNS Kevin P. Burns	Director of Volkswagen Public Auto Loan Securitization, LLC	March 10, 2003

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Witter as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his own name, place and stead, in any and all capacities, to sign this Registration Statement, any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agent or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ PETER SCHUPP Peter Schupp	Director, President and Treasurer of Volkswagen Public Auto Loan Securitization, LLC (Principal Executive Officer)	March 10, 2003

/s/ ALLEN STRANG, ESQ. Allen Strang, Esq.	Director of Volkswagen Public Auto Loan Securitization, LLC	March 10, 2003

/s/ KEVIN P. BURNS Kevin P. Burns	Director of Volkswagen Public Auto Loan Securitization, LLC	March 10, 2003